Exhibit 10.2

Master Repurchase Agreement

September 1996 Version

Dated as of:	August 24, 2013

Between:	Amgen Inc., as “Seller”

and:	Bank of America, N.A., as “Buyer”

1.	Applicability

From time to time the parties hereto may enter into transactions in which one party (“Seller”) agrees to transfer to the other (“Buyer”) securities or other assets (“Securities”) against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder.

2.	Definitions

(a)	“Act of Insolvency”, with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, as amended, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party’s inability to pay such party’s debts as they become due;

(b)	“Additional Purchased Securities”, Securities provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;

(c)	“Buyer’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Buyer’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(d)	“Buyer’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Seller’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;

(e)	“Confirmation”, the meaning specified in Paragraph 3(b) hereof;

(f)	“Income”, with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon;

(g)	“Margin Deficit”, the meaning specified in Paragraph 4(a) hereof;

(h)	“Margin Excess”, the meaning specified in Paragraph 4(b) hereof;

(i)	“Margin Notice Deadline”, the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice);

(j)	“Market Value”, with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

(k)	“Price Differential”, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

(l)	“Pricing Rate”, the per annum percentage rate for determination of the Price Differential;

(m)	“Prime Rate”, the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates);

(n)	“Purchase Date”, the date on which Purchased Securities are to be transferred by Seller to Buyer;

(o)	“Purchase Price”, (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, except where Buyer and Seller agree otherwise, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4 (b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller’s obligations under clause (ii) of Paragraph 5 hereof;

(p)	“Purchased Securities”, the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term “Purchased Securities” with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) hereof and shall exclude Securities returned pursuant to Paragraph 4(b) hereof;

(q)	“Repurchase Date”, the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3(c) or 11 hereof;

(r)	“Repurchase Price”, the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;

(s)	“Seller’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Seller’s Margin Percentage to the Repurchase Price for such Transaction as of such date; and

(t)	“Seller’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Buyer’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.

3.	Initiation; Confirmation; Termination

(a)	An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

(b)	Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a “Confirmation”). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

(c)	In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

4.	Margin Maintenance

(a)	If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer’s Margin Amount for all such Transactions (a “Margin Deficit”), then Buyer may by notice to Seller require Seller in such Transactions, at Seller’s option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer (“Additional Purchased Securities”), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer’s Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

(b)

If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller’s Margin Amount for all such Transactions at such time (a “Margin Excess”), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer’s option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller’s Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

(c)	If any notice is given by Buyer or Seller under subparagraph (a) or (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.

(d)	Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

(e)	Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess, as the case may be, exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

(f)	Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

5.	Income Payments

Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional

Purchased Securities sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.

6.	Security Interest

Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all Income thereon and other proceeds thereof.

7.	Payment and Transfer

Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.

8.	Segregation of Purchased Securities

To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller’s interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraph 3, 4 or 11 hereof, or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

Required Disclosure for Transactions in Which the Seller Retains Custody of the Purchased Securities

Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer’s securities segregated at all times, unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer’s securities will likely be commingled with Seller’s own securities during the trading day. Buyer is advised that, during any trading day that Buyer’s securities are commingled with Seller’s securities, they [will]* [may]** be subject to liens granted by Seller to [its clearing bank]* [third parties]** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller’s ability to resegregate substitute securities for Buyer will be subject to Seller’s ability to satisfy [the clearing]* [any]** lien or to obtain substitute securities.

*       Language to be used under 17 C.F.R. B403.4(e) if Seller is a government securities broker or dealer other than a financial institution.

**     Language to be used under 17 C.F.R. B403.5(d) if Seller is a financial institution.

9.	Substitution

(a)	Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

(b)	In Transactions in which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

10.	Representations

Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

11.	Events of Default

In the event that (i) Seller fails to transfer or Buyer fails to purchase Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to comply with Paragraph 4 hereof, (iv) Buyer fails, after one business day’s notice, to comply with Paragraph 5 hereof, (v) an Act of Insolvency occurs with respect to Seller or Buyer, (vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an “Event of Default”):

(a)	The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The nondefaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.

(b)	In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party’s obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and (iii) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party’s possession or control.

(c)	In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, all right, title and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.

(d)	If the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, the nondefaulting party, without prior notice to the defaulting party, may:

(i)	as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and

(ii)	as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities (“Replacement Securities”) of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.

Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the nondefaulting party may establish the source therefor in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).

(e)	As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaulting party under Paragraph 5 hereof or otherwise hereunder.

(f)	For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of the option referred to in subparagraph (a) of this Paragraph.

(g)	The defaulting party shall be liable to the nondefaulting party for (i) the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

(h)	To the extent permitted by applicable law, the defaulting party shall be liable to the nondefaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party or (ii) satisfied in full by the exercise of the nondefaulting party’s rights hereunder. Interest on any sum payable by the defaulting party to the nondefaulting party under this Paragraph 11(h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

(i)	The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

12.	Single Agreement

Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13.	Notices and Other Communications

Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

14.	Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15.	Non-assignability; Termination

(a)	The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

(b)	Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.

16.	Governing Law

This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

17.	No Waivers, Etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraph 4 (a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

18.	Use of Employee Plan Assets

(a)	If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

(b)	Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

(c)	By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

19.	Intent

(a)	The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(b)	It is understood that either party’s right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555, 559 and 561 of Title 11 of the United States Code, as amended, and that this Agreement constitutes a “master netting agreement” as defined in Section 101(38A) of Title 11 of the United States Code, as amended.

(c)	The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)	It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

20.	Disclosure Relating to Certain Federal Protections

The parties acknowledge that they have been advised that:

(a)	in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934, as amended (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970, as amended (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b)	in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)	in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

[Signatures follow on separate page]

AMGEN INC.			Bank of America, N.A.

By:	/s/ Jonathan M. Peacock		By:	/s/ Jonathan Plowe
	Name:	Jonathan M. Peacock		Name:	Jonathan Plowe
	Title:	Executive Vice President and Chief Financial Officer		Title: Date:	Managing Director August 24, 2013
	Date:	August 24, 2013

[Signature Page to Master Repurchase Agreement]

ANNEX I

Supplemental Terms and Conditions

This Annex I forms a part of the Master Repurchase Agreement, dated as of August 24, 2013, between Amgen Inc. (the “Seller”) and Bank of America, N.A. (the “Buyer”) (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement. References in this Annex I and in the Agreement to provisions of the Agreement shall refer to such provisions as amended by this Annex I.

1.	Other Applicable Annexes. In addition to this Annex I and Annex II, the following Annexes and any Schedules thereto shall form a part of the Agreement and shall be applicable thereunder:

None.

2.	Definitions.

(a)	For purposes of the Agreement and this Annex I, the following terms shall have the following meanings:

“Act of Insolvency”, with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, as amended, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 60 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party’s inability to pay such party’s debts as they become due;

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority;

“Actual Knowledge” means the actual knowledge of any Senior Officer of Seller;

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, “control,” as used with respect to any person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise;

“Ancillary Agreement” means the Ancillary Agreement between Seller and Buyer entered into on or prior to the date of the initial Transaction hereunder and substantially in the form attached as Exhibit III hereto, as amended, amended and restated, supplemented or otherwise modified from time to time;

“Availability Period” means the period from August 24, 2013 to February 24, 2014;

“Business Day” means a day other than (i) a Saturday or Sunday or (ii) a day on which banks in New York, London or Bermuda are authorized or required by law or executive order to, or customarily, remain closed;

“Certificate” means the Certificate of Designations of Preferences, Limitations and Relative Rights of Class A Preferred Shares of ATL Holdings Limited, adopted on or prior to the date of the initial Transaction hereunder and substantially in the form attached as Exhibit IV hereto;

“Common Shares” means share capital that has no preference in the matter of dividends or assets and represents the residual ownership of a corporate business;

“Confirmation” has the meaning specified in Paragraph 3(d) (as amended pursuant to the terms hereof);

“Default” means an event or circumstances that, with the giving of notice or lapse of time or both, would constitute an Event of Default;

“Governmental Authority” means any government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial body;

“Incipient Material Affiliate Event” has the same meaning as set forth in the Certificate;

“Income Payment Date” means, with respect to any Securities, the date on which Income is paid in respect of such Securities;

“Indemnified Taxes” means Taxes imposed on or with respect to any payment made by or on account of any obligation of Seller under this Agreement or the Ancillary Agreement, excluding, in the case of Buyer or its permitted assigns, (A) any taxes imposed on or measured by its overall net income, franchise taxes imposed on it (in lieu of net income taxes) and branch profits taxes, in each case, imposed by the jurisdiction (or any political subdivision thereof) under the Laws of which Buyer or its permitted assigns are organized or maintains a fixed place of business, (B) any taxes attributable to Buyer’s or its permitted assigns’ failure or inability to provide the forms set forth in paragraph 26(b) of Annex I as applicable, including any taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption Buyer or its permitted assigns transmit with an IRS Form W-8IMY pursuant to paragraph 26(b) of Annex I, (C) if the forms provided by Buyer or its permitted assigns pursuant to paragraph 26(b) of Annex I at the time Buyer or its permitted assigns first become a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate unless and until Buyer or its permitted assigns provide new forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; and (D) United States withholding taxes imposed under FATCA;

“Law” means any publicly promulgated applicable statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law;

“Material Adverse Effect” has the same meaning as set forth in the Certificate;

“Material Affiliate Event” has the same meaning as set forth in the Certificate;

“Net Value” means:

(i)	if Buyer is the defaulting party, the amount which, in the reasonable opinion of Seller, represents the fair market value of the Purchased Securities, having regard to such pricing sources and methods (which may include, without limitation, available quotations for the Purchased Securities) as Seller considers appropriate.

(ii)	if Seller is the defaulting party:

(A)	if any of the Purchased Securities are sold through the Valuation Process on or prior to the Valuation Process Cut-Off Date, then the Net Value in respect of such Purchased Securities shall be the net proceeds received by Buyer in respect of such Purchased Securities at the conclusion of the Valuation Process, net of all reasonable costs, commissions, fees and expenses incurred by Buyer in connection with the Valuation Process;

(B)	if any of the Purchased Securities have not been sold through the Valuation Process on or prior to the Valuation Process Cut-Off Date, then the Net Value in respect of such Purchased Securities shall be the amount which, in the reasonable opinion of Buyer, represents their fair market value, having regard to such pricing sources and methods (which may include, without limitation, available quotations for the Purchased Securities) as Buyer considers appropriate;

“Price Differential” has the meaning specified in the Confirmation;

“Price Differential Payment Date” means each of the dates specified in the Confirmation as being a Price Differential Payment Date;

“Purchase Price” means (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, such price decreased by the amount of any cash applied to reduce Seller’s obligations under clause (ii) of Paragraph 5 of this Agreement (as amended herein);

“Purchased Securities” means as of any date of determination, the aggregate number of shares of the Purchased Security that have been purchased by Buyer pursuant to Transactions hereunder, plus any Securities substituted for Purchased Securities in accordance with Paragraph 9 of this Agreement (as amended herein), less the number, if any, of shares of the Purchased Security for which the Repurchase Price has been tendered to Buyer in satisfaction of Seller’s obligation to repurchase such number of shares of the Purchased Security on or prior thereto less any Purchased Securities for which securities have been substituted pursuant to Paragraph 9 of this Agreement (as amended herein);

“Purchased Security” has the meaning specified in the Confirmation;

“Repurchase Date” means (i) the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 11 of this Agreement (as amended herein) or (ii) the date specified in a notice delivered by the Buyer to the Seller following the introduction of or any change in or in the interpretation of any law or regulation which shall make it unlawful, or the assertion by any central bank or other governmental authority that it is unlawful, for the Buyer to perform its obligations or to hold the Purchased Securities hereunder; provided, however, that any payments due from Seller shall be due not less than 90 days following delivery of such notice and such notice shall only be effective if Buyer has previously used its reasonable best efforts to assign its rights under this Agreement to an Affiliate of Buyer on the terms and conditions provided herein and such Affiliate may lawfully comply with the Buyer’s obligations and hold the Purchased Securities hereunder and such assignment will neither give rise to unindemnified costs to the Buyer or its Affiliates nor require burdensome actions on the part of Buyer or its Affiliates in order to comply with applicable law;

“Repurchase Price” has the meaning specified in the Confirmation;

“Senior Officer” means (a) the chief executive officer, (b) the chief financial officer, (c) the general counsel or (d) the corporate treasurer;

“Taxes” mean any tax, duty, levy, impost, duty, charge, assessment or fee of any nature (including any interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment;

“Trade Limitation Period” means the earlier to occur of (i) the thirtieth day after the initial Purchase Date and (ii) the expiration of the Availability Period;

“Transaction Documents” means (a) this Agreement, (b) the Ancillary Agreement and (c) any Indemnity Documents (as defined in the Ancillary Agreement);

“Undrawn Fee Calculation Period” means, with respect to each Undrawn Fee Payment Date, the period from and including the immediately preceding Undrawn Fee Payment Date to but excluding such Undrawn Fee Payment Date, except that (a) the initial Undrawn Fee Calculation Period will commence on and include August 24, 2013 and end on but exclude the first Undrawn Fee Payment Date;

“Undrawn Fee Payment Date” means each of December 14, 2013, and the last day of the Availability Period;

“Valuation Process” means the following sequence of events:

(i)	Buyer shall deliver written notice to Seller that Buyer has elected to determine the Net Value of the Purchased Securities, which notice shall include the Net Value determined by Buyer as if clause (ii)(B) of the definition of Net Value were applicable;

(ii)	following such notification, Seller may elect, by notice to Buyer (which notice shall state that Buyer will avail itself of the Valuation Process but need not identify a financial institution or provide the price or other terms of any offer for the Purchased Securities) on or prior to the third Business Day following Buyer’s notice pursuant to clause (i), to designate a nationally or internationally recognized financial institution to propose a firm price at which it will offer to purchase the Purchased Securities from Buyer pursuant to customary documentation reasonably satisfactory to Buyer, the terms of which (a) will provide that such financial institution will be liable for and pay any share transfer payments due upon transfer of the Purchased Security to it, (b) will include customary representations of Buyer regarding the conveyance of good title to the Purchased Securities, free and clear of liens, but not any provisions whereby Buyer indemnifies such financial institution for matters relating to the actions, status or financial condition of Seller or any of Seller’s affiliates, including ATL Holdings Limited;

(iii)	if the financial institution designated by Seller has a combined capital and surplus of $500 million and a Thomson BankWatch Rating at the relevant time of “B” or better, then Buyer shall negotiate in good faith with such financial institution and use its commercially reasonable efforts to consummate the sale of the Purchased Securities to such financial institution on or prior to the Valuation Process Cut-Off Date; and

“Valuation Process Cut-Off Date” means the earliest to occur of (i) Seller’s failure to notify Buyer of its election to avail itself of the Valuation Process within the time period specified in clause (ii) of the definition thereof; (ii) the date on which the sale of the Purchased Securities pursuant to the Valuation Process is consummated; and (iii) the thirtieth calendar day following the date of Buyer’s notice to Seller pursuant to clause (i) of the definition of Valuation Process.

(b)	Paragraphs 2(a), 2(c), 2(d), 2(e), 2(g), 2(h), 2(i), 2(k), 2(o), 2(p), 2(q), 2(r), 2(s) and 2(t) of the Agreement are hereby deleted.

3.	Commitment to Enter into Transactions.

Subject to and in accordance with the terms and conditions of this Annex and the Agreement, Buyer agrees to enter into Transactions from time to time on any Business Day during the Availability Period; provided, however, that Buyer shall have no obligation to enter into any proposed Transaction to the extent that the proposed number of Purchased Securities thereunder, when aggregated with the number of Purchased Securities under all prior Transactions hereunder (whether or not such other Transactions are then outstanding) would exceed 34,097 or would cause the aggregate Purchase Price to exceed $3,100,000,000.

4.	Initiation; Effectiveness; Conditions; Confirmation; Termination.

Paragraph 3 of the Agreement is hereby deleted and replaced with the following:

“3.	Initiation; Effectiveness; Conditions; Confirmation; Termination

(a)	Seller shall initiate each proposed Transaction by submitting a written request duly executed by an authorized officer of Seller in the form attached hereto as Exhibit II for Buyer’s review, which shall set forth (i) the proposed number of Purchased Securities, which shall be an integral number not less than 5,500 and (ii) a date not earlier than three Business Days following, and not later than 15 Business Days following, the effective date of such request as the Purchase Date for the proposed Transaction and (iii) the Purchase Price per Purchased Security specified in the form of Confirmation appended hereto. Any such request shall be effective (x) on the Business Day made, if delivered to Seller at or before 1:00 p.m. (New York City time) on such Business Day, or (y) otherwise, on the Business Day immediately following the date of its delivery to Buyer.

(b)	The effectiveness of this Agreement is subject to the satisfaction of each of the following conditions precedent:

(i)	Buyer shall have received all of the following documents, each of which shall have been duly completed and executed by each of the parties thereto:

(A)	this Agreement;

(B)	opinions of Sullivan & Cromwell LLP addressed to Buyer, in substantially the forms agreed between Buyer and Seller as at the date hereof;

(C)	good standing certificates and certified copies of the charters and by-laws (or equivalent documents) of Seller and ATL Holdings Limited; and

(D)	certified copies of the resolutions of the shareholders and of the board of directors of ATL Holdings Limited, approving the reduction of share premium to nil;

(ii)	Buyer shall have received from Seller copies of appropriate resolutions of the Seller authorizing the transactions contemplated hereby to be performed by Seller;

(iii)	Buyer shall have received from Seller certified copies of resolutions of the board of directors of ATL Holdings Limited (x) approving the form of stock transfer instrument (the “Stock Transfer Form”) in respect of the Purchased Security to be executed by the Seller for purposes of the Transaction, and (y) authorizing the registration of the Buyer as the holder of the Purchased Security in the register of members of the Company, upon receipt by ATL Holdings Limited of the Stock Transfer Form executed by Seller; and

(iv)	Buyer shall have received all such other and further customary closing documentation, including without limitation legal opinions, financial information, third-party consents, evidence of capacity, authority, incumbency and specimen signatures as Buyer in good faith shall reasonably require.

(c)	Buyer’s commitment to enter into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent as of the Purchase Date designated in accordance with Paragraph 3(a), both immediately prior to entering into such Transaction and also after giving effect to the consummation thereof and the intended use of the proceeds of the sale of the Purchased Securities:

(i)	Buyer shall have received all of the following documents, each of which shall have been duly completed and executed by each of the parties thereto:

(A)	a certificate of the corporate secretary or director of ATL Holdings Limited certifying that (1) ATL Holdings Limited’s Memorandum of Association, Bye Laws and the Certificate, as in effect on such date, are in substantially the form agreed between Buyer and Seller as at the date hereof, and (2) Mr. Richard Price and Ms. Pamela Gibson have been duly appointed as directors of ATL Holdings Limited;

(B)	opinions of Appleby (Bermuda) Limited addressed to Buyer, in substantially the forms agreed between Buyer and Seller as at the date hereof;

(C)	the Ancillary Agreement;

(D)	a certified copy of the Memorandum of Reduction of Share Capital as filed with the Registrar of Companies of Bermuda with the effective date of such reduction having occurred prior to funding; and

(E)	certification that no objections to such reduction have been delivered to ATL Holdings Limited or to any relevant governmental authorities and that the share premium is nil;

(ii)	each representation or warranty of Seller and ATL Holdings Limited contained herein or in the Ancillary Agreement is true and correct in all material respects (or, in the case of a representation or warranty that is already qualified by materiality, in all respects), as of the Purchase Date with the same force and effect as though made on and as of such date (except to the extent that such representation or warranty expressly relates solely to an earlier date, in which case as of such earlier date);

(iii)	as of the Purchase Date for such proposed Transaction, no Act of Insolvency shall have occurred with respect to any of Seller or ATL Holdings Limited;

(iv)	Buyer shall have received documentary evidence that the shares of the Purchased Security that are to be purchased by Buyer under the proposed Transaction have been registered in the name of Buyer and conveyed to Buyer free and clear of any lien, charge, claim or other encumbrances, to include, (I) evidence that no charges have been filed in Bermuda against the Seller under s. 61 of the Companies Act 1981 of Bermuda in respect of any of its securities, (II) the original Stock Transfer Form executed by the Seller and dated as of the Purchase Date, and (III) immediately following registration of the Purchased Security in the name of the Buyer, a certified extract of the register of members of ATL Holdings Limited showing the Buyer as the registered holder of the Purchased Security and the Seller shall procure that such extract is delivered to the Buyer no later than one Business Day following the Purchase Date;

(v)

a form UCC-1 naming Seller as debtor, naming Buyer as secured party, and describing the Purchased Securities shall have been duly filed with the Recorder of Deeds of the District of Columbia; Seller shall have delivered one or more duly issued and authenticated share certificates evidencing the Purchased Security described in the relevant Confirmation to Buyer; Seller shall have delivered two duly certified copies of the original executed

Agreement to Conyers Dill & Pearman Limited for purposes of filing the same on the Register of Charges maintained by the Registrar of Companies in Bermuda;

(vi)	as of the Purchase Date, there shall not have occurred and be continuing any Incipient Material Affiliate Event or Material Affiliate Event (including a Default or Event of Default with respect to Seller under this Agreement);

(vii)	no Action shall be pending or, to Seller’s Actual Knowledge, threatened by or before any Governmental Authority; no Law shall have been enacted after the date of this Agreement; and no judicial or administrative decision shall have been rendered; in each case, which enjoins, prohibits or materially restricts, or seeks to enjoin, prohibit or materially restrict, the consummation of any Transaction contemplated by this Agreement;

(viii)	Buyer shall have received a certificate from an officer of Seller certifying that the conditions precedent specified in clauses (ii), (iii), (vi) and, solely with respect to actions of Seller and its Affiliates, (vii) of this Paragraph 3(c) are satisfied as of the Purchase Date;

(ix)	Buyer shall have received either (A) a certificate from an officer of Seller certifying that the assumptions of fact (which shall not include conclusions of law) set forth in the non-consolidation opinion of Sullivan & Cromwell LLP delivered pursuant to Paragraph 3(b)(i)(B) hereof pertaining to substantive consolidation remain true and correct with respect to the applicable Transaction, or (B) a further opinion of Sullivan & Cromwell LLP setting forth assumptions revised to reflect then current circumstances and reaching the same conclusions of law as those expressed in the non-consolidation opinion of Sullivan & Cromwell LLP delivered pursuant to Paragraph 3(b)(i)(B) hereof; and

(x)	Buyer shall have received the opinions of Sullivan & Cromwell LLP in substantially the forms as agreed between Buyer and Seller as at the date hereof.

(d)	Upon conditions precedent to a proposed Transaction being satisfied (or waived by Buyer), Buyer shall promptly, and, in any event, no later than one Business Day after satisfaction or waiver of the conditions precedent, deliver to Seller a written confirmation of the Transaction (a “Confirmation”) in the form of Exhibit I hereto. Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby (absent manifest error) unless specific objection is made in writing by Seller no more than the third Business Day after such Confirmation is received by Seller.”

5.	Purchase Price Maintenance. Provided that no Event of Default with respect to Seller has occurred and is continuing, the parties agree that in any Transaction hereunder whose term extends over an Income Payment Date for the Securities subject to such Transaction, Buyer shall (including by causing its custodian, if any, to take such actions on its behalf), on the first Business Day following the Income Payment Date, transfer to or credit to the account of Seller an amount equal to such Income payment or payments pursuant to Paragraph 5(i) of the Agreement and Buyer shall not apply the Income payment or payments to reduce the amount to be transferred to Buyer by Seller upon termination of the Transaction pursuant to Paragraph 5(ii) of the Agreement; provided, however, that any Income paid as consideration for a redemption of the Purchased Securities, regardless whether the Repurchase Date shall have been accelerated, shall be applied first to reduce the Repurchase Price and shall only be transferred to or credited for the account of Seller to the extent that such further application would reduce the Repurchase Price, as of the Income Payment Date, below zero.

6.	Margin Maintenance. Paragraph 4 of the Agreement is hereby deleted in its entirety.

7.	No Recognized Market. Notwithstanding anything to the contrary in the Agreement but subject to the Valuation Process to the extent it is applicable, Seller and Buyer acknowledge and agree that the Purchased Securities subject to the Transaction hereunder are not instruments traded in a recognized market and therefore the nondefaulting party may establish the Net Value acting in a commercially reasonable manner.

8.	Income Payments. Paragraph 5 of the Agreement is hereby amended (a) by replacing the words “on the date such Income is paid or distributed” in the second sentence thereof with the following words: “on the date that is the first Business Day after the applicable Income Payment Date”; (b) by deleting Clause (A) thereof; (c) by replacing the second occurrence of the word “Buyer” in the second sentence thereof with the word “Seller”; and (d) by replacing the words “such Income” in clause (i) of the second sentence thereof with the words “all such Income received by it”.

9.	Security Interest. Paragraph 6 of the Agreement is hereby deleted and replaced with the following:

“6.	Security Interest. Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged or charged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of Seller’s right, title and interest in and to the Purchased Securities with respect to all Transactions hereunder, all securities accounts to which the Purchased Securities are credited and all security entitlements with respect thereto and all Income on and other proceeds of the foregoing.”

10.	Segregation of Purchased Securities. Paragraph 8 of the Agreement is hereby amended by deleting the words “3, 4, or” in the twelfth line thereof.

11.	Substitution. Clause (b) of Paragraph 9 of the Agreement is hereby deleted in its entirety.

12.	Representations. Paragraph 10 of the Agreement is hereby deleted and replaced with the following:

“10.	Representations.

(a)	Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person executing and delivering this Agreement on its behalf was at the time of execution and delivery duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected, except, in the case of clauses (iv) and (v), as would not reasonably be expected to have a material adverse effect on the Unaffiliated Holders or the Buyer or any of their officers, directors and agents.

(b)	Buyer warrants and represents that it is a national banking association organized under the laws of the United States of America.”

13.	Events of Default

(a)	The first paragraph in Paragraph 11 of the Agreement is hereby deleted and replaced with the following:

“In the event that (i) Seller fails to transfer Purchased Securities or Buyer fails to transfer the Purchase Price in accordance with the Agreement, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date (except that a failure to repurchase Purchased Securities upon the applicable Repurchase Date shall not constitute an Event of Default for the Seller in the event that Buyer is a defaulting party on such Repurchase Date), (iii) Buyer fails to comply with Paragraph 5 of this Agreement as amended or paragraph 5 of Annex I, and such failure is not remedied on or before the second Business Day after such failure, (iv) Seller fails to pay Buyer the Price Differential on the related Price Differential Payment Date and such failure is not remedied on or before the fifth Business Day following the related Price Differential Payment Date, (v) Seller fails to pay to Buyer any amounts, other than Price Differential, owing under this Agreement when due and such failure is not remedied on or before the thirtieth day following the date on which such amounts are due, (vi) an Act of Insolvency occurs with respect to Seller or Buyer,

(vii) any representation made by Seller or Buyer hereunder shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, (viii) Seller or Buyer shall admit in writing to the other its inability to, or its intention not to, perform any of its obligations hereunder, or (ix) Buyer or Seller breaches Paragraph 15(a) of this Agreement as amended herein (each, an “Event of Default”);

(b)	Paragraph 11(a) of the Agreement is hereby amended by inserting the words “ of the Seller” after the first occurrence of the words “Act of Insolvency” and by inserting the words “ as to the defaulting party” after the first occurrence of the words “Event of Default”;

(c)	Paragraph 11(b) of the Agreement is hereby amended by inserting after the words “at the Repurchase Price therefor” the following words: “, together with all unpaid Price Differential,”;

(d)	Paragraph 11(c) of the Agreement is hereby amended by inserting after the words “aggregate Repurchase Prices” the following words: “, together with all accrued unpaid Price Differential,”;

(e)	Paragraph 11(d)(i) is hereby amended by deleting subparagraph (B) in its entirety and substituting the following words therefor: “(B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to commence the Valuation Process and, upon determination of the Net Value following the Valuation Process Cut-Off Date, give the defaulting party credit for such Purchased Securities in an amount equal to the Net Value therefor on such date of determination against the aggregate unpaid Repurchase Price and any other amounts owing by the defaulting party hereunder”; and

(f)	Paragraph 11(d)(ii) is hereby replaced with the following:

“(ii)	as to Transactions in which the defaulting party is acting as Buyer, determine in a commercially reasonable manner an amount equal to the Net Value of the Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder.”

(g)	The last sentence of Paragraph 11(d) is hereby replaced with the following: “The parties acknowledge and agree that (1) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the nondefaulting party may establish the source therefor in a commercially reasonable manner and (2) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).”

(h)	Paragraph 11(e) is hereby replaced with the following:

“Upon application of the proceeds or determination of the Net Value, in each case as described in Paragraph 11(d), (i) Seller shall be liable to Buyer for the excess,

if any, of (1) (I) the Repurchase Price of all the outstanding Purchased Securities plus (II) any unpaid Price Differential over (2) (I), as applicable, (A) if the defaulting party is acting as Buyer, the amount equal to the Net Value of the Purchased Securities as determined by Seller or (B) if the defaulting party is acting as Seller, the proceeds realized from the liquidation of the Purchased Securities or the Net Value of the Purchased Securities as determined by Buyer plus (II) any amounts actually received by Buyer and payable by Buyer under Paragraph 5 hereof (as amended herein) and under paragraph 5 of Annex I, or otherwise hereunder and not paid to Seller, and (ii) Buyer shall be liable to Seller for the excess, if any, of (1) (I), as applicable, (A) if the defaulting party is acting as Buyer, the amount equal to the Net Value of the Purchased Securities as determined by Seller or (B) if the defaulting party is acting as Seller, the proceeds realized from the liquidation of the Purchased Securities or the Net Value of the Purchased Securities as determined by Buyer plus (II) any amounts actually received by Buyer and payable by Buyer under Paragraph 5 hereof (as amended herein) and under paragraph 5 of Annex I, or otherwise hereunder and not paid over (2) (I) the Repurchase Price plus (II) any unpaid Price Differential.”

(i)	Paragraph 11(g) is hereby deleted in its entirety.

(j)	For purposes of Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of the option referred to in Paragraph 11(a) (as amended herein).

14.	Payments by Seller to Buyer.

(a)	Seller shall pay to Buyer on each Price Differential Payment Date an amount equal to the accrued unpaid Price Differential.

(b)	Seller agrees to pay to Buyer on each Undrawn Fee Payment Date after the date hereof a nonrefundable fee equal to the sum, over each calendar day during the related Undrawn Fee Calculation Period, of (x) USD 3,100,000,000 minus the aggregate Purchase Price as of such day, multiplied by (y) 0.10% divided by 360.

(c)

Any and all payments by Seller to or for the account of Buyer or its permitted assigns under the Agreement or the Ancillary Agreement shall be made free and clear of and without deduction for any and all Taxes, except as required by applicable Law. If Seller shall be required by any Law to deduct any Taxes from or in respect of any sum payable under this Agreement or the Ancillary Agreement to Buyer or its permitted assigns, (i) the sum payable shall be increased as necessary so that after making all required deductions for Indemnified Taxes (including deductions applicable to additional sums payable under this paragraph 14(c) of Annex I), Buyer or its permitted assigns receive an amount equal to the sum it would have received had no such deductions been made, (ii) Seller shall make such deductions, (iii) Seller shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law, and (iv) within 30 days after the date of such payment, Seller shall furnish to Buyer or its permitted assigns the original or a certified copy of a receipt evidencing payment thereof (to the extent available).

15.	Overdue Payments. If a party does not pay any amount on the date due (without regard to any applicable grace periods), including without limitation any Price Differential or any amount payable by Buyer under Paragraph 5 of the Agreement (as amended herein) or under paragraph 5 of Annex I, such party will, to the extent permitted by applicable law, pay interest on that amount to the other party in the same currency as that amount, for the period from (and including) the date the amount becomes due to (but excluding) the date the amount is actually paid, by daily application of the greater of the Pricing Rate and the Prime Rate to such amount. Notwithstanding the above, upon the declaration of an Event of Default, Paragraph 11(h) shall apply in lieu of this paragraph.

16.	Dividends, Distributions, etc.

(a)	In accordance with Paragraph 5 of the Agreement (as amended herein) and paragraph 5 of Annex I, but subject to subparagraph (d) of this paragraph 16 of Annex I, Seller shall be entitled to receive an amount equal to all Income (including any return of capital in respect of the liquidation of the issuer thereof and any proceeds received upon the redemption of such Security by the issuer thereof) paid or distributed on or in respect of Purchased Securities that is not otherwise received by Seller, to the full extent it would be so entitled if Purchased Securities had not been sold to Buyer, except as provided in Paragraph 5 of the Agreement (as amended herein) and paragraph 5 of Annex I, with respect to Income paid as consideration for a redemption of the Purchased Securities. The parties expressly acknowledge and agree, for the avoidance of doubt, that Income shall include, but is not limited to: (i) cash and all other property, (ii) stock dividends, (iii) Securities received as a result of split ups of Purchased Securities and distributions in respect thereof, and (iv) all rights to purchase additional Securities (except to the extent that any amounts included in the foregoing clauses (i) through (iv) would be deemed to be Purchased Securities).

(b)	Income paid or distributed on or in respect of Purchased Securities, which Seller is entitled to receive pursuant to subparagraph (a) of this paragraph, shall be treated in accordance with Paragraph 5 of the Agreement (as amended herein) and paragraph 5 of Annex I, as supplemented and modified herein.

(c)

Any and all payments by Buyer to or for the account of Seller hereunder shall be made subject to deduction for any and all applicable future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Buyer, (i) income or franchise taxes imposed on (or measured by) its net income or net profits by the United States of America or by the jurisdiction (or any political subdivision of any such jurisdiction) under the laws of which Buyer is organized, in which its principal office (or other fixed place of business) is located or in which it is otherwise engaged in a trade or business as a result of transactions unrelated to the Transactions, (ii) any branch profits tax or any similar tax that is imposed on Buyer with respect to Buyer’s income or profits by any jurisdiction described in clause (i) above (all such non excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder being hereinafter referred to as “Non-Excluded Taxes”). Buyer shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. In the event that Buyer shall make a payment to or for the account of Seller that is subsequently determined to be subject to Non-Excluded Taxes, Seller shall promptly reimburse Buyer for the amount of such Non-Excluded Taxes together with all costs and expenses associated therewith.

(d)	Notwithstanding anything to the contrary in Paragraph 5 of the Agreement (as amended herein), paragraph 5 of Annex I or subparagraphs (a) (b) and (c) above, in the event that Seller fails to pay Buyer the Price Differential or the amount specified in paragraph 14(b) of this Annex I on the related Price Differential Payment Date or Undrawn Fee Payment Date and such failure is not remedied on or before the third Business Day following such Price Differential Payment Date or Undrawn Fee Payment Date, then Buyer may, without exercising its option to declare an Event of Default to have occurred under the Agreement and only for as long as such failure is continuing, retain Income paid or distributed after such Price Differential Payment Date or Undrawn Fee Payment Date and apply it to the amount of any accrued but unpaid Price Differential or amount specified in paragraph 14(b) of this Annex I and, in each case, any interest thereon.

17.	Rights in Purchased Securities. For the avoidance of doubt, Seller waives any right to vote, or to provide any consent or to take any similar action with respect to, Purchased Securities in the event that the record date or deadline for such vote, consent or other action falls during the term of the Transaction.

18.	Covered Transaction. Each party acknowledges and agrees that the transactions evidenced by Confirmations contemplated under Paragraph 3(d) of the Agreement (as amended herein) shall be the only Transactions governed by the Agreement. The Seller and the Buyer shall not enter into any other Confirmations or Transactions hereunder. The parties hereby expressly agree that any TBMA Master Agreement entered into between them after the date hereof shall not supersede the Agreement or the Transaction hereunder.

19.	Limited Recourse. Except as expressly set forth herein, the obligations of each party under the Agreement and the Transaction are solely the corporate obligations of such party. Except as expressly set forth herein, no recourse shall be had for the payment of any amount owing by a party under the Agreement or for the payment by such party of any fee or any other obligation or claim of or against such party arising out of or based upon the Agreement, against any trustee, adviser, employee, officer, director, incorporator, manager or affiliate of such party. The provisions of this paragraph shall survive the termination of the Agreement.

20.	No Recourse against ATL Holdings Limited. Notwithstanding any condition relating to ATL Holdings Limited or any other provision of this Agreement, nothing herein shall be construed as creating any obligation of ATL Holdings Limited to Buyer under this Agreement.

21.	Other Documents. Each party shall deliver to the other, upon request, such financial information, evidence of capacity, authority, incumbency and specimen signatures and other documentation as are required by law or are reasonably requested in order to enable a party to comply with legal or regulatory requirements, except to the extent that such party is prohibited from disclosing such information as a result of applicable law, rule or regulation.

22.	Submission to Jurisdiction and Waivers.

(a)	Each party irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan and any appellate court from any such court solely for the purpose of any suit, action or proceeding brought to enforce its obligations under the Agreement or relating in any way to the Agreement or any Transaction under the Agreement, and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile. Notwithstanding anything in this paragraph 22(a) of Annex I, each party may commence and maintain legal proceedings in Bermuda in connection with the Purchased Securities, ATL Holdings Limited, the organizational documents of ATL Holdings Limited, and matters related thereto.

(b)	Each party hereby irrevocably agrees that the summons and complaint or any other process in any action in any jurisdiction may be served by mailing (using certified or registered mail, postage prepaid) to the notice address for it set forth herein or by hand delivery to a person of suitable age and discretion at such address. Each party may also be served in any other manner permitted by law, in which event its time to respond shall be the time provided by law.

(c)	To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under the Agreement or relating in any way to the Agreement or any Transaction hereunder.

23.	WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING ARISING OUT OF OR RELATING TO THE AGREEMENT OR ANY TRANSACTION HEREUNDER.

24.	Business Day. If any payment shall be required by the terms of the Agreement to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day and no further Price Differential (with respect to a payment of Price Differential) or interest (with respect to any other payment due hereunder) shall accumulate or accrue after the day on which payment was required.

25.	Counterparts. The Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in any number of counterparts, each of which counterparts shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

26.	Tax Matters.

(a)	Seller and Buyer understand and intend that the Transaction provided for in the Agreement will be treated as a loan secured by the Purchased Securities for U.S. federal income tax and state and local income and franchise tax purposes and will file any tax returns, tax reports and other tax filings in each case required to be filed under applicable U.S. federal income tax or state or local income or franchise tax purposes, in a manner consistent with such understanding and intent and will not take any U.S. tax position inconsistent therewith. Nothing in Paragraphs 6 and 19(a) of the Agreement (as amended herein) shall be read to imply anything to the contrary, and the statements therein shall be understood to be construed as subject to this paragraph 26(a) of Annex I.

(b)	As a condition of executing the Agreement, Buyer will deliver or cause to be delivered to Seller on or before the date it becomes a party to the Agreement a correct, complete and duly executed Internal Revenue Service Form W-9. Within 20 days of the earlier of the date on which Buyer has Actual Knowledge of, and the date on which Seller requests in writing such form after the occurrence of obsolescence or invalidity of any Internal Revenue Service Form W-9 previously delivered by Buyer, Buyer will deliver to Seller a correct, complete and duly executed Internal Revenue Service Form W-9 or any successor forms. In the event that any assignee of Buyer is not a U.S. person, as defined in Internal Revenue Code section 7701(a)(30), the assignee shall deliver to Seller an Internal Revenue Service Form W-8BEN or other applicable form, or any successor form, in lieu of Internal Revenue Service Form W9 or any successor form.

(c)	Upon request, Seller shall deliver to Buyer a correct, complete and duly executed Internal Revenue Form W-9. Within 20 days of the earlier of the date on which Seller has knowledge of, and the date on which Buyer requests in writing such form after the occurrence of obsolescence or invalidity of any Internal Revenue Form W-9 previously delivered by Seller, Seller will deliver to Buyer a correct, complete and duly executed Form W-9 or any successor form.

27.	Accounts for Payment. Payments shall be made to the following accounts, or to such other account as may hereafter be notified to Seller or Buyer in writing by Buyer or Seller respectively.

To Buyer:

Name of Bank:	Bank of America, N.A. New York, NY
ABA#:	#########
Account#:	#############
Attention:	Corporate Credit Services
Reference:	Amgen Inc.

To Seller:

Name of Bank:	Citibank NA – New York
ABA#:	### – ### – ###
Account#:	########
Attention:	Karen Turner

28.	USA PATRIOT Act Required Notice. Buyer hereby notifies Seller that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Seller, which information includes the name and address of Seller and information that will allow Buyer to identify Seller in accordance with the Act. Seller shall, promptly following a request by the Buyer, provide all documentation and other information that Buyer requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Act.

29.	Notices and Other Communications.

Paragraph 13 of the Agreement is hereby amended by deleting the word “telegraph” therefrom.

30.	Non-assignability; Termination.

Paragraph 15 of the Agreement is hereby replaced with the following:

“(a)	The rights and obligations of the parties under the Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party; provided, however, that the Buyer shall have the right to assign its rights and obligations hereunder in one or more of the circumstances described in paragraphs (i) and (ii) below:

(i)	the Buyer may transfer all or any portion of its rights and obligations hereunder in one or more transactions with the prior written consent of the Seller, such consent not to be unreasonably withheld (it being understood that the Seller may withhold its consent if the proposed transferee would be required to withhold amounts on account of any Taxes from any payments that it is required to make to the Seller pursuant to paragraph 16(a) of Annex I of the Agreement); and

(ii)	the Buyer may transfer all or any portion of its rights and obligations hereunder in one or more transactions; provided, that (1) each such transferee at the time of the assignment or transfer would not be required to withhold amounts on account of any withholding tax or other Taxes from any payments that it is required to make to Seller pursuant to paragraph 16(a) of Annex I of the Agreement, (2) any such assignment or transfer could not reasonably be expected to result in Seller having to comply with any additional legal or regulatory requirement if such compliance would have an adverse effect on the Seller, (3) each such assignment or transfer is completed at no cost or expense to the Seller (other than the Seller’s incidental costs and expenses, not to exceed $5,000, relating to the review and execution of transfer documentation and the registration of the Purchased Securities in the name of the transferee) and does not otherwise increase the Seller’s costs and expenses in respect of the Agreement and the Transactions thereunder, and (4) the Seller shall have received 45 calendar days’ prior notice of any proposed assignment or transfer, provided, each transfer shall occur within four days prior to the filing of Seller’s Form 10-K or 10-Q under the 1934 Act and that such transferee delivers a representation letter (in form and substance reasonably acceptable to the Seller) (x) in the case of a transferee that is a bank or trust company organized under the laws of the United States or a state thereof, substantially in the form delivered by the Seller as of the Repurchase Date, mutatis mutandis; and (y) in the case of a transferee not described in clause (x) above, as to such facts (if any) as are material to a conclusion that the rights of the Seller in the Purchased Securities will be respected in the event of an insolvency proceeding pertaining to the transferee, and provided, further, that in the circumstances described in paragraphs (i) and (ii) above, each transferee shall be (x) a financial institution identified in a list of institutions as agreed in writing between the Buyer and Seller, or shall be an affiliate thereof organized in the United States, or, (y) in the event that the Buyer shall not have found it practicable upon terms satisfactory to it to transfer to such a financial institution or affiliate the portion of such rights and obligations that the Buyer shall intend to transfer, shall be one or more other institutional investors selected by the Buyer in consultation with the Seller (provided, however, that no transfer to a transferee described in clause (y) above shall be made pursuant to clause (i) or clause (ii) of Paragraph 15(a) of the Agreement (as amended herein) prior to the first anniversary of the date of this Agreement).

(b)

Buyer agrees that any transfer of its rights and obligations under the Agreement shall be effected by novation pursuant to and in accordance with the terms of a novation agreement substantially in the form of Exhibit V hereto (a “Novation

Agreement”), which contemplates the transfer of a portion of Buyer’s rights and interest in this Agreement and the Purchased Securities and in accordance with Paragraph 15(a) of the Agreement (as amended herein), and a voting agreement substantially in the form of Exhibit VI hereto. Any transfer in violation of this subparagraph (b) shall be null and void.

(c)	Subparagraph (a) of Paragraph 15 of the Agreement (as amended herein) shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 of the Agreement (as amended herein).”

31.	No Waivers, Etc. The last sentence of Paragraph 17 shall be deleted in its entirety.

32.	Intent.

Paragraph 19(a) is hereby replaced with the following:

“(a)	The parties recognize that each Transaction is a “securities contract” as that term is defined in section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).”

[Signatures follow on separate page]

AMGEN INC.			BANK OF AMERICA, N.A.

By:	/s/ Jonathan M. Peacock		By:	/s/ Jonathan Plowe
	Name:	Jonathan M. Peacock		Name:	Jonathan Plowe
	Title:	Executive Vice President and Chief Financial Officer		Title:	Managing Director
	Date:	August 24, 2013		Date:	August 24, 2013

[Signature Page to Annex I to the Master Repurchase Agreement]

ANNEX II

Names and Addresses for Communication Between Parties

Address for notices, statements, demands or other communications to Buyer:

Bank of America, N.A.

Mail code: NC1-001-05-46

One Independence Center

101 N Tryon Street

Charlotte, NC 28255-001

Phone: +#.###.###.####

Fax: +#.###.###.####

Email: ##.###########@####.###

Attention: Francis M. (Marty) Miller

Address for notices, statements, demands or other communications to Seller:

Amgen Inc.

One Amgen Center Drive

MS-24-1-C

Thousand Oaks

CA 91320

Phone: +#.###.###.#### ext ####

Fax: +#.###.###.####

Email: ######################

Attention: Karen Turner, Director, Treasury

Exhibit I – Form of Confirmation

[LETTERHEAD OF BANK OF AMERICA, N.A.]

Date:	[—], 2013

To:	Amgen Inc.

From:	Bank of America, N.A.

Re:	Repurchase Transaction

Dear Sirs:

The purpose of this letter (this “Confirmation”) is to confirm the terms and conditions of the repurchase transaction (the “Transaction”) between Amgen Inc. (“Amgen”) and Bank of America, N.A. (the “Counterparty”). This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below.

Counterparty and Seller are parties to the TBMA Master Repurchase Agreement and Annex I (“Annex I”) related thereto, in each case dated as of August 24, 2013 (as amended, supplemented, or otherwise modified from time to time, the “Agreement”), and this Confirmation shall supplement, form a part of, and be subject to, such Agreement upon the execution and delivery thereof by both parties, and all provisions contained or incorporated by reference in such Agreement shall govern this Transaction except as expressly modified herein. Terms used but not otherwise defined in this Confirmation shall have the same meaning as in the Agreement.

Trade Date:	[—]

Purchase Date:	[—], 2013

Repurchase Date:	[—], 2018 (subject to the “Acceleration of Repurchase Date” provisions below)

Seller:	Amgen

Buyer:	The Counterparty

Purchased Securities:	As of any date of determination, [—] of the Purchased Security, less any Purchased Security for which the Repurchase Price has been tendered to Buyer in satisfaction of Seller’s obligation to repurchase such Purchased Security on or prior thereto.

Purchased Security:	One share of Class A Preferred Shares with a par value of USD 0.01613 issued by ATL Holdings Limited, an exempted company organized under the laws of Bermuda,

with an issue price per share of USD 100,000; provided that if any new or different Security or other consideration shall be exchanged for any Purchased Security by recapitalization, merger, amalgamation, consolidation, conversion or other action, or received in connection with a redemption of any Purchased Security, such new or different Security, or other consideration shall, effective upon such exchange or redemption, be deemed to become a Purchased Security, in substitution for the former Purchased Security for which such exchange is made.

Purchase Price:	The product of the number of Purchased Securities multiplied by USD 100,000, divided by 109.990323%.

Repurchase Price:	The product of the number of Purchased Securities, multiplied by USD 100,000, divided by 109.990323%.

Pricing Rate:	The rate per annum, reset monthly, equal to LIBOR plus the Spread; provided, however, that such Pricing Rate shall not be less than 0.00%.

Price Differential:	For each Price Differential Payment Date, the amount accrued on the related Purchase Price at the Pricing Rate during the Stated Price Differential Period immediately preceding such Price Differential Payment Date. The Price Differential for the Purchased Securities shall be calculated on the Purchase Price and shall accrue during the relevant Stated Price Differential Period. The daily amount of the Price Differential with respect to the Purchased Securities (the “Daily Price Differential Amount”) shall be calculated by dividing the Pricing Rate in effect for such day by 360 and multiplying the result by the Purchase Price. The amount of Price Differential on the Purchased Securities for each Stated Price Differential Period shall be calculated by adding the Daily Price Differential Amounts for each day in the Stated Price Differential Period. All percentages resulting from any of the above calculations shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or 0.09876545) being rounded to 9.87655% (or 0.0987655)) and all United States dollar amounts used in or resulting from such calculations shall be rounded to the nearest cent (with one-half cent being rounded upwards).

LIBOR:	With respect to a Stated Price Differential Period, the rate (expressed as a percentage per annum) for deposits in

United States dollars for a one-month period beginning on the second London Banking Day after the Reset Date that appears on Reuters Screen LIBO Page as of 11:00 a.m., London time, on the Reset Date, or (if the Reuters Screen LIBO Page does not include such a rate or is unavailable on a Reset Date) the rate (expressed as a percentage per annum) for deposits in United States dollars for a one-month period beginning on the second London Banking Day after the Reset Date that appears on Bloomberg Screen “BBAM 1 <GO>” as of 11:00 a.m., London time, on the Reset Date. If Bloomberg Screen “BBAM 1 <GO>” does not include such rate or is unavailable on the Reset Date, the rate (expressed as a percentage per annum) for deposits in United States dollars for a one-month period beginning on the second London Banking Day after the Reset Date as published by such other commercially available source as is mutually agreed upon by the parties as of 11:00 a.m., London time, on the Reset Date. If no such source that includes such rate is available on the Reset Date, a financial institution mutually agreed upon between the parties from time to time, shall request the principal London office of each of four major banks in the London interbank market, as selected by such financial institution, to provide such banks’ offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m. London time on such Reset Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a one-month period beginning on the second London Banking Day after the Reset Date. If at least two such offered quotations are so provided, LIBOR for the Stated Price Differential Period shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, such financial institution shall request each of three major banks in New York City, as selected by such financial institution, to provide such banks’ rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Reset Date, for loans in a Representative Amount in United States dollars to leading European banks for a one-month period beginning on the second London Banking Day after the Reset Date. If at least two such rates are so provided, LIBOR for the Stated Price Differential Period shall be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Stated Price Differential Period shall be LIBOR in effect with respect to the immediately preceding Stated Price Differential Period.

Spread:	110.0 basis points.

Price Differential Payment Date:	Subject to paragraph 24 of Annex I, the 14th of each calendar month, commencing on [month] [day] and ending on the Liquidation Period End Date.

Liquidation Period End Date:	The earliest date on which any of the following occurs: (i) payment in full by Amgen of all amounts due to Counterparty in respect of the Transaction, (ii) final receipt by Counterparty of proceeds in connection with a redemption of the Purchased Securities or (iii) transfer of all of Counterparty’s rights and obligations under the Agreement pursuant to paragraph 30(b) of Annex I.

London Banking Day:	Any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

Representative Amount:	A principal amount of not less than USD 1 million for a single transaction in the relevant market at the relevant time.

Bloomberg Screen “BBAM 1 <GO>”:	The display designated as “Bloomberg Screen BBAM1<GO>” on the Bloomberg service (or such other page as may replace Bloomberg Screen “BBAM 1 <GO>” on that service).

Reuters Screen LIBO Page:	The display designated as page “LIBO” on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on such service) (the “Reuters Screen LIBO Page”).

Stated Price Differential Period:	With respect to each Price Differential Payment Date, the period from and including the immediately preceding Price Differential Payment Date to but excluding such Price Differential Payment Date, except that (a) the initial Stated Price Differential Period will commence on and include the Purchase Date and end on but exclude the first Price Differential Payment Date and (b) the final Stated Price Differential Period will commence on and include the immediately preceding Price Differential Payment Date and end on and exclude the Liquidation Period End Date.

Reset Dates:	With respect to a Stated Price Differential Period, the second London Banking Day preceding the first day of such Stated Price Differential Period.

Acceleration of Repurchase Date:	(i) Seller may, upon notice to Buyer, designate a day (an “Accelerated Repurchase Date”) as the Repurchase Date for

the Purchased Securities in whole or in part; provided, however, that such notice must be received by Buyer not later than 10:00 a.m. (New York City time) three Business Days prior to the Accelerated Repurchase Date; provided, further, that such notice to designate an Accelerated Repurchase Date may state that such notice is conditioned upon the effectiveness of credit facilities or other financing arrangements and, if such conditions are not met, such notice may be revoked by Seller upon further notice to Buyer prior to the Accelerated Repurchase Date provided, further, that, subject to section 4.5 of the Ancillary Agreement, Seller shall provide a notice specifying the same date as the Accelerated Repurchase Date providing for the repurchase of Class A Preferred Shares of all other holders on a pro rata basis with the Purchased Securities. On such Accelerated Repurchase Date, Seller’s obligation to repurchase the Purchased Securities at the Repurchase Price therefor shall become immediately due and payable. In addition to the payment of the applicable Repurchase Price on such Accelerated Repurchase Date, Seller shall also pay any accrued but unpaid Price Differential on such Accelerated Repurchase Date. An Accelerated Repurchase Date shall not occur unless payment in cash of the relevant Repurchase Price and any such Price Differential is tendered to Buyer or the account designated by Buyer on or prior to the date specified as the Accelerated Repurchase Date, together with the equivalent amounts with respect to all other Class A Preferred Shares then outstanding.

(ii) Upon the designation of an Accelerated Repurchase Date on any date that is not a scheduled Price Differential Payment Date, an amount will be payable equal to the Breakage Amount (as defined below) in respect of this Agreement. If the Breakage Amount is a positive number, Seller will pay such amount to Buyer; if the Breakage Amount is a negative number, Buyer will pay the absolute value of that amount to Seller. For purposes of this Acceleration of Repurchase Date provision, “Breakage Amount” means an amount that Buyer reasonably determines in good faith to be its total losses (excluding any loss of margin) and costs (or gain, in which case expressed as a negative number) as a result of the occurrence of such Accelerated Repurchase Date prior to the next scheduled Price Differential Payment Date, including any such loss or expense sustained by Buyer in connection with the liquidation or reemployment of funds obtained by it to maintain the Transaction, as well as any customary administrative fees (in an amount not to exceed $1,000) charged by Buyer in connection with the foregoing.

(iii) For purposes of calculating the Breakage Amount, Buyer shall be deemed to have funded the Transaction at the LIBOR rate applicable with respect to the Stated Price Differential Period during which the Accelerated Repurchase Date occurred by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not the Transaction was in fact so funded.

Please confirm your agreement to be bound by the terms of the foregoing by executing a copy of this Confirmation and returning it to us to the attention of [    ] at facsimile             .

Yours sincerely,

BANK OF AMERICA, N.A.

By:
Name:
Title:

Confirmed as of the date first above written:

AMGEN INC.

By:
Name:
Title:

Exhibit II – Form of Transaction Request

Date:             ,

To:	Bank of America, N.A.

Ladies and Gentlemen:

Reference is made to that certain Master Repurchase Agreement, dated as of August 24, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), between Amgen Inc. (the “Seller”) and Bank of America, N.A. (the “Buyer”).

The undersigned hereby requests that the Buyer purchase [—] on [—], a Business Day. The Seller hereby represents and warrants that (A) the conditions precedent specified in clauses (ii), (iii), (vi) and, solely with respect to actions of Seller and its affiliates, (vii) of Paragraph 3(c) of the Agreement are satisfied as of the date of this Transaction Request, and shall be satisfied on and as of the Purchase Date; and (B) the assumptions set forth in the non-consolidation opinion of Sullivan & Cromwell LLP [dated the date of the Agreement remain][dated as of the date hereof are] true and correct with respect to the applicable Transaction as of the date of this Transaction Request, and shall remain true and correct with respect to the applicable Transaction, on and as of the Purchase Date.

AMGEN INC.

By:
Name:

Title:

Exhibit III – Ancillary Agreement

ANCILLARY AGREEMENT

DATED AS OF [—], 2013

i

TABLE OF CONTENTS

(continued)

SECTION 4 MISCELLANEOUS		16

4.1	Termination	16
4.2	Indemnification	16
4.3	Capital Adequacy	17
4.4	Increased Costs	18
4.5	Assignment or Repurchase Upon Claim For Indemnification Etc.	19
4.6	Annual Audit	20
4.7	Amendments; Restructuring	20
4.8	Addresses for Notices	21
4.9	No Waiver; Cumulative Remedies	21
4.10	Consent to Jurisdiction; Waiver of Venue Objection; Service of Process	21
4.11	Waiver of Jury Trial	22
4.12	Assignment	22
4.13	Governing Law	22
4.14	Counterparts	22
4.15	Severability	22
4.16	No Third-Party Beneficiaries	22
4.17	Waiver of Immunities	22

ii

ANCILLARY AGREEMENT

ANCILLARY AGREEMENT, dated as of [—], 2013 (as amended, amended and restated or otherwise modified from time to time, this “Agreement”), is made by and between Amgen Inc., a Delaware corporation (the “Company”), and BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States of America.

Preliminary Statements

A. Each of Newco and Newco Sub is a direct or indirect wholly-owned subsidiary of the Company.

B. On June 25, 2013, Newco issued Class A Preferred Shares to the Company.

C. The Company has entered into the Repo Agreement with the Buyer, whereby the Company agrees to sell to the Buyer and the Buyer agrees to purchase from the Company the Class A Preferred Shares (subject to the Company’s obligation to repurchase, and the Buyer’s obligation to resell, the Class A Preferred Shares).

D. It is, or will be, a condition to the performance by the Buyer of its obligations under the Repo Agreement that the Company provides certain assurances set forth in this Agreement, and the Company will receive substantial direct and indirect benefits from the issuance and sale to Buyer of such Class A Preferred Shares.

In consideration of the premises, and intending to be legally bound by this Agreement, the Company agrees as follows:

SECTION 1

DEFINED TERMS; RULES OF CONSTRUCTION

1.1 Definitions. As used in this Agreement (including in the Preliminary Statements), capitalized terms defined in the preamble and other Sections of this Agreement and Exhibit A to this Agreement shall have the meanings set forth therein and capitalized terms used herein (including in the Preliminary Statements) but not otherwise defined herein shall have the meanings set forth in the Certificate of Designations.

1.2 Use of Certain Terms. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” mean “to but excluding”. Unless the context of this Agreement requires otherwise, the plural includes the singular, the singular includes the plural, and “including” has the meaning of “including without limitation”. The words “hereof”, “herein”, “hereby”, “hereunder”, and other similar terms refer to this Agreement (including Exhibit A to this Agreement) as a whole and not exclusively to any particular provision of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, or singular or plural, forms thereof, as the identity of the Person or Persons may require.

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1.3 Headings and References. Section and other headings are for reference only, and shall not affect the interpretation or meaning of any provision of this Agreement. Unless otherwise provided, references to Sections and Exhibits shall be deemed references to Sections of, and Exhibits to, this Agreement. Whether or not specified herein or therein, references to this Agreement and any other Operative Document include this Agreement and the other Operative Documents as the same may be amended, restated, modified or supplemented from time to time pursuant to the provisions hereof or thereof as permitted by the Operative Documents. References to any other agreement, contract, instrument, or document are to such agreement, contract, instrument, or document as amended, restated, modified or supplemented from time to time in accordance with the terms hereof (if applicable) and thereof. Whether or not specified herein, a reference to any law shall mean that law as it may be amended, modified or supplemented from time to time, and any successor law. A reference to a Person includes the successors and assigns of such Person, but such reference shall not increase, decrease or otherwise modify in any way the provisions in this Agreement governing the assignment of rights and obligations under or the binding effect of any provision of this Agreement, including Section 4.12.

SECTION 2

REPRESENTATIONS AND WARRANTIES

The Company hereby represents and warrants as of the date hereof, on any Closing Date, and, solely with respect to Section 2.15, as of August 24, 2013 as follows:

2.1 Due Formation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Newco and Newco Sub (together with the Company, each a “Relevant Party” and, collectively, the “Relevant Parties”) is duly incorporated or formed, validly existing and, to the extent applicable in the relevant jurisdiction, in good standing in the jurisdiction(s) of its incorporation or formation. Each of the Relevant Parties possesses all corporate, limited liability company or other applicable organizational powers necessary for the execution, delivery and performance of its obligations under the Operative Documents.

2.2 Authorization; No Contravention. The execution, delivery and performance by each Relevant Party of each Operative Document to which it is a party are within its organizational powers, have been duly authorized by all necessary corporate, limited liability company or other applicable organizational action, and do not and will not contravene (i) its Organizational Documents, (ii) any contract, mortgage, charge, Lien, lease, agreement, indenture, or other instrument to which such Relevant Party is a party or which is binding upon it or its property, except to the extent such contravention would not reasonably be expected to result in a Material Adverse Effect or (iii) any judgment, law, statute, rule or governmental regulation applicable to such Relevant Party or its property, except to the extent such contravention would not reasonably be expected to have a material adverse effect on the Unaffiliated Holders or the Buyer or any of their officers, directors and agents.

2.3 Governmental Approvals. No consent, approval, or authorization of, or declaration or filing with, any governmental authority, and no consent of any other Person, is

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required for the due execution, delivery and performance by each Relevant Party of each Operative Document to which it is a party, except those already obtained or made and those required to perfect security interests.

2.4 Enforceability. Each Operative Document to which any of the Relevant Parties is a party constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally or by general principles of equity (including implied covenants of good faith and fair dealing).

2.5 Investment Company; Holding Company.

(a) No Relevant Party is, or upon consummation of the transactions contemplated by the Operative Documents will be, required to be registered as an “investment company” (as defined in the Investment Company Act of 1940, as amended), or a company that would be such an investment company but for the application of sections 3(c)(1) and 3(c)(7) of such Act.

(b) No Relevant Party is subject to regulation as a “holding company,” an “affiliate” of a “holding company,” or a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935. Similarly, no Relevant Party will be subject to regulation as a “holding company,” an “affiliate” of a “holding company,” or a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 2005.

2.6 No Material Affiliate Event. No Incipient Material Affiliate Event or Material Affiliate Event has occurred and is continuing.

2.7 Representations of Relevant Parties. All of the written representations and warranties made by any Relevant Party in any Operative Document or any certificate delivered pursuant to any Operative Document were or will be true and correct in all material respects (or, in the case of any representation or warranty already qualified by materiality, in all respects) on the date such representations or warranties were so made, other than any such representations or warranties that, by their terms, refer to a specific date other than any such date, in which case as of such specific date.

2.8 Compliance with Terms and Conditions. To the Relevant Parties’ Actual Knowledge, the Relevant Parties have duly performed and complied in all material respects with all the terms and conditions set forth in the Operative Documents to which they are respectively party and (in the case of Newco) Certificate of Designations. Since their formation, each of Newco and Newco Sub have complied with the undertakings set forth in clauses (a) through (kk) of Section 3.1.

2.9 Certain U.S. Tax Matters Relating to Newco Sub. At no time has Newco Sub (i) held any interest that is treated as an equity interest for U.S. federal income tax purposes in any entity that is not treated as a corporation for U.S. federal income tax purposes, or (ii) engaged in any transaction or activity that would cause Newco Sub to be treated as engaged in the conduct of a trade or business in the United States for U.S. federal income tax purposes.

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2.10 Absence of Liabilities. Newco does not have any Liabilities or commitments of any nature whatsoever, whether accrued, absolute, contingent or otherwise, other than Liabilities and commitments arising under applicable law or arising under the Operative Documents, the Certificate of Designations, the Bye Laws, the IM Custody Agreement, the Investment Management Agreement, the Free Cash Investment Management Agreement, the Free Cash Custody Agreement or trade payables incurred in the ordinary course of business and other than Liabilities and commitments that are unsecured, do not constitute Indebtedness and do not, in the aggregate, exceed $100,000 outstanding at any time.

2.11 Legal Proceedings. Since its formation, there have been no judgments outstanding against Newco or affecting any property of Newco, nor any actions, suits or proceedings pending or, to the Actual Knowledge of the Relevant Parties, threatened against Newco that have had, or could reasonably be expected to have either individually or in the aggregate, a Material Adverse Effect.

2.12 Investigations, Audits, Etc. Since its formation, Newco has not been the subject of (x) any review or audit by the IRS or (y) any investigation by any governmental entity concerning the violation or possible violation of any law that, in the case of clause (y) only, could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to have a materially adverse effect on the rights of the Buyer under any of the Operative Documents.

2.13 Amendments. The Operative Documents, the Bye Laws, the Certificate of Designations, the Free Cash Custody Agreement, the IM Custody Agreement, the Investment Management Agreement and the Free Cash Investment Management Agreement contain the full agreement of the parties hereto with respect to the transactions contemplated thereby and no other agreements exist with respect to such transactions and no amendments, modifications, consents or waivers have been made to, or given under, the foregoing organizational documents and agreements after the date of their execution, except those that are immaterial and those that are executed or approved in writing by the Buyer.

2.14 No Liens. The property of Newco is not subject to any Lien (other than Liens created pursuant to the Operative Documents, the IM Custody Agreement and the Free Cash Custody Agreement and any Liens for taxes, assessments and governmental charges or levies not yet delinquent or being contested in good faith and by appropriate proceeding and as to which adequate reserves are being maintained in accordance with Generally Accepted Accounting Principles).

2.15 Solvency Representation. (a) After giving effect to the transactions contemplated by the subscription agreement between the Company and Newco dated June 24, 2013 and the Repo Agreement, in each case as and to the extent in effect on the date as of which this representation is made (i) the then fair value of the assets of the Company was or is greater than the then total amount of liabilities, including contingent liabilities, of the Company, (ii) the then present fair salable value of the assets of the Company was or is not less than the amount that, as

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applicable, was or will be required to pay the probable liabilities of the Company on its existing debts as they become absolute and matured, (iii) the Company did not and does not intend to, and did not and does not believe that it would or will, incur debts or liabilities beyond its ability to pay its own debts and liabilities as they mature and, (iv) the Company was or is not engaged in a business or a transaction, and was or is not about to engage in a business or a transaction, for which its property would constitute unreasonably small capital.

(b) After giving effect to the transactions contemplated by the subscription agreement between the Company and Newco dated June 24, 2013 and the Repo Agreement, in each case as and to the extent in effect on the date as of which this representation is made (i) the then fair value of the assets of Newco was or is greater than the then total amount of liabilities, including contingent liabilities, of Newco, (ii) the then present fair salable value of the assets of Newco was or is not less than the amount that, as applicable, was or will be required to pay the probable liabilities of Newco on its existing debts as they become absolute and matured, (iii) Newco did not and does not intend to, and did not and does not believe that it would or will, incur debts or liabilities beyond its ability to pay its own debts and liabilities as they mature and (iv) Newco was or is not engaged in a business or a transaction, and was or is not about to engage in a business or a transaction, for which its property would constitute unreasonably small capital.

2.16 Class A Preferred Shares. There are no Class A Preferred Shares outstanding other than the 34,097 shares of the Class A Preferred Shares that are authorized by the Certificate of Designations, and all such Class A Preferred Shares (other than Class A Preferred Shares that have become Purchased Securities are owned by the Company and no other Person has any right or interest therein (including any security interest or any right or power to direct the voting of such Class A Preferred Shares)).

2.17 Permitted Investments Account. Not later than, and including, the first date on which the Company shall have transferred any Class A Preferred Shares to the Buyer pursuant to the Repo Agreement, the Permitted Investments Account shall have been funded and invested in accordance with the Investment Management Agreement.

SECTION 3

COMPANY COVENANTS

3.1 Separateness Covenants. The Company hereby covenants and agrees that so long as any Class A Preferred Shares remain outstanding, the Company will, and will cause each of the other Relevant Parties and each of the other Relevant Subsidiaries to, comply with the following undertakings:

(a) each of the Company and the Relevant Subsidiaries will maintain its books, financial records and accounts, including inter-entity transaction accounts, checking and other bank accounts and custodian and other securities safekeeping accounts, (i) separate and distinct from those of each of Newco and Newco Sub and (ii) in a manner so that it will not be difficult or costly to segregate, ascertain or otherwise identify its assets and liabilities separate and distinct from the assets and liabilities of Newco and Newco Sub;

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(b) each of Newco and Newco Sub will maintain their books, financial records and accounts, including inter-entity transaction accounts, checking and other bank accounts and custodian and other securities safekeeping accounts, (i) separate and distinct from those of any other Person and (ii) in a manner so that it will not be difficult or costly to segregate, ascertain or otherwise identify its assets and liabilities separate and distinct from the assets and liabilities of any other Person;

(c) each of the Company and the Relevant Subsidiaries will not commingle any of its assets, funds, liabilities or business functions with the assets, funds, liabilities or business functions of Newco and Newco Sub;

(d) each of Newco and Newco Sub will not commingle any of its assets, funds, liabilities or business functions with the assets, funds, liabilities or business functions of any other Person;

(e) each of Newco and Newco Sub will conduct its own business in its own name, and observe all requisite corporate or other organizational and internal procedures and formalities under applicable law;

(f) neither Newco nor Newco Sub will be consensually merged, amalgamated or consolidated with any other Person (other than with the other, the Company or a Relevant Subsidiary solely for accounting purposes and other than Newco Sub being disregarded as an entity separate from its owner for U.S. tax purposes);

(g) none of the Company and the Relevant Subsidiaries will conduct its business in the name of Newco or Newco Sub;

(h) the Company will include in its periodic reports filed with the SEC information that clearly discloses the separate existence and identity of Newco from the Company and the Relevant Subsidiaries and that Newco has separate assets and liabilities;

(i) conduct all transactions, contracts and dealings between the Company or any Relevant Subsidiary, on the one hand, and Newco or Newco Sub, on the other hand, including transactions, agreements and dealings pursuant to which the assets or property of one is used or to be used by the other, in a manner that reflects the separate identity and legal existence of each such Person;

(j) conduct all transactions, contracts and dealings between Newco or Newco Sub, on the one hand, and any other Person, on the other hand, including transactions, agreements and dealings pursuant to which the assets or property of one is used or to be used by the other, in a manner that reflects the separate identity and legal existence of each such Person;

(k) each of Newco and Newco Sub will hold all of its assets in its own name;

(l) conduct all transactions between Newco or Newco Sub, on the one hand, and any other Person, on the other hand, in the name of Newco or Newco Sub, as applicable, as an entity separate and distinct from any other Person;

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(m) except as otherwise contemplated in this Agreement or the Indemnity Documents, each of Newco and Newco Sub will pay its liabilities and losses from its assets, and each of the Company and the Relevant Subsidiaries will pay their liabilities and losses from assets other than those of Newco and Newco Sub;

(n) cause its representatives and agents (whether or not they are “loaned” employees of the Company or any Relevant Subsidiary), when purporting to act on behalf of Newco or Newco Sub, to hold themselves out to third parties as being representatives or agents, as the case may be, of Newco or Newco Sub and, to the extent any such items are utilized, will utilize business cards, letterhead, purchase orders, invoices and the like of Newco or Newco Sub, as applicable, when so acting;

(o) except as otherwise contemplated in the Indemnity Documents or permitted by clause (p) below, each of Newco and Newco Sub will compensate all consultants, independent contractors and agents from its own funds for services provided to it by such consultants, independent contractors and agents;

(p) ensure that, to the extent that Newco or Newco Sub, on the one hand, and any other Person, on the other hand:

(i) jointly contract or do business with vendors or service providers or share overhead expenses, the costs and expenses incurred in so doing will be fairly and reasonably allocated between or among such Persons, with the result that each such Person bears its fair share of all such costs and expenses; and

(ii) contracts or does business with vendors or service providers where the goods or services are wholly or partially for the benefit of the other, then the costs incurred in so doing will be fairly and reasonably allocated to the Person for whose benefit the goods or services are provided, with the result that each such Person bears its fair share of all such costs;

(q) neither the Company nor any Relevant Subsidiary will make any inter-entity loans, advances, guarantees, extensions of credit or contributions of capital to, from or for the benefit of Newco or Newco Sub, as the case may be, without proper documentation and accounting in accordance with applicable Generally Accepted Accounting Principles and only in accordance with, or as contemplated by, the provisions of the Certificate of Designations and the Operative Documents;

(r) neither Newco nor Newco Sub will make any inter-entity loans, advances, extensions of credit or contributions of capital to, from or for the benefit of any other Person without proper documentation and accounting in accordance with applicable Generally Accepted Accounting Principles and only in accordance with, or as contemplated by, the provisions of Certificate of Designations and the Operative Documents;

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(s) not to refer to itself in a manner inconsistent with its status as a legal entity separate and distinct from Newco and Newco Sub;

(t) each of Newco and Newco Sub will not refer to itself in a manner inconsistent with its status as a legal entity separate and distinct from any other Person;

(u) neither the Company nor any Relevant Subsidiary will hold out the credit of Newco or Newco Sub as being available to satisfy the obligations of the Company or any Relevant Subsidiary or any other Person;

(v) neither Newco nor Newco Sub will hold out the credit of any other Person as being available to satisfy the obligations of Newco or Newco Sub;

(w) neither Newco nor Newco Sub will hold out its credit as being available to satisfy the obligations of any other Person;

(x) each Relevant Party will maintain adequate capital in light of its contemplated business operations;

(y) neither the Company nor any Relevant Subsidiary will guarantee or become obligated for the Indebtedness or other obligations of Newco or Newco Sub;

(z) neither Newco nor Newco Sub will guarantee or become obligated for the debts of any other Person;

(aa) neither the Company nor any Relevant Subsidiary will acquire the obligations or securities of Newco or Newco Sub, except as contemplated by or permitted under the Operative Documents;

(bb) Newco will not acquire or hold the obligations, securities or any other Indebtedness of any other Person, except as contemplated by or permitted under the Operative Documents;

(cc) neither the Company nor any Relevant Subsidiary will pledge its assets for the benefit of Newco or Newco Sub;

(dd) neither Newco nor Newco Sub will pledge its assets in support of the obligations of any other Person;

(ee) each of the Company and the Relevant Subsidiaries will take all actions that it deems necessary and appropriate to correct any misunderstanding of which it has Actual Knowledge or of which it has received notice regarding its separate identity from Newco and Newco Sub;

(ff) each of Newco and Newco Sub will take all actions that it deems necessary and appropriate to correct any misunderstanding of which it has Actual Knowledge or of which it receives notice regarding its separate identity from any other Person;

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(gg) each of Newco and Newco Sub will not use its separate existence and not permit that its separate existence be used by any of its Affiliates, in each case, to abuse its creditors or to perpetrate a fraud, injury, or injustice on its creditors;

(hh) each of Newco and Newco Sub will ensure that (i) all transactions between it or any of its Affiliates, on the one hand, and Newco or Newco Sub, on the other hand, are, and will be, duly authorized and documented, and recorded accurately in the appropriate books and records of such Persons, and (ii) all such transactions are, and will be, on arm’s-length terms fair to each party, constitute exchanges for fair consideration and for reasonably equivalent value, and are, and will be, made in good faith and without any intent to hinder, delay, or defraud its creditors;

(ii) neither Newco nor Newco Sub will take any action, or engage in transactions with any of its Affiliates, unless the boards of directors or managers, managing members, or officers, as appropriate, of such Affiliate and Newco or Newco Sub, as the case may be, determine in a reasonable fashion that such actions or transactions are in their respective entities’ best interests, it being agreed by the parties hereto that this Agreement and the other Operative Documents (and the transactions contemplated hereby and thereby and permitted hereunder and thereunder, including those pertaining to the payment of dividends by Newco) satisfy the foregoing standard and satisfy the requirements of this clause (ii);

(jj) no Relevant Party will enter into the transactions contemplated by this Agreement or any other Operative Document to which it is a party in contemplation of insolvency or with a design to prefer one or more of its creditors to the exclusion in whole or in part of another of its creditors or with an intent to hinder, delay or defraud any of its creditors; and

(kk) the Company will not permit Newco Sub to make a dividend or distribution to Newco, or permit any Relevant Subsidiary to make a dividend or distribution to Newco Sub or Newco or to another Relevant Subsidiary that will result in the making of a dividend or distribution to Newco Sub or Newco, unless such dividend or distribution shall be lawfully declared and paid and shall not, at the time of the payment of any such dividend or distribution, be subject to rescission or repayment under applicable law.

Notwithstanding the foregoing restrictions on its activities, the Company will cause each of Newco and Newco Sub to be authorized and permitted to take the actions required by the Certificate of Designations and the Operative Documents to which they are party. Nothing herein shall require or be deemed to require the Company or any Relevant Subsidiary, directly or indirectly, (a) to pay or guarantee the payment of or to take any action intended to pay or guarantee the payment of any expenses or liabilities of Newco or Newco Sub or (b) to make any capital contribution to or otherwise advance or supply funds or assets to Newco or Newco Sub for the purchase or payment of any expenses or liabilities of Newco or Newco Sub or to maintain working capital or equity capital of Newco or Newco Sub or otherwise to maintain the net worth or solvency of Newco or Newco Sub.

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3.2 General Covenants. The Company hereby covenants and agrees that, so long as any Class A Preferred Shares remain outstanding, except as otherwise permitted by this Agreement or any other Operative Documents, the Company will not at any time:

(a) Indebtedness, Etc. Permit Newco to (i) incur or become liable for any Indebtedness, (ii) guarantee the liabilities of any other Person, (iii) have any employees, or (iv) create, incur or suffer to exist any Liens of any kind on the Permitted Investments (other than Liens created pursuant to the Operative Documents, the IM Custody Agreement and the Free Cash Custody Agreement and any Liens for taxes, assessments and governmental charges or levies not yet delinquent or being contested in good faith and by appropriate proceedings and as to which adequate reserves are being maintained in accordance with Generally Accepted Accounting Principles).

(b) Sale, Etc., of Assets; Equity. Permit Newco to (i) sell, transfer or otherwise dispose of, in any case, whether in one transaction or in a series of transactions, any of its assets or (ii) issue any equity securities, in each case, other than as expressly permitted under the Certificate of Designations or any Operative Document.

(c) Merger, Etc. Except as permitted by the Certificate of Designations, permit any of Newco and Newco Sub to merge, amalgamate or consolidate with any Person (other than a consolidation with the Company or a Relevant Subsidiary solely for accounting purposes and other than Newco Sub being disregarded as an entity separate from its owner for U.S. tax purposes but not for any corporate purposes under the laws of Bermuda), or permit any capital stock of Newco Sub to be held by any person other than Newco.

(d) Investments. Direct Newco, the Custodian or the Investment Manager, or authorize or permit Newco, the Custodian or the Investment Manager, to hold or invest in any assets other than as permitted under the Certificate of Designations.

(e) Bankruptcy, Etc. Consent to, vote for, or otherwise cause or permit Newco or Newco Sub voluntarily to take any action of the type referred to in the definition of Bankruptcy Action.

(f) Structure of Newco. Direct, authorize or permit Newco to amend the Bye-laws or the Certificate of Designations, including, without limitation, to effect any modification to the governing structure of Newco, except as permitted under the Certificate of Designations.

(g) Class A Preferred Payments. Direct, authorize or permit Newco to give any instruction with respect to payments in respect of the Class A Preferred Shares other than an instruction in accordance with the Certificate of Designation.

(h) Class A Vote. Direct, authorize or permit Newco to take any action requiring a class vote of the Class A Preferred Shares in contravention of the outcome of such a vote or without having conducted such a vote.

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3.3 Reporting Requirements. The Company hereby covenants and agrees that, so long as the Class A Preferred Shares remain outstanding, it will furnish to (i) in the case of clause (b) below, the Person specified therein, and (ii) in all other cases, each Applicable Person, the following:

(a) Public Reports. A copy of all of the information and reports referred to in this sentence: (i) within 90 days after the end of each fiscal year (or, if earlier, the date on which each of the Company and the Relevant Subsidiaries file the same with the SEC), deliver to Buyer, by mail or electronic communications, a copy of its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, all in reasonable detail, accompanied by a report of Ernst & Young or other independent public accountants of recognized national standing selected by the Company which report and opinion shall be prepared in accordance with Generally Accepted Accounting Principles at such date, and (ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or, if earlier, the date on which the Company files the same with the SEC), deliver by mail or electronic communications to Buyer, a copy of its consolidated balance sheet and related statements of operations as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year and its related statement of cash flows for the then elapsed portion of the fiscal year, all in reasonable detail, all certified by one of its financial officers as presenting fairly in all material respects the financial position and results of operations and cash flows of the Company and the consolidated Relevant Subsidiaries on a consolidated basis in accordance with Generally Accepted Accounting Principles consistently applied, subject to normal year-end audit adjustments (which certification requirements shall be deemed satisfied by the execution by a financial officer of the certification required to be filed with the SEC pursuant to Item 601 of Regulation S-K). Notwithstanding the foregoing, the Company will be deemed to have furnished such reports referred to in the preceding paragraph if the Company has filed such reports with the SEC via the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system) and such reports are publicly available.

(b) Compliance Certificate. Within 45 days after the close of each of the Company’s fiscal quarters, an officer’s certificate signed by a Senior Officer of the Company and stating that a review of the activities of the Relevant Parties during the preceding fiscal year has been made under his or her supervision with a view to determining whether the Company has performed its obligations under this Agreement, and further stating that to his or her Actual Knowledge no Incipient Material Affiliate Event or Material Affiliate Event has occurred during such period and remains in existence and further stating that the Company has not received notice of any such event that has occurred during such period and remains in existence or, if either (i) an Incipient Material Affiliate Event or (ii) a Material Affiliate Event shall have so occurred (whether or not cured), describing all such Incipient Material Affiliate Events or Material Affiliate Events of which he or she has Actual Knowledge and what action the Company is taking (or has taken) or proposes to take with respect thereto.

(c) Notice of Incipient Material Affiliate Event or Material Affiliate Event. Within five Business Days after the earlier of the date on which a Senior Officer of the Company has Actual Knowledge of such occurrence and the date on which the Company receives notice of such occurrence, written notice of the occurrence of an Incipient Material Affiliate Event or Material Affiliate Event and setting forth in reasonable detail the actions that the Company has taken or proposes to take with respect thereto and whether or not cured.

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(d) Newco Financial Statements. Within thirty days of the end of each fiscal quarter, the Company shall deliver to the Buyer unaudited financial statements of Newco prepared in accordance with Generally Accepted Accounting Principles, except that such financial statements shall not apply ASC Topic 810 (Consolidations) (or any successor or replacement provision of Generally Accepted Accounting Principles covering a similar subject), and instead the interests in Newco Sub will be carried at historical cost. Such financial statements shall be certified by a Senior Officer of the Company.

3.4 Check-the-Box Elections. The Company has caused Newco Sub to file a valid election with the U.S. Internal Revenue Service (the “IRS”) to be treated from its date of formation as a disregarded entity for U.S. federal income tax purposes in accordance with Treasury Regulation section 301.7701-3(c) and will cause Newco Sub to maintain its status as a disregarded entity for all relevant times in the future.

3.5 Company Tax Filing Obligations. In connection with the transfer of the shares of Newco Sub to Newco, the Company (i) will timely execute and file with the IRS a “gain recognition agreement” described in Treasury Regulation section 1.367(a)-8 and the waiver of the period of limitations described therein in the Company’s consolidated U.S. federal income tax return by the due date (including extensions) of such return for the year of the transfer, in accordance with the procedures specified in Treasury Regulation section 1.367(a)-8(d) and (e) and (ii) will timely execute and file the annual certification described in Treasury Regulation section 1.367(a)-8(g) in the Company’s consolidated U.S. federal income tax return by the due date (including extensions) of such return for each of the five full taxable years following the year of the transfer, in accordance with the procedures specified in Treasury Regulation section 1.367(a)-8.

3.6 Covenants Regarding Newco. The Company shall cause Newco not to:

(a) establish any physical presence or branch office or acquire or rent office space in the United States or any other jurisdiction (other than Bermuda);

(b) appoint a representative or agent in the United States or any other jurisdiction outside of Bermuda with unlimited authority to conduct the business of Newco or to sign contracts for and on behalf of Newco in any such jurisdiction;

(c) become a plaintiff, or counterclaim, in any suit, action or proceedings outside Bermuda, except in a special proceeding for purposes of disclaiming the jurisdiction of the relevant court or tribunal;

(d) voluntarily appear before a court in any suit, action or proceedings outside Bermuda, except in a special proceeding for purposes of disclaiming the jurisdiction of the relevant court or tribunal;

(e) expressly agree to submit to the jurisdiction of any court outside of Bermuda;

(f) hold board of director or shareholder meetings in or from within any jurisdiction other than Bermuda or such other jurisdiction (other than the United States) as should not, in the opinion of counsel, result in Newco being determined to have a place of business for any purposes in such other jurisdiction;

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(g) maintain any property or assets of Newco in the United States or maintain any material amount of property or assets of Newco in any other jurisdiction (other than Bermuda), it being understood that the assignment of any rights or the delegation of any duties by the Custodian to any subcustodian pursuant to the IM Custody Agreement or the Free Cash Custody Agreement shall not violate this clause 3.6(g);

(h) elect or cause any election to be made to treat Newco as other than a corporation for U.S. tax purposes;

(i) have a registered office in any jurisdiction other than Bermuda; or

(j) become an “investment company” (as defined in the US Investment Company Act of 1940, as amended, or a company that would be such an investment company but for the application of sections 3(c)(1) and 3(c)(7) of such Act).

3.7 Investment Manager. The Company agrees to cause Newco to appoint an Investment Manager to oversee the Permitted Investments Account and the Company agrees to cause Newco to enter into, and maintain in full force and effect the Investment Management Agreement with such Investment Manager. Promptly upon the Company or Newco attaining Actual Knowledge, or receiving notice, of a breach by the Investment Manager of its obligations under the Investment Management Agreement, the Company shall cause Newco to enforce its rights under the Investment Management Agreement. In the event that the Investment Manager shall have (a) notified Newco of its intention to resign, (b) breached any of its obligations under the Investment Management Agreement or (c) failed to meet the criteria set forth in the definition of Investment Manager in the Certificate of Designations, the Company agrees to cause Newco to provide written notice to each Applicable Person reasonably promptly, and in any event, no later than three Business Days following the date of receipt of such notice from the Investment Manager or the date that the Company or Newco attains Actual Knowledge of such breach or failure. Further, the Company agrees to cause Newco (i) to appoint, (x) in the case of an event described in clause (a) above, by no later than 30 days following the date of receipt of such notice from the Investment Manager and (y) in the case of an event described in clause (b) or (c) above, by no later than 30 days following the later of (A) the date that the Company or Newco attains Actual Knowledge, or receives notice, of such breach or failure and (B) the expiration of any applicable grace or cure period in the Investment Management Agreement, if the relevant breach has not been cured, in each case, a new Investment Manager meeting the criteria set forth in the definition of Investment Manager in the Certificate of Designations to replace such resigning or defaulting Investment Manager and (ii) to enter into a new Investment Management Agreement with the replacement Investment Manager appointed in accordance with clause (i) above containing (A) identical investment guidelines, (B) substantially identical provisions relating to reporting and termination, and (C) other terms that are not materially less favorable to Newco, and to irrevocably instruct the replacement Investment Manager to provide to Buyer all reports and internet access referred to in section 6 of the Investment Management Agreement.

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3.8 Custodian. The Company agrees to cause Newco to appoint a Custodian with respect to the Permitted Investments Account and the Company agrees to cause Newco to enter into, and maintain in full force and effect, the IM Custody Agreement with such Custodian. Promptly upon the Company or Newco attaining Actual Knowledge, or receiving notice, of a breach by the Custodian of its obligations under the IM Custody Agreement, the Company shall cause Newco enforce its rights under the IM Custody Agreement. In the event that the Custodian shall have (a) notified Newco of its intention to resign, (b) breached any of its obligations under the IM Custody Agreement or (c) failed to meet the criteria set forth in the definition of Custodian in the Certificate of Designations, the Company agrees to cause Newco to provide written notice to each Applicable Person reasonably promptly, and in any event, no later than three Business Days following the date of receipt of such notice from the Custodian or the date that the Company or Newco attains Actual Knowledge, or receives notice, of such breach or failure. Further, the Company agrees to cause Newco (i) to appoint, (x) in the case of an event described in clause (a) above, by no later than 30 days following the date of receipt of such notice from the Custodian and (y) in the case of an event described in clause (b) or (c) above, by no later than 30 days following the later of (A) the date that the Company or Newco attains Actual Knowledge of such breach or failure and (B) the expiration of any applicable grace or cure period in the IM Custody Agreement, if the relevant breach has not been cured, in each case, a new Custodian meeting the criteria set forth in the definition of Custodian in the Certificate of Designations to replace such resigning or defaulting Custodian and (ii) to enter into a new IM Custody Agreement with the replacement Custodian appointed in accordance with clause (i) above containing (A) identical provisions relating to instructions for transfers from the account maintained pursuant to the IM Custody Agreement, (B) substantially identical provisions on reporting, termination, and waiver of Liens and set-off, and (C) other terms that are not materially less favorable to Newco, and to irrevocably instruct the replacement Custodian to provide to Buyer all reports referred to in section 6 of the IM Custody Agreement.

3.9 Issued and Outstanding Class A Preferred Shares. The Company agrees that (a) there shall be no Class A Preferred Shares issued and outstanding at any time other than the 34,097 shares of Class A Preferred Shares that are authorized by the Certificate of Designations, and (b) until the Repo Transaction Termination Date, the Company shall not transfer, and, to the extent permitted by applicable law, shall cause Newco not to effect any issuance of, any Class A Preferred Shares or any right or interest therein (including any security interest or any right or power to direct the voting of such Class A Preferred Shares) except to Buyer pursuant to the Repo Agreement (including any of Buyer’s successors and assignees as provided in the Repo Agreement) or to a buyer under a repurchase agreement that becomes a party to the voting agreement in respect of the Class A Preferred Shares.

3.10 Transfers from Permitted Investments Account. The Company agrees not to cause or permit Newco (a) to withdraw or otherwise remove from the Permitted Investments Account any instrument or security or (b) instruct or authorize any release or disbursement of funds from the Permitted Investments Account unless such release or disbursement is for the purpose of paying amounts due to holders of the Class A Preferred Shares in connection with a redemption of the Class A Preferred Shares pursuant to section 6.1 or 6.2 of the Certificate of Designations.

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3.11 Director Services Agreement. The Company shall cause Newco to comply with the terms of that certain agreement between Newco and Appleby Services (Bermuda) Ltd., with a commencement date of June 14, 2013, relating to the provision of the services of the Independent Director.

3.12 Liquidation of Permitted Investments. At all times prior to the Repo Transaction Termination Date, the Company agrees not to permit or cause Newco to liquidate any Permitted Investments, except as contemplated by the Investment Management Guidelines and in connection with the redemption of Class A Preferred Shares in accordance with section 6 of the Certificate of Designations.

3.13 Certain U.S. Tax Matters Relating to Newco Sub. At all times prior to the Repo Transaction Termination Date, the Company (i) will cause Newco Sub not to hold any interest that is treated as an equity interest for U.S. federal income tax purposes in any entity that is not treated as a corporation for U.S. federal income tax purposes, and (ii) will cause Newco Sub not to engage in any transaction or activity that would cause Newco Sub to be treated as engaged in the conduct of a trade or business in the United States for U.S. federal income tax purposes.

3.14 Certificate of Authorized Persons relating to the IM Custody Agreement. The Company agrees not to permit or cause Newco, prior to the Repo Transaction Termination Date, to furnish any new Certificate of Authorized Persons to the Custodian under the IM Custody Agreement (or to revise any existing such certificate) unless such new (or revised) Certificate of Authorized Persons has been furnished by, or consented to by, the Investment Manager and does not contain any employees or agents (other than the Investment Manager) of any Relevant Party or any Affiliate thereof. As used in this Section 3.14, “Certificate of Authorized Persons” means the Certificate of Authorized Persons furnished to the Custodian pursuant to the IM Custody Agreement in the form of the exhibit thereto captioned “Certificate of Authorized Persons”.

3.15 Recapture of Dividends. In the event that Newco shall be legally obligated to make restitution of any amount or property received by it as a dividend or distribution to the immediate or indirect payor thereof or the legal representative of such payor, if and to the extent that the proceeds of such dividend or distribution shall have been paid or transferred to the Company as a dividend or distribution by Newco, the Company shall promptly make a capital contribution to Newco in an amount equal to the cash or the fair value of any non-cash property distributed to it from such proceeds.

3.16 Certification in Connection with Newco Dividends. In connection with each meeting of the directors of Newco for the purpose of consideration of a declaration of a dividend or distribution, the Company shall cause an appropriate officer of Company to provide a certification to the directors of Newco substantially to the effect that such officer has determined, having conducted due diligence into the source of the funds or property out of which such dividend or distribution is to be paid or made, that the declaration of the proposed dividend or distribution will be permitted under the standards specified in the law of Bermuda and that such officer has no reason to believe that the funds or property out of which such dividend or distribution is proposed to be paid or made is subject to recovery by or restitution to the immediate or indirect source thereof.

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SECTION 4

MISCELLANEOUS

4.1 Termination. This Agreement shall terminate one day after the Repo Transaction Termination Date; provided, however, that (i) the agreements in Section 4.2 shall survive the Repo Transaction Termination Date and the termination of this Agreement and (ii) if the Transactions under the Repo Agreement (or any portion thereof) are settled through a redemption of the Class A Preferred Shares, the agreements in Section 3.6 will survive the termination of this Agreement with respect to each applicable jurisdiction until after a period of time has lapsed following the Repo Transaction Termination Date which corresponds to the duration of the insolvency avoidance or preference period applicable, if any, under the insolvency laws of such jurisdiction.

4.2 Indemnification. The Company agrees to indemnify, save and hold harmless the Buyer and its Affiliates, directors, officers, agents, partners, attorneys, advisors and employees (collectively the “Indemnitees”) from and against: (a) any and all claims, demands, actions or causes of action asserted by any third party or by the Company or Newco if the claim, demand, action or cause of action arises out of or relates to such Buyer’s commitment under the Repo Agreement, the purchase and holding of the Class A Preferred Shares, any transaction contemplated by this Agreement, or any relationship or relationship alleged to exist by the Company, its Affiliates, Newco or any other third party of any Indemnitee to the Company, any Affiliate or the Company related to this Agreement or the Operative Documents; (b) any administrative or investigative proceeding by any governmental agency arising out of or related to a claim, demand, action or cause of action described in clause (a) above; and (c) any and all liabilities, losses, costs, or expenses (including reasonable attorneys’ fees and disbursements and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct, or with respect to any dispute between any Indemnitee that is a Buyer and any other person that is another Buyer unless such dispute shall have arisen from a breach by the Company or Newco of an Operative Document or a Material Affiliate Event. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify the Company, but the failure to so promptly notify the Company shall not affect the Company’s obligations under this Section 4.2 unless such failure materially prejudices the Company’s right to participate in the contest of such claim, demand, action or cause of action. If requested by the Company in writing, such Indemnitee shall in good faith contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit the Company to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which the Company may be liable for payment of indemnity hereunder shall give the Company written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain the Company’s prior written consent. In connection with any claim, demand, action or cause of action covered by this Section 4.2 against more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel selected by the Indemnitees and reasonably acceptable to the Company; provided that, if such legal counsel determines in good faith that representing all such

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Indemnitees would or could result in a conflict of interest under laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each Indemnitee shall be entitled to separate representation by legal counsel selected by that Indemnitee and reasonably acceptable to the Company, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees; provided further that the amount of the legal fees to be reimbursed by the Company shall be limited to an amount reasonably determined following consultation between the Company, such Buyer and their respective legal counsel, to be equal to the amount that would have been expended if the Indemnitees have been represented by one counsel. Any obligation or liability of the Company to any Indemnitee under this Section 4.2 shall survive the expiration or termination of this Agreement and the repurchase of the Class A Preferred Shares pursuant to the Repo Agreement and the payment and performance of all other obligations of the Company under the Operative Documents. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 4.2 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Company, its directors, equity holders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Company shall timely pay all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under the Repo Agreement or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or the Repo Agreement to the relevant governmental authority in accordance with applicable law. Except as otherwise provided in the preceding sentence, this Section 4.2 shall not apply to the extent that the losses, claims, demands, actions, causes of action, damages, liabilities or expenses relate to any taxes (including withholding taxes and other taxes) for which there may be an indemnification, reimbursement or other payment obligation imposed on the Company pursuant to any other provision of this Agreement. No party hereto or any Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Operative Documents or the transactions contemplated hereby or thereby.

The Company agrees to indemnify Buyer against any loss incurred by Buyer as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which Buyer is able to purchase United States dollars with the amount of the Judgment Currency actually received by Buyer. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any customary premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

4.3 Capital Adequacy. If the Buyer determines in good faith that compliance with any law or regulation or with any guideline or request (excluding any published as of the date hereof

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or currently scheduled to take effect) from any central bank or other governmental agency (whether or not having the force of law), in each case adopted or effective after the date hereof has or would have the effect of reducing the rate of return on the capital of such Buyer or any corporation controlling such Buyer as a consequence of, or with reference to, such Buyer’s commitment under the Repo Agreement or its purchase of the Class A Preferred Shares thereunder, below the rate which such Buyer or such other corporation could have achieved but for such compliance (taking into account the policies of such Buyer or corporation with regard to capital), then the Company shall from time to time, upon demand by such Buyer, immediately pay to such Buyer additional amounts sufficient to compensate such Buyer or other corporation for such reduction. A certificate as to such amounts, setting forth in reasonable detail the basis for such calculations, submitted to the Company by such Buyer, shall be conclusive and binding for all purposes, absent manifest error. The Buyer agrees promptly to notify the Company of any circumstances that would cause the Company to pay additional amounts pursuant to this Section 4.3. For the purposes of this Section 4.3, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to have been adopted or effective after the date hereof, regardless of the date enacted, adopted, effective or issued.

4.4 Increased Costs. (a) If, after the date hereof, by reason of (i) the adoption of any law by any governmental agency, central bank or comparable authority with respect to activities in the Eurocurrency market, or (ii) any change in the interpretation or administration of any existing law by any governmental agency, central bank or comparable authority charged with the interpretation or administration thereof, or (iii) compliance by the Buyer with any request or directive (whether or not having the force of law) of any such governmental agency, central bank or comparable authority, or (iv) the existence or occurrence of circumstances affecting the Eurocurrency market generally that are beyond the reasonable control of the Buyer:

(A) any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit, compulsory loan, insurance charge or similar requirements shall be imposed, modified or deemed applicable against assets of, deposits with or for the account of, or credit extended by, such Buyer; or

(B) such Buyer shall have imposed on it by any regulatory body any other condition, cost or expense affecting its purchase of the Class A Preferred Shares or its commitment under the Repo Agreement, or any of the same shall otherwise be adversely affected;

and the result of any of the foregoing, as determined by such Buyer, increases the cost to such Buyer of its purchase and holding of the Class A Preferred Shares or its commitment under the Repo Agreement or reduces the amount of any sum received or receivable by such Buyer with respect of its purchase and holding of the Class A Preferred Shares or its commitment under the Repo Agreement, then, upon demand by such Buyer, the Company shall pay to such Buyer such additional amount or amounts as will compensate such Buyer for such increased cost or reduction; provided, however, that this Section 4.4 shall not apply to taxes indemnified pursuant to paragraph 14(c) of Annex I of the Repo Agreement and the imposition of, or any change in the

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rate of, any income or franchise taxes imposed on (or measured by) Buyer’s net income or net profits by the United States of America or by the jurisdiction (or any political subdivision of any such jurisdiction) under the laws of which Buyer is organized, in which Buyer’s principal office (or other fixed place of business) is located or in which Buyer is otherwise engaged in a trade or business as a result of transactions unrelated to the Transactions (as defined in the Repo Agreement). A statement of any Buyer claiming compensation under this subsection and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. Such Buyer agree to endeavor promptly to notify the Company of any event of which it has actual knowledge (and, in any event, within 90 days from the date on which it obtained such knowledge), occurring after the date hereof, which will entitle such Buyer to compensation pursuant to this Section 4.4, and agrees to designate a different funding office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the judgment of such Buyer, otherwise be disadvantageous to such Buyer. For the purposes of this Section 4.4, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to have been adopted or changed after the date hereof, regardless of the date adopted or changed.

(b) Anything in this Agreement to the contrary notwithstanding, to the extent any notice under Section 4.3 or this Section 4.4 is given by such Buyer more than 180 days after such Buyer has knowledge (or should have had knowledge) of the occurrence of the event or of the amount of such claim giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Section 4.3 or 4.4, such Buyer shall not be entitled to compensation under such Section for any such amounts incurred or accruing prior to the giving of such notice (except that, if such event giving rise to the cost, reduction in amounts, loss, tax or other amounts described in such Section is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effective thereof).

4.5 Assignment or Repurchase Upon Claim For Indemnification Etc. In the event that the Buyer shall (i) request indemnification for any costs under Section 4.3 or 4.4 hereof or paragraph 14(c) of Annex I of the Repo Agreement, and such costs would continue to accrue while the Buyer retains its interest under the Repo Agreement; or (ii) an “Event of Default” (as defined in the Repo Agreement) pertaining to the Buyer described in paragraph 11 of the Repo Agreement shall have occurred and be continuing; or (iii) the Buyer’s having withheld its agreement to a waiver or amendment of any Operative Document, the Certificate of Designations or the Bye Laws if such waiver or amendment shall have been consented to by the holder of a majority of the Class A Preferred Shares under their respective Operative Documents, the Certificate of Designations or the Bye Laws then, in each case (a) the Seller may designate an Accelerated Repurchase Date (as defined in the Repo Agreement) in respect of the Purchased Securities under the Repo Agreement without providing for the repurchase of any other Class A Preferred Shares or (b) the Buyer will, upon the request of the Seller, transfer all its right, title and interest in and to the Operative Documents, the Certificate of Designations, the Bye Laws and the Purchased Securities to such person as the Seller shall designate, at a price not less than the price that would be payable upon an acceleration of repurchase date pursuant to the

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confirmation comprised in the Repo Agreement, provided that (x) such assignment will neither give rise to unindemnified costs to the Buyer nor require burdensome actions on the part of the Buyer or its Affiliates in order to comply with applicable law; and (y) such assignment shall be on the terms referred to in clauses (a) and (b) of clause (ii) of the definition of “Valuation Process” in Section 2 of Annex I of the Repo Agreement. In the event that the Seller shall have exercised its rights pursuant to clause (a) of the first sentence of the section corresponding to this Section 4.5 of the ancillary agreement of another holder of Class A Preferred Shares and shall propose to cause the purchase of such Class A Preferred Shares by another person, or shall exercise its rights pursuant to clause (b) of the first sentence of such section, the Seller shall first offer to cause the sale of such shares to all then-current holders of Class A Preferred Shares at a price equal to the price that would be payable upon an acceleration of repurchase date pursuant to the confirmation comprised in the Repo Agreement, subject to provisos (x) and (y) stated above. If the holders of Class A Preferred Shares elect not to purchase all such Purchased Securities, Seller may offer to cause the sale of any such shares not sold to a holder of Class A Preferred Shares to any financial institution on the list separately agreed. The Company shall not sell or cause to be sold to any person not described in the two next previous sentences any shares with respect to which it shall have exercised its rights pursuant to the section corresponding to this Section 4.5 of the ancillary agreement of another holder of Class A Preferred Shares. The Company shall not transfer any shares repurchased by it pursuant to the section corresponding to this Section 4.5 of the ancillary agreement of another holder of Class A Preferred Shares to any person who is or would become an Unaffiliated Holder unless the transferee shall have entered into a repurchase agreement and voting agreement in form and substance satisfactory to the Buyer; provided, that a repurchase agreement in the form of the Repo Agreement and a voting agreement in the form of the voting agreement attached as Exhibit VI to the Repo Agreement shall be deemed to be satisfactory to the Buyer.

4.6 Annual Audit. The Buyer agrees to: (i) vote in favor of the waiver of the annual audit of Newco’s financial statements; and (ii) direct each director who was appointed by it or who acts on its behalf as a nominee of the Class A Preferred Shareholders to vote in favor of the waiver of the annual audit of Newco’s financial statements.

4.7 Amendments; Restructuring. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Company herefrom, shall in any event be effective unless the same shall be in writing and signed by each Applicable Person and the Company. No such waiver of a provision or consent to a departure in any one instance shall be construed as a further or continuing waiver of or consent to subsequent occurrences, or a waiver of any other provision or consent to any other departure.

(b) In the event that, as a result of a change in or in the interpretation of applicable law, regulation or accounting practice, the benefits or protections intended to be afforded to either the Company or Buyer or their respective Affiliates under the Operative Documents, the Certificate of Designations or the Bye Laws shall be materially impaired, the party that shall suffer such impairment may by notice to the other party request that such other party, at the expense of the requesting party, amend the Operative Documents, the Certificate of Designations or the Bye Laws in order to mitigate such impairment. The party to which such notice is given shall use reasonable commercial efforts to cooperate in effecting such amendment; provided, however, that such party shall have no obligation to enter into any such

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amendment that would entail, in its sole determination, any increase in the costs or risks or reduction in the benefits accruing to it from the transactions governed by the Operative Documents, the Certificate of Designations or the Bye Laws unless it shall have been indemnified to its satisfaction with respect to such increase or reduction.

4.8 Addresses for Notices. Any notice or communication required or permitted to be given by any provision of this Agreement shall be in writing or by facsimile and shall be deemed to have been delivered, given, and received for all purposes (a) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (b) when the same is actually received (if during the recipient’s normal business hours if during a Business Day, or, if not, on the next succeeding Business Day), if sent by facsimile (followed by a hard copy of the same communication sent by certified mail, postage and charges prepaid), or by courier or delivery service or by mail, addressed as follows, or to such other address as such Person may from time to time specify by notice, if to the Company, at its address at Amgen Inc. One Amgen Center Drive, MS-24-1-C, Thousand Oaks, CA 91320, Attention: Karen Turner, Director, Treasury, Facsimile No.: +#.###.###.####, and if to any Applicable Person, at its address specified in the Repo Agreement or to such other address (and with copies to such other Persons) as the Person entitled to receive notice hereunder shall specify by notice given in the manner provided herein to the other Persons entitled to receive notice hereunder.

4.9 No Waiver; Cumulative Remedies. No failure on the part of the Buyer to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by applicable law.

4.10 Consent to Jurisdiction; Waiver of Venue Objection; Service of Process. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE CITY OF NEW YORK OR THE COURTS OF THE STATE OF NEW YORK, IN EACH CASE, LOCATED IN THE BOROUGH OF MANHATTAN OF THE CITY OF NEW YORK, AND THE COMPANY HEREBY IRREVOCABLY AGREES THAT ANY ACTION OR PROCEEDING AGAINST IT OR AGAINST ITS PROPERTY ARISING OUT OF OR RELATING TO THIS AGREEMENT (AN “ACTION”) MAY BE HEARD AND DETERMINED IN SUCH FEDERAL OR STATE COURT. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO, ANY DEFENSE OR OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY DEFENSE OR OBJECTION TO VENUE BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE MAINTENANCE OF ANY ACTION IN ANY SUCH JURISDICTION. THE COMPANY HEREBY IRREVOCABLY AGREES THAT THE SUMMONS AND COMPLAINT OR ANY OTHER PROCESS IN ANY ACTION IN ANY JURISDICTION MAY BE SERVED BY MAILING (USING CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID) TO THE NOTICE ADDRESS FOR IT SET FORTH HEREIN OR BY HAND DELIVERY TO A PERSON OF SUITABLE AGE AND DISCRETION AT SUCH ADDRESS. THE COMPANY MAY ALSO BE SERVED IN ANY OTHER MANNER PERMITTED BY LAW, IN WHICH EVENT ITS TIME TO RESPOND SHALL BE THE TIME PROVIDED BY LAW.

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4.11 Waiver of Jury Trial. THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

4.12 Assignment. All covenants and other agreements and obligations in this Agreement shall (a) be binding upon the Company and their successors, but the Company may not assign its obligations hereunder without the consent of the Applicable Persons and (b) inure to the exclusive benefit of, and be enforceable by, each Applicable Person and its successors and assigns.

4.13 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

4.14 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Agreement may be delivered by facsimile transmission of the relevant signature pages hereof.

4.15 Severability. Every provision of this Agreement that is prohibited by or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.16 No Third-Party Beneficiaries. This Agreement is intended for the exclusive benefit of the Buyer and its successors and assigns and no other Person shall have any rights hereunder, whether as a third-party beneficiary or otherwise.

4.17 Waiver of Immunities. To the extent that the Company, Newco or Newco Sub has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Agreement or relating in any way to this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective officers or other duly authorized signatories thereunto duly authorized as of the date first above written.

AMGEN INC.

By:
	Name:	Jonathan M. Peacock
	Title:	Executive Vice President and Chief Financial Officer

Date:

BANK OF AMERICA, N.A.

By:

Name:
Title:

[Signature Page to Ancillary Agreement]

EXHIBIT A TO

ANCILLARY AGREEMENT

Definitions

“Action” has the meaning set forth in Section 4.10 of this Agreement.

“Affiliate” means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (other than as a result of, or by virtue of, the effect of Special Voting Rights or other weighted voting rights under or pursuant to the Certificate of Designations), whether through the ability to exercise voting power, by contract or otherwise. “controlling” and “controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Agreement” has the meaning set forth in the preamble hereto.

“Applicable Person” means at any time prior to the Repo Transaction Termination Date, the Buyer and any transferee of the Buyer’s rights under the Repo Agreement or of the Class A Preferred Shares held by the Buyer or any interest of the Buyer therein.

“Buyer” has the meaning ascribed to such term in the Repo Agreement (including each Repo Agreement that may result from the partial assignment or novation of a predecessor Repo Agreement).

“Bye Laws” means the memorandum of association of Newco subscribed on June 14, 2013, as altered from time to time and the Bye-laws of Newco, adopted on [—], 2013, each as amended, amended and restated, supplemented or otherwise modified from time to time.

“Certificate of Authorized Persons” has the meaning set forth in Section 3.14 of this Agreement.

“Certificate of Designations” means that certain Certificate of Designations of Preferences, Limitations, and Relative Rights of Class A Preferred Shares of ATL Holdings Limited, dated [—].

“Class A Preferred Shares” means the Class A Preferred Shares with a par value of USD 0.01613 each in the capital of Newco having the rights and preferences set forth in the Certificate of Designations.

“Closing Date” means each “Purchase Date” (as defined in the Repo Agreement).

“Company” has the meaning set forth in the preamble to this Agreement.

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“Equity Interests” means, with respect to any Person, shares of capital, shares of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Generally Accepted Accounting Principles” means generally accepted accounting principles in the United States of America. The term “Generally Accepted Accounting Principles” shall be read in each instance as if the words “consistently applied” followed immediately thereafter, meaning that the accounting principles applied are consistent in all material respects (except for changes concurred in by the Company’s independent public accountants) to those applied at prior dates or for prior periods.

“Indemnitees” has the meaning set forth in Section 4.2 of this Agreement.

“Indemnity Documents” means any agreement or other arrangement pursuant to which Company agrees to pay or pays legal fees, accounting fees and other out-of-pocket costs and expenses incurred in connection with the closing of the Repo Agreement (and all other agreements executed and delivered in connection therewith) and the consummation of the transactions contemplated thereunder.

“IRS” has the meaning set forth in Section 3.4 of this Agreement.

“Judgment Currency” has the meaning set forth in Section 4.2 of this Agreement.

“Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any law, action or governmental order and those arising under any contract, agreement, arrangement, commitment or undertaking.

“Newco” means ATL Holdings Limited, a Bermuda exempted company limited by shares.

“Newco Sub” means ATL Holdings II Limited, a Bermuda exempted company limited by shares.

“Operative Documents” means (a) this Agreement, (b) the Repo Agreement and (c) any Indemnity Documents.

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate, articles of formation or organization and operating agreement or memorandum of

25

association and bye-laws; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable governmental authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Purchased Securities” has the meaning given it in the Repo Agreement.

“Relevant Party” has the meaning set forth in Section 2.1 of this Agreement.

“Relevant Subsidiaries” means, collectively, each of the Company’s Subsidiaries other than Newco and Newco Sub.

“Repo Agreement” means that certain Master Repurchase Agreement (including Annex I thereto), dated as of August 24, 2013, and each confirmation related thereto, in each case, between the Company and Bank of America, N.A., as any of the foregoing may be assigned, in whole or in part, amended or otherwise modified from time to time, in each case in accordance with their terms.

“Repo Transaction Termination Date” means the later of (i) the expiration of the Availability Period (as defined in the Repo Agreement) and (ii) the final Liquidation Period End Date (as defined in the Repo Agreement) with respect to all Transactions (as defined in the Repo Agreement) outstanding under the Repo Agreement.

“SEC” means the Securities and Exchange Commission, or any governmental authority succeeding to any of its principal functions.

“Subsidiary” of any Person means any corporation, company, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors (or persons performing similar functions) of such corporation (irrespective of whether at the time Equity Interests of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Transaction” has the meaning assigned to such term in the Repo Agreement.

“United States” and “U.S.” mean the United States of America.

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Exhibit IV – Certificate of Designations

CERTIFICATE OF DESIGNATIONS OF PREFERENCES, LIMITATIONS AND

RELATIVE RIGHTS OF

CLASS A PREFERRED SHARES

OF

ATL HOLDINGS LIMITED

Pursuant to the

Bye-laws of the Company and the Written Resolutions

of the Board of Directors

Dated [—], 2013

The Class A Preferred Shares shall have the powers, designations, preferences, and relative, participating, optional or other rights, and the qualifications, limitations and restrictions (in addition to the powers, designations, preferences, and relative, participating, optional or other rights, and the qualifications, limitations, and restrictions, set forth in the Bye-laws which are applicable to preferred shares) set forth in this Certificate. Capitalized terms used herein and not otherwise defined herein have the meanings ascribed thereto in the Bye-laws.

ARTICLE 1

DESIGNATION AND RANK

1.1. Designation. This Certificate relates to the creation of a single class of preferred shares designated as “Class A Preferred Shares.” The par value of the Class A Preferred Shares shall be U.S.$ 0.01613 per share, the issue price shall be U.S. $100,000 per share and the number of authorized shares constituting the Class A Preferred Shares shall be 34,097. Subject to the requirements of Section 5.4, and pursuant to the Bye-laws, the Company may, from time to time, issue additional Class A Preferred Shares subsequent to the Designation Date (as defined below).

1.2. Rank. The Class A Preferred Shares with respect to the payment of dividends and other distributions in respect of shares in the capital of the Company, including the distribution of the assets of the Company upon liquidation, dissolution or winding up, if any, at any time the Class A Preferred Shares are issued and outstanding, shall be:

•	senior to the Common Shares (other than with respect to the payment of Additional Participation Amount and Additional Liquidation Amount, as provided herein);

•	senior to all other classes of preferred shares;

•	on a parity with all of the Class A Preferred Shares issued by the Company whether on or after the Designation Date; and

•

notwithstanding anything herein to the contrary, junior to the claims of creditors, if any, of the Company (including in respect of any contingent or unliquidated liabilities or obligations) in the order of priority provided by law.

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1.3. Security. Each Class A Preferred Share shall be a medium for investment and shall be a “security” governed by Article 8 of the New York Uniform Commercial Code.

ARTICLE 2

DEFINITIONS

As used herein:

(a)	“Act” means the Companies Act 1981 of Bermuda.

(b)	“Actual Knowledge” means the actual knowledge of any Senior Officer of Parent.

(c)	“Additional Liquidation Amount” means, in connection with any liquidation, dissolution or winding up of the affairs of the Company or any redemption of the Class A Preferred Shares and as of the date on which any such event shall be consummated or become effective (the “Relevant Date”), the amount per Class A Preferred Share calculated in accordance with the formula set forth in Exhibit A hereto; provided, that such Additional Liquidation Amount shall never be less than zero.

(d)	“Additional Participation Amount” means, with respect to any declaration by the Company of dividends on the Common Shares (in accordance with the terms of this Certificate), the amount per Class A Preferred Share calculated in accordance with the formula set forth in Exhibit B hereto; provided, that such Additional Participation Amount shall never be less than zero.

(e)	“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person (other than as a result of, or by virtue of, the effect of Special Voting Rights (as defined in Section 5.3) or requirement for a class consent pursuant to Section 5.4), whether through the ownership of voting securities, by agreement or otherwise.

(f)	“Aggregate Issue Proceeds” has the meaning specified in Section 7.1.

(g)	“Aggregate Redemption Amount” has the meaning specified in Section 7.1.

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(h)	“Ancillary Agreement” means that certain Ancillary Agreement, dated as of [—], 2013, by Parent in favor of the Buyer, as such agreement may be assigned, in whole or in part, amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

(i)	“Bankruptcy Action” means any of the following: (i) commencing any case, proceeding or other action on behalf of or against the Company, or otherwise seeking any relief for the Company, under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief from debts or the protection of debtors generally; (ii) consenting to or commencing the institution of bankruptcy, winding-up, liquidation or insolvency proceedings by, on behalf of or against the Company (whether voluntary or involuntary and whether solvent or insolvent); (iii) filing a petition or consenting to a petition seeking reorganization, arrangement, adjustment, winding-up, liquidation, composition, or other relief on behalf of or against the Company of its debts under any applicable law of any jurisdiction relating to bankruptcy, insolvency, liquidation, reorganization or relief from debts or the protection of debtors generally; (iv) seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Company or a substantial portion of its assets; or (v) taking any corporate action (including, without limitation, the adoption of a Resolution to liquidate or wind up the Company voluntarily, whether solvent or insolvent) in furtherance of any of the foregoing.

(j)	“Board” means the board of directors of the Company.

(k)	“Business Day” means a day other than (i) a Saturday or Sunday or (ii) a day on which banks in New York, London or Bermuda are authorized or required by law or executive order to, or customarily, remain closed.

(l)	“Buyer” has the meaning specified in the Repo Agreement.

(m)	“Bye-laws” means the Bye-laws of the Company, as the same may be amended and restated from time to time.

(n)	“Capital Lease” means, as to any Person, a lease of any property by that Person as lessee that is or should be recorded as a “capital lease” on the balance sheet of that Person prepared in accordance with generally accepted accounting principles.

(o)	“Certificate” means this Certificate of Designations of Preferences, Limitations, and Relative Rights of Class A Preferred Shares of the Company.

(p)

“Change of Control” means, with respect to Parent, (i) any Person or two or more Persons acting in concert shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange

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Commission under the Securities Exchange Act of 1934) directly or indirectly, of securities of the Parent (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of Parent entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency; or (ii) during any period of up to 12 consecutive months, commencing before or after the date of this Certificate, individuals who at the beginning of such 12-month period were directors of Parent, or whose nomination for election to the Board of Directors of Parent was recommended or approved by a vote of at least a majority of the directors then still in office who were directors of Parent on the first day of such period, shall cease for any reason to constitute a majority of the Board of Directors of Parent; or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement which upon consummation will result in its or their acquisition of, control over securities of Parent (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of Parent entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency; provided, however, that there shall not be an Change of Control pursuant to subsections (i) or (iii) above in respect of any Person or group of Persons acting in concert met the requirements set forth in said subsections (i) or (iii) on the date hereof.

(q)	“Class A Amount” has the meaning specified in Section 4.1.

(r)	“Class A/Common Conversion Rate” means the number of Common Shares into which each Class A Preferred Share shall be converted pursuant to Section 7.1, which number shall be calculated in accordance with the formula set forth in Exhibit C hereto.

(s)	“Class A Conversion Percentage” means a fraction (expressed as a percentage) the numerator of which is the number of Class A Preferred Shares to be surrendered for conversion pursuant to Section 7.1 and the denominator of which is the total number of Class A Preferred Shares issued and outstanding immediately prior to such conversion.

(t)

“Class A Percentage” means 7.2%, as such percentage may be appropriately adjusted, as reasonably determined by the Board (in the event of redemptions, repurchases, conversions or new issuances of shares of the Company, in each case, following the Repo Date) in order to preserve full participation of the Class A Preferred Shares in the equity of the Company (provided that (i) no such adjustment, if such adjustment reduces the participation percentage, shall be effective unless and until communicated to the holders of the Class A Preferred Shares by written notice setting forth in reasonable detail the calculations underlying such adjustment and (ii) no such adjustment, if such adjustment increases the

4

participation percentage, shall be effective unless and until communicated to the holders of the Common Shares by written notice setting forth in reasonable detail the calculations underlying such adjustment).

(u)	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

(v)	“Company” means ATL Holdings Limited, a Bermuda exempted company limited by shares incorporated under the laws of Bermuda on June 14, 2013.

(w)	“Consolidated Interest Charges” means, for any period, for the Parent and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Parent and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with generally accepted accounting principles, and (b) the portion of rent expense of the Parent and its Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with generally accepted accounting principles.

(x)	“Consolidated Net Income” means, for any period, for the Parent and its Subsidiaries on a consolidated basis and in accordance with generally accepted accounting principles, the net income of the Parent and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period.

(y)	“Credit Standard” means, with respect to any date of determination, that the ratio of (i) EBITDA for the four prior fiscal quarters ending on or prior to such date, to (ii) Consolidated Interest Charges for such period, shall be greater than 2.00.

(z)	“Cumulative Dividend Rate” has the meaning specified in Section 3.2.

(aa)	“Cure Date” has the meaning specified in Section 5.3.

(bb)	“Cure Period” means (a) if the relevant breach is not capable of being cured or, notwithstanding any cure, would reasonably be expected to have a continuing adverse effect (other than an immaterial adverse effect) on the Unaffiliated Holders or the rights of the Repo Counterparty under the Repo Agreement, zero or (b) in all other cases, 30 calendar days following the earlier of (i) receipt by Parent of written notice thereof or (ii) Parent attaining Actual Knowledge of such breach.

(cc)

“Custodian” means any commercial bank or other financial institution at all times (i) that functions in a custodial capacity for third parties; (ii) that maintains custody of assets on behalf of third parties in excess of U.S.

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$500 billion; (iii) the long-term U.S. dollar denominated debt obligations of which are rated at least A- by Standard & Poor’s and A3 by Moody’s and the short-term U.S. dollar denominated debt obligations of which are rated at least A-1 by Standard & Poor’s and P-1 by Moody’s (provided that, if such Person’s long-term and short-term U.S. dollar denominated debt obligations are not rated by Standard & Poor’s and Moody’s, such Person will nonetheless be deemed to meet the criteria set forth in this clause (iii) if the long-term and short-term U.S. dollar-denominated debt obligations of any parent of such Person have such respective ratings and such parent shall have issued an irrevocable and unconditional guarantee of the obligations of such Person under the IM Custody Agreement); (iv) the ultimate parent of which is a Person organized under the laws of the United States, any state thereof or the District of Columbia, the United Kingdom or France and (v) that is not an Affiliate of the Company or Parent, which Custodian shall initially be The Bank of New York Trust Company (Cayman) Limited or any of its successors and shall remain such Person or any of its successors, as the case may be, if and for so long as such Person or any of its successors, as the case may be, meets the criteria set forth in clauses (i) through (v) above or until replaced by another commercial bank or other financial institution meeting such criteria.

(dd)	“Daily Stated Dividend Amount” has the meaning specified in Section 3.2.

(ee)	“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

(ff)	“Designation Date” means the first date upon which the Buyer, or an Affiliate of the Buyer, becomes a registered holder of any Class A Preferred Shares.

(gg)	“Determination Date” means, with respect to a Stated Dividend Period, the second London Banking Day preceding the first day of the five calendar day period preceding the first day of such Stated Dividend Period.

(hh)	“Dividend Event” has the meaning specified in Section 5.3.

(ii)	“Dividend Payment Date” has the meaning specified in Section 3.1.

(jj)

“EBITDA” means, for any period, for the Parent and its Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated Net Income for such period plus (b) the following to the extent deducted in calculating such Consolidated Net Income and without duplication: (i) Consolidated Interest Charges for such period; (ii) the provision for Federal, state, local

6

and foreign income taxes payable (current and deferred) by the Parent and its Subsidiaries for such period; (iii) depreciation and amortization expense for such period; (iv) non-cash share-based compensation expense for such period; (v) impairment charges, losses on sales of assets and acquired in-process research and development charges for such period, to the extent each is non-cash and non-recurring; (vi) non-recurring transaction costs incurred in connection with acquisitions and divestures; and (vii) other nonrecurring expenses of the Parent and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period and minus (c) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax benefit (current and deferred) of the Parent and its Subsidiaries for such period; (ii) non-cash gains on sales of assets for such period; and (iii) all non-cash items increasing Consolidated Net Income for such period.

(kk)	“Employee Benefit Plan” means any “employee benefit plan” as defined in section 3(3) of ERISA which is, or was at any time, maintained or contributed to by Parent or with respect to any such plan that is subject to section 302 of ERISA or Title IV of ERISA or section 412 of the Code, any of its ERISA Affiliates.

(ll)	“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

(mm)	“ERISA Affiliate” as applied to any Person, means (i) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of section 414(b) of the Code of which that Person is, or was at any time, a member; (ii) any trade or business (whether or not incorporated) which is, or was at any time, a member of a group of trades or businesses under common control within the meaning of section 414(c) of the Code of which that Person is, or was at any time, a member; and (iii) any member of an affiliated service group within the meaning of section 414(m) or (o) of the Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at any time, a member.

(nn)

“ERISA Event” means (i) a “reportable event” within the meaning of section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for thirty day notice to the PBGC, or the penalty for failure to provide such notice, has been waived by regulation or by PBGC technical update); (ii) the failure to meet the minimum funding standard of sections 412 and 430 of the Code with respect to any Pension Plan (whether or not waived in accordance with section 412(c) of the Code) or the failure to make by its due date a required installment under section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a

7

Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to section 4041(a)(2) of ERISA of a notice of intent to terminate such plan; (iv) the withdrawal by the Parent or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability therefor pursuant to sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate under section 4042 of ERISA any Pension Plan, or the occurrence of any event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on the Parent or any of its ERISA Affiliates pursuant to section 4062(e) or 4069 of ERISA or by reason of the application of section 4212(c) of ERISA; (vii) the withdrawal by the Parent or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Parent or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under section 4041A or 4042 of ERISA; (viii) the imposition on the Parent or any of its ERISA Affiliates of fines, penalties, taxes or related charges under chapter 43 of the Code or under section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Pension Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Pension Plan or the assets thereof, or against the Parent or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under section 401(a) of the Code) to qualify under section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under section 501(a) of the Code; (xi) the conditions for imposition of a Lien under section 303(k) of ERISA shall have been met with respect to any Pension Plan or (xii) a determination under section 303(k) of ERISA shall have been met with respect to any Pension Plan.

(oo)	“Exchanged Common Shares” has the meaning specified in Section 7.1.

(pp)	“Free Cash” means cash and cash equivalents (A) representing proceeds made available to the Company solely as a result of (i) the payment of dividends or other distributions on the Newco Sub Interests or (ii) the proceeds of any issuance of Common Shares or any contribution to the common equity capital of the Company, or (B) credited to, or held in, the Free Cash Account.

8

(qq)	“Free Cash Account” means a custody account established in the name of the Company with the Custodian pursuant to the Free Cash Custody Agreement.

(rr)	“Free Cash Custody Agreement” means that certain global custody agreement, dated as of July 5, 2013, between the Company and the Custodian in respect of the holding and management of Free Cash (as such agreement may be amended, supplemented, restated or otherwise modified or replaced from time to time in accordance with its terms, the Bye-laws or pursuant to the terms hereof).

(ss)	“Free Cash Investment Management Agreement” means that certain investment management agreement, dated as of July 5, 2013, between the Company and the Investment Manager, in respect of the holding and management of Free Cash (as such agreement may be amended, modified or replaced in accordance with the terms hereof).

(tt)	“IM Custody Agreement” means that certain global custody agreement, dated as of 5 July, 2013, between the Company and the Custodian in respect of the holding and management of Permitted Investment Property (as such agreement may be amended, supplemented, restated or otherwise modified or replaced from time to time in accordance with its terms, the Bye-laws or pursuant to the terms hereof).

(uu)	“Incipient Material Affiliate Event” means any event, act or condition which with notice or lapse of time, or both, would constitute a Material Affiliate Event.

(vv)

“Indebtedness” means, as to any Person, (a) all indebtedness of such Person for borrowed money, (b) that portion of the obligations of such Person under Capital Leases which is properly recorded as a liability on a balance sheet of that Person prepared in accordance with generally accepted accounting principles, (c) to the extent of the outstanding Indebtedness thereunder, any obligation of such Person that is evidenced by a promissory note or other similar instrument representing an extension of credit to such Person, whether or not for borrowed money, (d) any obligation of such Person for the deferred purchase price of property or services (other than trade or other accounts payable in the ordinary course of business), (e) any obligation of such Person of the nature described in clauses (a), (b), (c) or (d) above that is secured by a Lien on assets of such Person, whether or not that Person has assumed such obligation or whether or not such obligation is non-recourse to the credit of such Person, but only to the extent of the lesser of the face amount of the obligation or the fair market value of the assets so subject to the Lien, (f) obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person, (g) any obligation of such Person to reimburse the issuer of any letter of credit issued for the account

9

of such Person upon which and only to the extent a draw has been made, (h) any guaranty or similar obligation of such Person with respect to an obligations of the nature described in clause (a), (b), (c), (d), (e), (f) or (g) above, and (i) in the case of Parent, the net obligations of the Parent under Swap Contracts. As of any date of determination, the amount of Parent’s Indebtedness with respect to (1) Swap Contracts shall be equal to the net marked-to-market value (if negative) for Parent for all such Swap Contracts taken as a whole and (2) obligations under clause (d) shall be the stated balance sheet amount of such obligations, determined on a consolidated basis in accordance with generally accepted accounting principles of Parent and its consolidated subsidiaries on that date.

(ww)	“Independent Director” means a member of the Board appointed in the manner specified under Section 5.7 who, at the time of such appointment and at all times while serving as a member of the Board, shall be an employee of a professional services firm located in Bermuda that is recognized internationally as a provider of directorial and corporate secretarial services to special purpose entities organized to facilitate financing transactions and who shall not have been, at the time of such appointment or at any time in the preceding five years, and who shall not be at any time while serving as a member of the Board, (i) a direct or indirect legal or beneficial owner in the Company or any of its affiliates (excluding de minimis ownership interests), (ii) a creditor, supplier, employee, officer, director, family member, manager, or contractor of the Company or its affiliates, (iii) a person who controls (whether directly, indirectly, or otherwise) such entity or its affiliates or any creditor, supplier, employee, officer, director, manager, or contractor of the Company or its affiliates or (iv) a member of the immediate family of any person identified in (i) above; provided that the foregoing clauses (ii) and (iii) shall not exclude an Independent Director provided by a corporate services company solely by reason of that company, in its ordinary course of business, having entered into arrangements with the Company or any of its affiliates to provide independent directors and provided, further, that Appleby Directors I (Bermuda) Ltd., while incumbent as a director of the Board, shall be deemed an “Independent Director”.

(xx)	“Investment Management Agreement” means that certain investment management agreement, dated as of 5 July, 2013, between the Company and the Investment Manager, in respect of the holding and management of Permitted Investment Property (as such agreement has been and may be further amended, supplemented, restated or otherwise modified or replaced from time to time in accordance with its terms, the Bye-laws or pursuant to the terms hereof).

(yy)	“Investment Manager” means any entity (i) that has assets under management in excess of U.S. $100 billion (provided, however, that Goldman Sachs Asset Management International shall be deemed to

10

satisfy the requirements of this clause (i) if it shall have assets under management in excess of U.S. $50 billion), (ii) that is authorized and regulated as an investment advisor by the Financial Conduct Authority in the United Kingdom and (iii) which is a Person organized under the laws of England, France or Germany, which Investment Manager as of the date hereof is Goldman Sachs Asset Management International and shall remain such Person or any of its successors, as the case may be, if and for so long as such Person or any of its successors, as the case may be, meets the criteria set forth in this paragraph or until replaced by another commercial bank or other financial institution meeting such criteria.

(zz)

“LIBOR” means, with respect to a Stated Dividend Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period beginning on the second London Banking Day after the Determination Date that appears on Reuters Screen LIBO Page as of 11:00 a.m., London time, on the Determination Date, or (if such Reuters Screen LIBO Page does not include such a rate or is unavailable on a Determination Date) the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period beginning on the second London Banking Day after the Determination Date that appears on Bloomberg Screen “BBAM1 <GO>” as of 11:00 a.m., London time, on the Determination Date. If Reuters Screen LIBO Page does not include such rate or is unavailable on the Determination Date, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period beginning on the second London Banking Day after the Determination Date as published by such other commercially available source as is mutually agreed upon by the parties as of 11:00 a.m., London time, on the Determination Date. If no such source that includes such rate is available on the Determination Date, the Investment Manager, as calculation agent, shall request the principal London office of each of four major banks in the London interbank market, as selected by the Investment Manager, to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in U.S. dollars for a one-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, LIBOR for the Stated Dividend Period shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Investment Manager shall request each of three major banks in New York City, as selected by the Investment Manager, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in U.S. dollars to leading European banks for a one-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, LIBOR for the Stated Dividend Period shall be the arithmetic mean of such rates. If

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fewer than two such rates are so provided, then LIBOR for the Stated Dividend Period shall be LIBOR in effect with respect to the immediately preceding Stated Dividend Period.

(aaa)	“Lien” means any mortgage, charge, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest and/or the filing of or agreement to give any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to any property.

(bbb)	“Liquidation Preference” means U.S. $100,000 per Class A Preferred Share.

(ccc)	“London Banking Day” is any day in which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

(ddd)	“Material Adverse Effect” means a material adverse effect on the business, financial condition (taking into account any liabilities (contingent or otherwise)) or assets (including any Permitted Investment Property) of (x) the Company or (y) Parent and its Subsidiaries (taken as a whole).

(eee)	“Material Affiliate Event” means the occurrence of any of the following events:

(i)	the failure of any representation or warranty of Parent contained in any Ancillary Agreement to be true and correct at the time given in any material respect or, in the case of any representation or warranty contained in section 2.5, 2.10, 2.12(x), 2.15 or 2.16 of any Ancillary Agreement or that is already qualified by materiality, in any respect;

(ii)	Parent shall fail to comply with any covenant or agreement contained in section 3.2(a), (b) or (d) or section 3.10 of any Ancillary Agreement, which failure, together with any other such failure that shall then be unremedied, relates to a monetary amount not in the aggregate in excess of U.S.$3,000,000, and such failure shall remain unremedied for thirty calendar days following the earlier of (x) receipt by Parent of written notice thereof or (y) Parent attaining Actual Knowledge of such failure;

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(iii)	Parent shall fail to comply with any covenant or agreement contained in section 3 of any Ancillary Agreement (other than section 3.3 or section 3.5 or, if the failure, together with any other such failure that shall then be unremedied, relates to a monetary amount not in the aggregate in excess of U.S.$3,000,000, section 3.2(a), (b) or (d) or section 3.10 of such Ancillary Agreement) and following any such failure the Cure Period shall have expired, except where such failure or failures, considered in the aggregate together with any remedial actions taken during the Cure Period, would not reasonably be expected to have a material adverse effect on the Unaffiliated Holders as a class or on the rights of the Repo Counterparty under the Repo Agreement;

(iv)	Parent shall fail to comply in any material respect with any covenant or agreement contained in any Ancillary Agreement (other than any failure described in clause (ii) or clause (iii) above) and such failure shall remain unremedied for thirty calendar days following the earlier of (x) receipt by Parent of written notice thereof or (y) Parent attaining Actual Knowledge of such failure;

(v)	Parent institutes or consents to any proceeding under a Debtor Relief Law relating to it or to all or any substantial part of its property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any substantial part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of Parent and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under a Debtor Relief Law relating to Parent or to all or any part of its property is instituted without the consent of that Person and continues undismissed or unstayed for sixty calendar days; or any judgment, writ, warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of Parent and is not released, vacated or fully bonded within sixty calendar days after its issue or levy; or any order for relief shall be entered in respect of Parent;

(vi)

Parent (A) fails to make any payment when due and, after the expiration of any stated grace or notice period (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness under Swap Contracts, but including any Material Revolving Credit Facility) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated

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credit arrangement other than net settlement amounts due and payable thereunder and not paid) of more than the Threshold Amount with respect to such Indebtedness, or (B) fails to observe or perform any other material agreement or condition relating to any Indebtedness referenced in clause (A) above, or contained in any instrument or agreement evidencing, securing or relating to any of the foregoing, or any other event occurs, the effect of which default or other event is to cause such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or cash collateral to be provided, or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity;

(vii)	Parent fails to make any payment when due (and remaining unpaid after the expiration of a thirty day period beginning on such due date) (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness under any Material Revolving Credit Facility;

(viii)	there is entered against Parent a final judgment or order for the payment of money in excess of the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) and, absent procurement of a stay of execution, such judgment remains unstayed, unbonded or unsatisfied for sixty calendar days after the date of entry of judgment;

(ix)	an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Parent or an ERISA Affiliate under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or there shall exist an “amount of unfunded benefit liabilities” (as defined in section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans with respect to which Parent has any financial liability, including potential joint and several liability in the event any such Pension Plan were to terminate (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds the Threshold Amount, if in either case such event could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to affect materially the rights and remedies of the holders of the Class A Preferred Shares or the rights and remedies of the Repo Counterparty under the Repo Agreement;

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(x)	(a) there occurs any Change of Control with respect to Parent or (b) Parent ceases to own directly 100% of the Common Shares;

(xi)	an “Event of Default” (as to any Buyer as defined in the Repo Agreement to which that Buyer is a party) is declared or deemed to be declared with respect to Parent;

(xii)	Parent fails to cause the Company to comply with Section 5.4, 5.9 or 8.5 of this Certificate or Bye-law 22.14 of the Bye-laws; and/or

(xiii)	The Company terminates the Investment Management Agreement or IM Custody Agreement (other than (x) to the extent required under section 3.7 or 3.8 of any Ancillary Agreement or (y) in connection with the appointment of a different Investment Manager or Custodian and the entry into a new Investment Management Agreement or IM Custody Agreement that satisfies the criteria set out in such section 3.7 or 3.8, as the case may be, but only (in the case described in clause (y)) if such appointment has been approved by the Unaffiliated Holders, voting or consenting separately as a class) or appoints an investment manager or custodian that does not meet the criteria set out, respectively, in the definitions of “Investment Manager” or “Custodian”.

(fff)	“Material Revolving Credit Facility” means (i) that certain Credit Agreement, dated as of December 21, 2011, among the Parent, certain borrowing subsidiaries, certain banks, Citibank, N.A., as Administrative Agent, and others, as amended, restated, supplemented, modified, extended, refinanced, renewed, defeased, replaced or refunded from time to time, and (ii) if the Credit Agreement described in clause (i) above shall be no longer in effect, the principal revolving credit agreement to which the Parent is a party from time to time; provided, that in each such case, the Repo Counterparty is a lender or otherwise extends credit to the Parent or a successor or assign thereof under such facility.

(ggg)	“Memorandum of Association” means the memorandum of association of the Company subscribed on 14 June, 2013, as amended.

(hhh)	“Moody’s” means Moody’s Investors Service, Inc. and its successors.

(iii)	“Multiemployer Plan” means any employee benefit plan which is a “multiemployer plan” (as defined in section 4001(a)(3) of ERISA) to which Parent or any of its ERISA Affiliates is contributing, or within the preceding six (6) years has contributed, or to which Parent or any of its ERISA Affiliates has, or within the preceding six (6) years has had, an obligation to contribute.

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(jjj)	“Newco Sub” means ATL Holdings II Limited, a Bermuda exempted company limited by shares incorporated under the laws of Bermuda on 14 June, 2013.

(kkk)	“Newco Sub Interests” means any equity or other securities issued to the Company by Newco Sub.

(lll)	“Parent” means Amgen Inc., a Delaware corporation, and its successors.

(mmm)	“PBGC” means the Pension Benefit Guaranty Corporation.

(nnn)	“Pension Plan” means any Employee Benefit Plan other than a Multiemployer Plan, that is subject to section 412 of the Code or section 302 of ERISA or Title IV of ERISA and is sponsored or maintained by Parent or any ERISA Affiliate or to which Parent or any ERISA Affiliate contributes or has an obligation to contribute.

(ooo)	“Permitted Investments Account” means a custody account established in the name of the Company with the Custodian pursuant to the IM Custody Agreement or any successor account.

(ppp)	“Permitted Investment Amount” means, as of any date, an amount equal to the sum of (i) with respect to cash credited to, or held in, the Permitted Investments Account on such date, the U.S. Dollar amount thereof and (ii) with respect to all other Permitted Investment Property credited to, or held in, the Permitted Investments Account on such date, the aggregate of the market value of all investments constituting such other Permitted Investment Property, as determined and notified to the Company by the Investment Manager.

(qqq)	“Permitted Investment Property” means (i) cash in U.S. dollars and (ii) instruments or securities (including security entitlements in respect thereof) meeting the criteria set forth in Exhibit A to the Investment Management Agreement (and all proceeds thereof) (provided, however, that any instrument or security that shall have met such criteria on the date of purchase thereof but shall not on a future date meet such criteria shall nonetheless be deemed to be Permitted Investment Property, for all purposes under this Certificate, until the date on which such instrument or security is replaced, in accordance with the terms of such Exhibit A, with other Permitted Investment Property).

(rrr)	“Permitted Investments” means (i) the Permitted Investments Account, (ii) all Permitted Investment Property (and all certificates and instruments from time to time representing or evidencing Permitted Investment Property) credited to, or held in, the Permitted Investments Account from time to time, and (iii) all rights, claims and causes of action, if any, that the Company may have against the Custodian or any other Person in respect of any of the foregoing.

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(sss)	“Person” means any individual, corporation, company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

(ttt)	“Relevant Date” has the meaning specified in the definition of Additional Liquidation Amount.

(uuu)	“Repo Agreement” means that certain Master Repurchase Agreement (including Annex I thereto), dated as of August 24, 2013, and each confirmation related thereto, in each case, between Parent and the Repo Counterparty, as any of the foregoing may be assigned, in whole or in part, amended or otherwise modified from time to time, in each case in accordance with their terms.

(vvv)	“Repo Counterparty” means Bank of America, N.A. and its permitted successors and assigns under the Repo Agreement.

(www)	“Repo Date” means [—], 2013.

(xxx)	“Repo Date Total Asset Value” means an amount equal to the sum of (i) the Value, as of the Repo Date, of all Permitted Investment Property credited to, or held in, the Permitted Investments Account on such date and (ii) the fair market value as of such date of all other property and assets of the Company (including the Newco Sub Interests), taken as a whole, as reasonably determined, in the case of this clause (ii), by the Board in good faith.

(yyy)	“Representative Amount” means a principal amount of not less than U.S. $1.0 million for a single transaction in the relevant market at the relevant time.

(zzz)	“Resolution” means a resolution of the Company’s shareholders passed in a general meeting or, where required, in a general meeting of a separate class or separate classes of shareholders of the Company or in either case adopted by resolution in writing, in accordance with the provisions of the Bye-laws and this Certificate.

(aaaa)	“Senior Officer” means (a) the chief executive officer, (b) chief financial officer, (c) general counsel or (d) corporate treasurer.

(bbbb)	“Special Voting Rights” has the meaning specified in Section 5.3.

(cccc)	“Standard & Poor’s” means Standard & Poor’s, a Division of McGraw Hill Financial, Inc., and its successors.

(dddd)	“Stated Dividend” has the meaning specified in Section 3.2.

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(eeee)	“Stated Dividend Period” means the period commencing on and including (a) [—], 2013 and thereafter (b) a Dividend Payment Date, and ending on and including the day immediately preceding the next succeeding Dividend Payment Date.

(ffff)	“Stated Dividend Rate” has the meaning specified in Section 3.2.

(gggg)	“Subsidiary” of any Person means any corporation, company, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding shares or other interests having ordinary voting power to elect a majority of the board of directors (or persons performing similar functions) of such corporation or company (irrespective of whether at the time shares or other interests of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

(hhhh)	“Swap Contract” means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement relating to swaps, hedges or other derivative instruments (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

(iiii)	“Threshold Amount” means U.S. $200,000,000.

(jjjj)

“Total Asset Value” means, as of any Relevant Date, an amount equal to (i) the sum of (A) the Value, as of a date occurring two Business Days prior to such Relevant Date, of all Permitted Investment Property credited to, or held in, the Permitted Investments Account on such Relevant Date

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and (B) the fair market value, as of a date occurring two Business Days prior to such Relevant Date, of all other property and assets of the Company (including the Newco Sub Interests), taken as a whole, as reasonably determined, in the case of this clause (B), by the Board in good faith minus (ii) the sum of (A) the aggregate amount of all liabilities of the Company existing on the date occurring two Business Days prior to such Relevant Date (and any reserves in respect of contingent or unliquidated liabilities or obligations of the Company) and (B) the aggregate amount of the net cash proceeds and the fair market value (as of the date of such contribution, issuance or sale, as reasonably determined by the Board in good faith) of any non-cash property, in each case, received by the Company as a contribution to its common equity capital or from the issuance of Common Shares.

(kkkk)	“Unaffiliated Holder” means a holder of Class A Preferred Shares that is neither an Affiliate of the Company nor acting in concert with an Affiliate of the Company for the purpose of voting any Class A Preferred Shares.

(llll)	“Value” means, with respect to all Permitted Investment Property credited to, or held in, the Permitted Investments Account and as of any date, the sum of (i) with respect to cash, the U.S. Dollar amount thereof and (ii) with respect to all other Permitted Investment Property, the aggregate of the closing bid prices for all of the types of such property and assets (x) as quoted on such date by the respective principal market-makers for such types of property and assets as selected in good faith by the Board and/or (y) as most recently reported and made publicly available on or prior to such date by a quotation service or in a medium selected in good faith and in a commercially reasonable manner by the Board.

ARTICLE 3

DIVIDENDS

3.1. Dividend Amount. The Company shall pay, if declared, out of funds legally available therefor (including any available contributed surplus or, subject to the Act, share premium), and the holders of the Class A Preferred Shares as they appear on the register of members of the Company on the day immediately preceding the relevant Dividend Payment Date (as defined below) shall be entitled to receive, if declared, in priority to the transfer of any amounts to reserves or the payment of any dividends or other distributions to the holders of Common Shares or any other class of preferred shares of the Company, for each Class A Preferred Share, quarterly dividends in an amount equal to the Stated Dividend payable in cash in U.S. dollars on each March 19, June 19, September 19 and December 19, commencing on [—], 2013 (each, a “Dividend Payment Date”); provided that the payment and receipt of any such dividends shall be subject to the provisions of Bermuda law, in particular, section 54 of the Act. The amount of any Stated Dividends not paid on the applicable Dividend Payment Date (regardless of whether declared and regardless of the legal availability of funds to pay such dividends on the applicable Dividend Payment Date) shall accumulate and compound in accordance with the provisions of the last paragraph of Section 3.2.

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3.2. Accumulation and Payment. For each Dividend Payment Date and in respect of each Class A Preferred Share, a stated dividend (the “Stated Dividend”) shall be the amount accumulated on the Liquidation Preference during the Stated Dividend Period immediately preceding such Dividend Payment Date at the rate per annum, reset quarterly, of the greater of (a) LIBOR minus 0.25% and (b) 0.01% (the “Stated Dividend Rate”). The Stated Dividend for each Class A Preferred Share shall be calculated on the Liquidation Preference and will accumulate during the relevant Stated Dividend Period.

The daily amount of the Stated Dividend with respect to each Class A Preferred Share issued and outstanding (the “Daily Stated Dividend Amount”) will be calculated by dividing the Stated Dividend Rate in effect for such day by 360 and multiplying the result by the Liquidation Preference. The amount of Stated Dividends on each Class A Preferred Share for each Stated Dividend Period will be calculated by adding the Daily Stated Dividend Amounts for each day in the Stated Dividend Period.

All percentages resulting from any of the above calculations shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or 0.09876545) being rounded to 9.87655% (or 0.0987655)) and all U.S. Dollar amounts used in or resulting from such calculations shall be rounded to the nearest cent (with one-half cent being rounded upwards).

The Company shall instruct and use all reasonable efforts to cause the Investment Manager to send written notice to each of the holders of the Class A Preferred Shares of the Stated Dividend Rate in effect for any Stated Dividend Period by no later than the first day of such Stated Dividend Period. All determinations and calculations made by the Investment Manager in the absence of manifest error shall be conclusive for all purposes and binding on the Company and the holders of the Class A Preferred Shares.

The amount of any Stated Dividends not paid on the applicable Dividend Payment Date (regardless of whether declared and regardless of the legal availability of funds at such time) shall accumulate and compound on a quarterly basis, at an annual rate, reset quarterly, of LIBOR in effect for each Stated Dividend Period for each day (excluding the day on which any such unpaid and accumulated Stated Dividends are paid) during which such accumulated Stated Dividends shall remain unpaid, plus the greater of (a) LIBOR minus 0.25% and (b) 0.01% (the “Cumulative Dividend Rate”) and any accumulated and unpaid dividends, if declared by the Board, shall be payable on a date determined by the Board, to the extent that they may be lawfully paid on such date.

3.3. Limitation on Payment of Other Dividends. The Company shall be prohibited from paying dividends (whether in cash, in shares or in kind) on the Common Shares or on any other shares in the capital of the Company (a) at any time Stated Dividends on the Class A Preferred Shares remain accumulated and unpaid and (b) unless, immediately after giving effect to such distribution (and any distribution in connection therewith required under Section 3.4) on a pro forma basis, the Company would not be an “investment company” (as defined in the U.S.

20

Investment Company Act of 1940, as amended, or a company that would be such an investment company but for the application of sections 3(c)(1) and 3(c)(7) of such act). For the avoidance of doubt, an amount comprising such Stated Dividends shall be at any time deemed “accumulated” if, and only if, it shall be an amount that is specified in Section 3.1 as eligible to be paid on a then-past Dividend Payment Date (without regard to whether such amount shall have been declared payable or whether the legal requirements for such payment shall have been satisfied).

3.4. Additional Participation Amount. Holders of the Class A Preferred Shares shall be entitled to receive an additional dividend in the amount of the Additional Participation Amount to the extent, and on the date, that the Company pays dividends on the Common Shares. The right of the holders of Class A Preferred Shares to receive any Additional Participation Amount shall be conditional upon and rank pari passu with the right of holders of Common Shares to receive dividends on the Common Shares.

ARTICLE 4

LIQUIDATION RIGHTS

4.1. Preferences on Liquidation of the Company. In the event of any voluntary or involuntary liquidation, dissolution, winding up of the affairs of the Company or other similar event, before any distribution in liquidation is made in respect of the Common Shares or any other class of preferred shares of the Company and before any redemption, purchase or other similar acquisition by the Company of the Common Shares or any other class of preferred shares of the Company, the holders of Class A Preferred Shares shall be entitled to receive a payment, out of the assets of the Company legally available for distribution to its shareholders, in an amount in U.S. dollars per Class A Preferred Share equal to the sum of (a) the Liquidation Preference, (b) any accumulated and unpaid Stated Dividends on each Class A Preferred Share for all completed Stated Dividend Periods compounded at the Cumulative Dividend Rate, (c) the amount of Stated Dividends on each Class A Preferred Share accumulated on the Class A Preferred Shares then issued and outstanding since the most recent Dividend Payment Date to but excluding the Relevant Date and (d) an amount of cash in U.S. Dollars equal to the amount of Stated Dividends that would have accrued over a five day period at the Stated Dividend Rate established, in accordance with the terms hereof, on the Determination Date most recently preceding the last Price Differential Payment Date (as defined in the Repo Agreement) on which Price Differential (as therein defined) then due thereunder shall not have been paid (the sum of such amounts in clauses (a) through (d) being the “Class A Amount”).

For the purposes of this Section 4.1, neither the sale, conveyance, exchange or transfer (for cash, shares, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation, merger or amalgamation of the Company with or into one or more Persons shall of itself be deemed to be a liquidation, dissolution or winding up of the Company.

4.2. Priority. All of the preferential amounts to be paid to the holders of the Class A Preferred Shares shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Company to, the holders of the Common Shares or any other class of preferred shares of the Company.

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4.3. Assets Insufficient to Permit Payment in Full. If the assets legally available to be distributed to the holders of the Class A Preferred Shares are insufficient to permit the payment to such holders of their full preferential amount, the assets legally available to be distributed shall be distributed ratably among the holders of the Class A Preferred Shares in proportion to the full preferential amount each such holder is otherwise entitled to receive.

4.4. Additional Liquidation Amount. Upon any voluntary or involuntary liquidation, dissolution, winding up of the affairs of the Company or other similar event or the redemption of the Class A Preferred Shares pursuant to Article 6 hereof, the holders of the Class A Preferred Shares shall be entitled to receive, and the Company shall pay such holders, the Additional Liquidation Amount, if any, applicable to each Class A Preferred Share as of the Relevant Date. The right to receive the Additional Liquidation Amount in the case of a liquidation of the Company will arise only after payment in full of all creditors (including in respect of any contingent or unliquidated liabilities or obligations) and all costs and expenses of the liquidator, in each case, in the order of priority provided by law and shall be payable out of assets lawfully available for distribution to shareholders and shall rank pari passu with the right of the holders of the Common Shares to receive distributions on liquidation with respect to the Common Shares.

ARTICLE 5

VOTING RIGHTS; BOARD OF DIRECTORS

5.1. General. Subject to the Act, the holders of the Class A Preferred Shares shall not have any voting rights except as set forth in this Certificate or in relation to Bye-law 20 of the Bye-laws. Notwithstanding any provision of this Certificate to the contrary, with respect to any consent of the Class A Preferred Shares that is required under the Bye-laws, this Certificate, the Act, or otherwise to be held or made separately as a class at a time when any Class A Preferred Shares are held by one or more Unaffiliated Holders (including any consent pursuant to the Special Voting Rights), the voting rights of the holders of the Class A Preferred Shares shall be adjusted such that the Class A Preferred Shares held by the Unaffiliated Holders shall represent, in the aggregate, 100% of the voting power of all Class A Preferred Shares entitled to vote, such voting power to be allocated pro rata according to the number of Class A Preferred Shares held by such Unaffiliated Holders.

5.2. Class A Directors. The Unaffiliated Holders shall be entitled by notice to the Company signed by or on behalf of the holders of a majority of such Class A Preferred Shares, and, to the exclusion of the holders of Common Shares, to appoint or remove two Directors to the Board, in accordance with Bye-law 24.2.

5.3. Special Voting Rights.

(a)

In the event that (i) there are accumulated and unpaid Stated Dividends for a period of more than four (4) consecutive Dividend Payment Dates (a “Dividend Event”), or (ii) a Material Affiliate Event described either (A) in clause (iii) of the definition of such term (insofar as such clause refers to section 3.10 of any Ancillary Agreement) or (B) in clause (v) of the definition of such term shall have occurred and be continuing, or (iii) a

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Material Affiliate Event described in a clause other than clause (ii) above shall have occurred and be continuing, the Unaffiliated Holders, as a class, shall, immediately upon the occurrence of any of the events described in either clause (i) or clause (ii) or clause (iii), be entitled to receive notice of, attend, and vote together with the holders of Common Shares as a single class at any general meeting of the Company’s shareholders (“Special Voting Rights”) provided, however, that if the Material Affiliate Event that shall give rise to the availability of Special Voting Rights is described in clause (iii) above and such Material Affiliate Event shall not have resulted from any fraud on the part of the Parent, and if Parent then satisfies the Credit Standard, then the Special Voting Rights shall be exercisable only if Parent has not consummated in full the repurchase of all the Class A Preferred Shares in accordance with the Repo Agreement not later than the forty-fifth calendar day after the earlier of (x) the date on which a notice is provided either by Parent to any Repo Counterparty or by any Repo Counterparty to Parent stating that a Material Affiliate Event has occurred and stating the nature of such event and (y) the date on which the Company shall have obtained Actual Knowledge of the occurrence of such Material Affiliate Event.

(b)	During any period, and for so long as, the holders of the Class A Preferred Shares are entitled to exercise Special Voting Rights pursuant to clause (a) above, as a class, the voting rights of the Company’s shareholders shall be weighted such that the Class A Preferred Shares held by the Unaffiliated Holders shall represent, in the aggregate, 51% of the voting power of all shares of the Company entitled to receive notice of, attend, and vote at a general meeting of the Company’s shareholders.

(c)

In the event that the Unaffiliated Holders shall at any time be entitled to exercise Special Voting Rights pursuant to the provisions of the clause (a) above, such holders shall cease to be so entitled in the event that, and as of the first date (the “Cure Date”) on which, (i) the Material Affiliate Event giving rise to such Special Voting Rights shall cease to be continuing (so long as no other Material Affiliate Event shall have occurred and be then continuing) and (ii) there shall not exist any accumulated and unpaid Stated Dividends (other than Stated Dividends accumulated from and after the most recent Dividend Payment Date preceding the Cure Date). In the case of a Material Affiliate Event described in clause (v) of the definition thereof (other than a proceeding instituted by the Company or any of its Affiliates or to which the Company or any of its Affiliates has given its consent) that has not resulted in the entry of an order for relief or the appointment of a receiver, liquidator or trustee, the Unaffiliated Holders shall cease to be entitled to Special Voting Rights upon a final, non-appealable dismissal with prejudice of such proceeding (so long as no other Material Affiliate Event shall have occurred and be then continuing). For the avoidance of doubt, the recurrence of a Material Affiliate Event of the same type or arising out of the same circumstances as a Material

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Affiliate Event that has occurred but ceased to be continuing shall be considered to be a new Material Affiliate Event and shall give rise to Special Voting Rights to the extent set forth in this Certificate.

5.4. Class Consent. For so long as any Class A Preferred Shares remain issued and outstanding and are held by one or more Unaffiliated Holders, in addition to any other consent of shareholders required by law or under the Bye-laws or this Certificate, the prior consent of a simple majority in interest of the Unaffiliated Holders consenting, separately as a class, shall be necessary for effecting or validating:

(a)	the adoption of amendments to this Certificate, the Company’s Memorandum of Association or the Bye-laws or any alteration of the share capital of the Company;

(b)	any sale or disposal of the assets of the Company (determined without regard to the Permitted Investments) if, as a result of such sale or disposal, the Company would become an “investment company” (as defined in the U.S. Investment Company Act of 1940, as amended, or a company that would be such an investment company but for the application of sections 3(c)(1) and 3(c)(7) of such act);

(c)	any sale, transfer, liquidation or other disposition of any Permitted Investments or any withdrawal of any property or assets constituting Permitted Investment Property from the Permitted Investments Account (other than, in each case, in connection with, and solely to the extent necessary to fund, the payment of any amounts due to the holders of the Class A Preferred Shares under Article 3 (excluding section 3.4), 4 or 6 (excluding section 6.2 unless the Class A Preferred Shares being redeemed are held by an Unaffiliated Holder);

(d)	(i) any amendment or modification to (a) provisions in the Investment Management Agreement relating to investment guidelines, reporting and termination or (b) provisions in the IM Custody Agreement relating to instructions for transfers from the account maintained pursuant to the IM Custody Agreement, reporting, termination, and waiver of liens and set-off rights by the Custodian and (ii) any material amendment or modifications to any other provisions in the Investment Management Agreement or the IM Custody Agreement;

(e)	the issuance of any Class A Preferred Shares after the Designation Date;

(f)	the issuance of any class of preferred shares other than the Class A Preferred Shares;

(g)	any action or decision regarding any legal claims, actions, suits or proceedings of any kind or nature that are asserted, instituted or expressly threatened in writing against the Company and its directly owned assets; (but, for the avoidance of doubt, excluding any equity interest in Subsidiaries);

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(h)	the merger, amalgamation or consolidation of the Company with any other entity;

(i)	the taking of any Bankruptcy Action relating to the Company;

(j)	any redemption pursuant to Section 6.2 of the Class A Preferred Shares of any holder other than an Unaffiliated Holder other than on a pro-rata basis with all Unaffiliated Holders;

(k)	the appointment of persons authorized to give instructions to the Custodian under the IM Custody Agreement; and

(l)	any variation of class rights of the holders of Class A Preferred Shares.

A simple majority in interest of the Unaffiliated Holders of the then issued and outstanding Class A Preferred Shares consenting separately as a class, may waive in writing compliance with any provisions of this Certificate.

5.5. Notice to Holders of Special Voting Rights. No later than two Business Days following the Company taking any action, or receiving notice or obtaining Actual Knowledge of the occurrence of any event that in each case would give rise to Special Voting Rights pursuant to Section 5.3 or require the consent of the Unaffiliated Holders pursuant to Section 5.4, the Company shall send written notice to each holder of the Class A Preferred Shares stating that such event has occurred and that, in consequence, the holders of the Class A Preferred Shares are entitled to Special Voting Rights or that such consent pursuant to Section 5.4 is required, as the case may be; provided, however, that the failure to provide, or timely provide, such written notice shall not prejudice or otherwise affect any of the rights of the holders of the Class A Preferred Shares granted hereunder. Such notice shall make express reference to Section 5.3 or Section 5.4, as the case may be.

5.6. Right to Cause a Board Meeting to Be Convened. In the event that the holders of Class A Preferred Shares shall be entitled to Special Voting Rights pursuant to Section 5.3 or a consent shall be required pursuant to Section 5.4, any holder of the Class A Preferred Shares may, by written notice to the Board, request the Board to meet and specify those matters to be voted on by the Board at such meeting, and the Board shall, within no more than two Business Days following the date of such notice, convene a meeting for such purpose and vote on such matters.

5.7. Board Composition; Appointment. The maximum number of members of the Board shall, upon the incorporation of the Company and until the Unaffiliated Holders shall have appointed the two members of the Board to which they are entitled pursuant to Section 5.2, be three and, immediately following such appointment and until all of the Class A Preferred Shares shall have ceased to be issued and outstanding, five. One of such members of the Board (other than the members appointed by the Unaffiliated Holders) shall be an Independent Director. The Independent Director and two other members of the Board shall be appointed by the holders of

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the Common Shares. The minimum number of members of the Board required to establish a quorum for purposes of any meeting of the Board shall be the number of members that shall represent a simple majority of the voting power of all of the members of the Board (taking into account the effect of the voting powers described in Section 5.8, where applicable); provided that if any Class A Preferred Shares are held by one or more Unaffiliated Holders at least one of the members of the Board appointed by the holders of a majority of the Unaffiliated Holders must be present at a meeting of the Board in order for a quorum to exist for such meeting. The majority of members of the Board shall, at all times, be resident outside the United States.

5.8. Voting Power of Directors. Except as required by law or as set forth in this Certificate (but without limitation of the quorum requirement set forth in Section 5.7), the members of the Board appointed by the Unaffiliated Holders and the Independent Director shall each be entitled to cast one vote and all other directors shall each be entitled to cast one hundred votes at meetings of the Board. Notwithstanding the preceding sentence, at any time during which, and for so long as, the Unaffiliated Holders are entitled to Special Voting Rights, the voting rights of the members of the Board shall be weighted such that the members of the Board appointed by the Unaffiliated Holders shall represent, in the aggregate, 51% of the voting power of all members of the Board, save where for any reason a single member of the Board appointed by the Unaffiliated Holders is present at a meeting of the Board, in which case such member of the Board shall represent, individually, 51% of the voting power of all members of the Board.

5.9. Board Approval for Mergers, Amalgamations, Bankruptcy Action; Independent Director. The following corporate actions of the Company shall require the affirmative vote or consent of the Independent Director and of 66 2/3 % of the voting power of all of the members of the Board (in addition to any other consent or approval required hereunder):

(a)	the merger, amalgamation or consolidation of the Company with any other Person; and

(b)	to the fullest extent permitted by applicable law, the taking of any Bankruptcy Action.

For purposes of the vote or consent required under this Section 5.9, the voting rights of the members of the Board shall be weighted such that the members of the Board appointed by the Unaffiliated Holders shall represent, in the aggregate, 40% (or, if Special Voting Rights are in effect, 51%) of the voting power of all members of the Board. Anything in the Bye-laws or this Certificate to the contrary notwithstanding, the Independent Director shall be entitled to cast one hundred votes in any matter described in clauses (a) and (b) of the immediately preceding paragraph and shall be entitled to cast one vote on all other matters.

5.10. Discretion of the Board. Whether or not Special Voting Rights are in effect pursuant to Section 5.3 (and whether or not any consent is required pursuant to Section 5.4), any vote by the Board (including any vote to redeem the Class A Preferred Shares pursuant to Section 6.2 hereof) shall be in its sole discretion and shall be consistent with each Director’s fiduciary duties to the Company.

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ARTICLE 6

REDEMPTION

6.1. Optional Redemption at the Option of the Company. At any time and from time to time, the Company may, at the Company’s option, to the extent the Company may lawfully do so out of legally available funds in accordance with section 42 of the Act, redeem the then issued and outstanding Class A Preferred Shares, in whole or in part, for cash from the holders of such Class A Preferred Shares. Partial redemption may be either (a) of not less than 1,100 Class A Preferred Shares ratably among all holders of Class A Preferred Shares, or (b) of all but not less than all the Class A Preferred Shares held by a holder or holders thereof.

6.2. Special Voting Rights Redemption. If the holders of Class A Preferred Shares become entitled to Special Voting Rights pursuant to Section 5.3 hereof, then, upon the affirmative vote of shareholders representing a majority of the Common Shares voting as a class or the affirmative vote of a majority of the votes entitled to be cast at a meeting of the Board (taking into account the effect of Special Voting Rights) during the period when such Special Voting Rights are in effect, the Company shall, to the extent the Company may lawfully do so out of legally available funds in accordance with section 42 of the Act, redeem all of the then issued and outstanding Class A Preferred Shares for cash from the holders of Class A Preferred Shares.

6.3. Scheduled Redemption Date. To the extent the Company may lawfully do so out of legally available funds, and provided they have not otherwise been cancelled or redeemed, each Class A Preferred Share shall be redeemed on the fiftieth anniversary of the Designation Date.

6.4. Redemption Price. In the event of any redemption of any Class A Preferred Shares pursuant to Sections 6.1, 6.2 or 6.3, the holders of Class A Preferred Shares to be redeemed shall be entitled to receive, and the Company shall pay such holders, on the applicable redemption date and before any distribution may be made to the holders of the Common Shares or any other class of preferred shares of the Company, an amount per Class A Preferred Share equal to the Class A Amount.

6.5. Redemption Procedures. In the case of any redemption of any Class A Preferred Shares pursuant to Sections 6.1, 6.2 or 6.3 hereof, the Company shall deliver, not less than two nor more than four Business Days written notice to each holder of record of Class A Preferred Shares at the address of such holder last shown on the register of members of the Company, notifying such holder of such redemption and the relevant redemption date and calling upon such holder to surrender to the Company such holder’s certificate or certificates representing the shares to be redeemed, such notice to be effective immediately upon delivery.

On the relevant redemption date, each holder of Class A Preferred Shares to be redeemed shall surrender such holder’s certificate or certificates representing such shares to the Company, in the manner and at the place designated in a notice delivered to the holder by the Company, and thereupon the Class A Amount of such shares shall be payable to the order of the holder whose name appears in the register of members of the Company and each surrendered

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certificate shall be cancelled. From and after the relevant redemption date, unless there shall have occurred a default in payment of the Class A Amount, all rights of the holders of the Class A Preferred Shares designated for redemption as holders of Class A Preferred Shares (except the right to receive the Class A Amount, without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the register of members of the Company or be deemed to be issued and outstanding for any purpose whatsoever.

6.6. Additional Liquidation Amount. Upon any redemption of any Class A Preferred Shares pursuant to Section 6.1, 6.2 or 6.3, the holders of Class A Preferred Shares to be redeemed shall be entitled to receive, and the Company shall pay such holders, the Additional Liquidation Amount, if any, applicable to each such Class A Preferred Share as of the Relevant Date.

6.7. Limitations. Except as otherwise provided in this Article 6, the Company shall have no right to redeem or repurchase the Class A Preferred Shares.

ARTICLE 7

CONVERSION

7.1. Optional Conversion Right. At any time and from time to time, subject to compliance with section 42 of the Act, each holder of the Class A Preferred Shares (other than any holder of Class A Preferred Shares that is not an Affiliate of the Company) shall be entitled to convert all or any portion of their Class A Preferred Shares into Common Shares at the Class A/Common Conversion Rate. Upon conversion of any of the Class A Preferred Shares, the Class A Preferred Shares so converted shall no longer be issued and outstanding and the Common Shares issued upon such conversion shall be issued and outstanding as of such date of conversion. Conversion of the Class A Preferred Shares shall take effect as a redemption of the Class A Preferred Shares and a simultaneous issuance of Common Shares. For the purposes of any such conversion, the redemption of the relevant Class A Preferred Shares shall be for an aggregate amount (the “Aggregate Redemption Amount”) which is equal to the aggregate issue price (the “Aggregate Issue Proceeds”) of the Common Shares to be exchanged therefor (“Exchanged Common Shares”) and, for such purposes, the total premium at which such Exchanged Common Shares shall be taken to have been issued shall be the amount of the Aggregate Issue Proceeds less the product of (a) the number of Exchanged Common Shares and (b) the aggregate par value per share of the Exchanged Common Shares. In the case of any such conversion, the Company’s obligation to pay the Aggregate Redemption Amount shall be set off against the Aggregate Issue Proceeds due to be paid by such holder of the relevant Class A Preferred Shares to the Company. For the avoidance of doubt, no Additional Liquidation Amount shall be payable in connection with any such conversion of the Class A Preferred Shares.

7.2. Mechanics of Conversion. Conversion of the Class A Preferred Shares may be effected by the surrender to the Company of any certificate or certificates issued in respect of such Class A Preferred Shares to be converted accompanied by a written notice stating that such holder of Class A Preferred Shares elects to convert all or a specified whole number of such

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shares in accordance with the provisions hereof and specifying the name or names in which such holder of Class A Preferred Shares wishes the certificate or certificates for the Common Shares to be issued. If Class A Preferred Shares represented by more than one certificate shall be surrendered for conversion at one time by the same holder of Class A Preferred Shares, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares elected to be so surrendered. In case such notice shall specify a name or names other than that of such holder of Class A Preferred Shares, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of Common Shares in such name or names. Other than such taxes, the Company will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of the Common Shares on conversion of the Class A Preferred Shares. As promptly as practicable and, in any event, within no more than five Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Company that any such taxes have been paid), the Company shall issue and allot the relevant Common Shares, update the Company’s register of members to reflect such issuance and deliver or cause to be delivered to the converting holder(s) (i) certificates in respect of the number of validly issued, fully paid and non-assessable full Common Shares to which such holder of Class A Preferred Shares shall be entitled, (ii) any cash owing in lieu of a fractional Common Share and (iii) if fewer than the full number of Class A Preferred Shares evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted.

Upon such conversion, the Class A Preferred Shares being converted shall no longer be issued and outstanding and the rights of such holder thereof (including the right of such holder to receive any accumulated and unpaid Stated Dividends on such Class A Preferred Shares and any accumulated Stated Dividends from the most recent Dividend Payment Date preceding the date of conversion) as to the Class A Preferred Shares being converted shall cease except for the right to receive Common Shares in accordance herewith, and the person entitled to receive the Common Shares shall be treated for all other purposes as having become the record holder of such Common Shares at such time.

7.3 Conversion on a repurchase by the Company. On a purchase of any or all of the Class A Preferred Shares from any Unaffiliated Holder by the Company effected in accordance with the provisions of the Act and, where applicable, this Certificate and the Bye-laws, each Class A Preferred Share so purchased shall automatically and without further action on the part of the Company or any Shareholder be: (i) sub-divided and converted into 1.613 Common Shares of par value US$0.01 each, having all the rights and restrictions attaching to Common Shares, and (ii) cancelled.

7.4 Conversion upon acquisition by Parent. On the acquisition of any or all of the Class A Preferred Shares from any Unaffiliated Holder by Parent in accordance with the Accelerated Repurchase Date terms of the Repo Agreement, except any such acquisition that is made in accordance with the provisions of Section 4.5 of the Ancillary Agreement, each Class A Preferred Share so acquired shall automatically and without further action on the part of the Company or the requirement for any Resolution be sub-divided and converted into 1.613 Common Shares of par value US$0.01 each, having all the rights and restrictions attaching to Common Shares pursuant to the Bye-laws.

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ARTICLE 8

CERTAIN MATTERS

8.1. Limited Purpose. The Company may not, without a unanimous vote of the members of the Board and the Company’s Shareholders (including holders of the Class A Preferred Shares), (a) except as permitted below, hold or invest in assets, (b) issue any equity securities, (c) issue or incur any Indebtedness, (d) have any employees, (e) create, incur or suffer to exist any Liens of any kind on the Permitted Investments (other than Liens under the IM Custody Agreement, and Liens for taxes, assessments and governmental charges or levies not yet delinquent or being contested in good faith and by appropriate proceedings and as to which adequate reserves are being maintained in accordance with generally accepted accounting principles), or (f) take any other action other than (i) investing in, purchasing, owning, holding or disposing of, in each case, pursuant to the terms hereof and the Investment Management Agreement, the Permitted Investments, (ii) issuing Common Shares or receiving equity or capital contributions, or paying dividends or distributions, in respect of the issued and outstanding Class A Preferred Shares or Common Shares, (iii) investing in, holding or disposing of Free Cash and owning and maintaining the Free Cash Account, (iv) subject to the right of the holders of Class A Preferred Shares to receive payments of Stated Dividends, Class A Amount, Additional Liquidation Amount and Additional Participation Amount pursuant to the terms hereof, investing in, purchasing, owning, holding or disposing of any Newco Sub Interests or making equity or capital contributions to, or receiving dividends or distributions from, Newco Sub (provided that any such investments, purchases or contributions may be made solely with Free Cash), (v) discharging its obligations under the Free Cash Custody Agreement, the Free Cash Investment Management Agreement, the IM Custody Agreement and the Investment Management Agreement and (vi) engaging in any other lawful acts or activities and exercising any power permitted to the Company under applicable law, the Company’s Bye-laws and this Certificate, so long as the same are incidental to, or connected with, any of the actions permitted under subclause (i), (ii), (iii), (iv) or (v) and are necessary, suitable or convenient to accomplish any such actions under such subclauses.

8.2. Separate Existence. The Company shall maintain an existence separate and distinct from that of any other entity in the manner prescribed by Bye-law 27.5 of the Bye-laws.

8.3. Special Voting Rights for Sale or Disposal of Assets. Any sale or disposal of all or substantially all of the assets of the Company (excluding the Newco Sub Interests and the Free Cash) shall require either (1) (a) the affirmative vote or consent of the Unaffiliated Holders of the issued and outstanding Class A Preferred Shares, voting separately as a class, and (b) the affirmative vote or consent of the holders of the issued and outstanding Common Shares, voting separately as a class, or (2) the vote of the Board and the approval of a Resolution by the Unaffiliated Holders, voting or consenting separately as a class. Each of the voting thresholds described in the immediately preceding sentence shall take into account the effect of Special Voting Rights, if any, and the effect, if any, of Section 5.9 and shall in no event limit Section 5.4.

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8.4. Transfer Restrictions. The Class A Preferred Shares may only be transferred in a transaction in compliance with the U.S. Securities Act of 1933, as amended, and otherwise in accordance with the laws of Bermuda and the Bye-laws.

8.5. Additional Limitations on the Company. The Company may not without a unanimous vote of the members of the Board and a unanimous vote of the Company’s shareholders (including holders of the Class A Preferred Shares):

(a)	establish any physical presence or branch office or acquire or rent office space in the United States or any other jurisdiction (other than Bermuda);

(b)	appoint a representative or agent in the United States or any other jurisdiction outside of Bermuda with unlimited authority to conduct the business of the Company or to sign contracts for and on behalf of the Company in any such jurisdiction;

(c)	become a plaintiff, or counterclaim, in any suit, action or proceedings outside Bermuda, except in a special proceeding for purposes of disclaiming the jurisdiction of the relevant court or tribunal;

(d)	voluntarily appear before a court in any suit, action or proceedings outside Bermuda, except in a special proceeding for purposes of disclaiming the jurisdiction of the relevant court or tribunal;

(e)	expressly agree to submit to the jurisdiction of any court outside of Bermuda;

(f)	hold Board or shareholder meetings in or from within any jurisdiction other than Bermuda or such other jurisdiction (other than the United States) as should not, in the opinion of counsel, result in the Company being determined to have a place of business for any purposes in such other jurisdiction; or

(g)	maintain any property or assets of the Company in the United States or maintain any material amount of property or assets of the Company in any other jurisdiction (other than Bermuda), it being understood that the assignment of any rights or the delegation of any duties by the Custodian to any subcustodian pursuant to the IM Custody Agreement or the Free Cash Custody Agreement shall not require the approval of the Board or the Company’s Shareholders.

8.6. Payment Instruction. Except for any release or disbursement of funds in connection with a redemption under Section 6.2 hereof, any instruction by the Company to the Custodian directing the Custodian to release or disburse any funds or transfer any instruments or securities from the Permitted Investments Account shall be in writing (a) signed by each of the members of the Board elected by the holders of Common Shares (voting separately as a class) who shall not be a resident of the United States and the Secretary of the Company (if such release or disbursement is for purposes of enabling the payment of Stated Dividends on a

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Dividend Payment Date) or (b) signed by each of such member of the Board described in clause (a), the Secretary of the Company and each member of the Board elected by the Unaffiliated Holders who shall not be a resident of the United States (voting separately as a class) (if such release or disbursement is for any other purpose).

ARTICLE 9

MISCELLANEOUS

9.1. Mutilated or Missing Class A Preferred Share Certificates. If any of the Class A Preferred Share certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Class A Preferred Share certificate, or in lieu of and substitution for the Class A Preferred Share certificate lost, stolen or destroyed, a new Class A Preferred Share certificate of like tenor and representing Class A Preferred Shares in an aggregate Liquidation Preference equal to that of the Class A Preferred Shares represented by such mutilated, lost, stolen or destroyed certificate, but only upon receipt of evidence of such loss, theft or destruction of such Class A Preferred Share certificate and indemnity, if requested, satisfactory to the Company.

9.2. Business Day. If any payment, redemption or conversion shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day and no further dividends shall accumulate after the day on which payment was required (unless, in the case of the payment of any Stated Dividends, such next succeeding Business Day occurs during the next succeeding calendar month, in which case such payment will be made on the next preceding Business Day and the amount of such Stated Dividend payment shall not be reduced).

9.3. Share Splits and Other Corporate Events. Any amount prescribed herein which is calculated or determined on a per share basis or by reference to shareholders’ equity shall be adjusted so as to reflect the effect of any share subdivisions, bonus issues, share consolidations, reorganizations, recapitalizations or other corporate events of a similar nature.

9.4. Limitations. Except as may otherwise be required by law, the Class A Preferred Shares shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth in this Certificate (as this Certificate may be amended from time to time) or otherwise in the Bye-laws (to the extent not contrary to or inconsistent with this Certificate).

9.5. Notices. Any notice or communication required or permitted to be given by any provision of this Certificate shall be in writing or by facsimile and shall be deemed to have been delivered, given, and received for all purposes (a) if delivered personally to the Person or to a Senior Officer of the Person to whom the same is directed, or (b) when the same is actually received (if during the recipient’s normal business hours if during a Business Day, or, if not, on the next succeeding Business Day), if sent by facsimile (followed by a hard copy of the same communication sent by certified mail, postage and charges prepaid), or by courier or delivery service or by mail, addressed as follows, or to such other address as such Person may from time to time specify by notice, (i) if to the Company, at its address at Canon’s Court, 22 Victoria

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Street, Hamilton HM12, Bermuda, Attention: Company Secretary, Facsimile No.: (441) 292-8666; and (ii) if to any holders of Class A Preferred Shares, at such holder’s address as appearing in the Register; or, in each case, to such other address (and with copies to such other Persons) as the Person entitled to receive notice hereunder shall specify by notice given in the manner provided herein to the other Persons entitled to receive notice hereunder.

9.6. Headings and Subdivisions. The headings of the various articles and subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

9.7. Severability of Provisions. If any right, preference or limitation of the Class A Preferred Shares set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth herein that can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, I hereby certify that this Certificate of Designations of Preferences, Limitations, and Relative Rights of Class A Preferred Shares was duly and properly approved and adopted by written resolutions of the Board of Directors of the Company duly adopted on the date first written above.

By:
Director

[Signature Page to Certificate of Designations]

Exhibit A

to Certificate

Additional Liquidation Amount =

where:

A is the Class A Percentage as of the applicable Relevant Date,

B is the Total Asset Value as of the applicable Relevant Date,

C is the Repo Date Total Asset Value, and

D is the number of Class A Preferred Shares issued and outstanding.

Capitalized terms in this Exhibit A have the respective meanings specified in Article 2 of this Certificate.

Exhibit B

to Certificate

Additional Participation Amount =

where:

A is the aggregate amount of dividends on the Common Shares to be paid pursuant to the relevant declaration;

B is the Class A Percentage (expressed as a decimal); and

C is the number of Class A Preferred Shares issued and outstanding on the relevant date of determination.

Capitalized terms used in this Exhibit B have the respective meanings specified in Article 2 of this Certificate.

Exhibit C

to Certificate

Class A/Common Conversion Rate =

where:

A is the Class A Conversion Percentage;

B is the number of Common Shares issued and outstanding immediately prior to the conversion;

C is the Class A Percentage immediately prior to the conversion; and

D is the number of Class A Preferred Shares issued and outstanding immediately prior to the conversion.

Capitalized terms used in this Exhibit C have the respective meanings specified in Article 2 of this Certificate.

Exhibit V – Novation Agreement

NOVATION AND JOINDER AGREEMENT

dated as of [                    ] among:

Amgen Inc. (the “Remaining Party”), [Name of transferring Repo Buyer] (the “Transferor”)

AND

[Name of transferee Repo Buyer] (the “Transferee”).

The Transferor and the Remaining Party have entered into the Transaction identified in the attached Schedule A (the “Old Transaction”), evidenced by a Confirmation (the “Old Confirmation”) attached as Schedule A-2 hereto, and subject to a SIFMA Master Repurchase Agreement dated as of August 24, 2013 (the “Old Agreement”) and relevant Annexes thereto in the form attached as Schedule A-1 hereto. The Transferor and the Remaining Party have, in connection with the Old Transaction, entered into that certain Ancillary Agreement between them, dated as of [            ] in the form attached as Schedule A-3 hereto (the “Old Ancillary Agreement”).

The Remaining Party and the Transferee are entering into a SIFMA Master Repurchase Agreement dated as of [the date hereof] (the “New Agreement”), substantially in the form of the Old Agreement except for Annex I to the New Agreement and any other Annexes to the New Agreement set forth in Schedule B-1 hereto, which shall be in the form set forth in such Schedule B-1. In addition, the Remaining Party and the Transferee are entering into an ancillary agreement between them, which shall be in the form set forth in Schedule B-3 hereto (the “New Ancillary Agreement”).

With effect from and including [            ] (the “Novation Date”) the Transferor wishes to transfer by novation to the Transferee, and the Transferee wishes to accept the transfer by novation of, all the rights, liabilities, duties and obligations of the Transferor under and in respect of such portion of each Old Transaction as evidenced by the [Novated Purchase Price, Novated Repurchase Price and]1 number of Novated Purchased Securities specified in Schedule A-3 hereto (the “Novated Portion”), with the effect that the Remaining Party and the Transferee enter into a new transaction (each a “New Transaction”) between them having terms identical to those of the Old Transaction, except for a [Purchase Price equal to the Novated Purchase price, a Repurchase Price equal to the Novated Repurchase Price and] number of Purchased Securities equal to the number of Novated Purchased Securities and as otherwise set forth in the Confirmation set forth on Schedule B-2 (the “New Confirmation”).

With effect from and including the Novation Date, the Transferor wishes to transfer to the Transferee the Novated Purchased Securities together with any Income received (whether prior to, on or after the Novation Date) that has not been transferred as of the Novation Date in accordance with Paragraph 5 of the Old Agreement (as amended and supplemented by Annex I thereto) or applied in accordance with Section 11(c) of Annex I to the Old Agreement, provided that the Transferee’s obligations in respect of any such Income shall be determined by reference to the date of receipt thereof by the Transferor.

With effect from and including the Novation Date, the Transferee and the Remaining Party wish to enter into the New Ancillary Agreement.

[In addition, the Transferor has entered into the Voting Agreement dated as of [            ], included as Annex 1 to Schedule A-1 hereto originally between Bank of America, N.A. and each Joining Buyer as defined therein (the “Voting Agreement” and together with the New Confirmation, the New Ancillary Agreement and the other documentation relating to the New Transaction, the “New Transaction Documents”). With effect from and including the Novation Date, the Transferee wishes to become party to the Voting Agreement.]2

[1]	Not needed if the confirmation only specifies a per share purchase and repurchase price
[2]	Include the parenthetical for all but the initial novation. (At the time of the initial novation, the Voting Agreement itself should be executed)

The Remaining Party wishes to accept the Transferee as the sole Buyer with respect to the New Transaction; provided that to the extent the Novated Portion is less than the entire Old Transaction, the Transferor shall continue to be the Buyer with respect to the portion of the Old Transaction that has not been transferred hereunder (the “Remaining Portion”).

The Transferor and the Remaining Party wish to have released and discharged, as a result and to the extent of the transfer described above, their respective obligations under and in respect of the Old Transaction except for any Remaining Portion of the Old Transaction and as otherwise expressly set forth herein.

Accordingly, the parties agree as follows: —

1.	Definitions.

Terms defined in the Old Agreement and the Old Confirmation are used herein as so defined, unless otherwise provided herein.

2.	Transfer, Release, Discharge and Undertakings.

With effect from and including the Novation Date and in consideration of the mutual representations, warranties and covenants contained in this Novation Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties):

(a)	the Remaining Party and the Transferor are each released and discharged from further obligations to each other with respect to the Old Transaction, other than any Remaining Portion, and their respective rights against each other thereunder are cancelled, provided that such release and discharge shall not affect any rights, liabilities or obligations of the Remaining Party or the Transferor with respect to payments or other obligations due and payable or due to be performed on or prior to the Novation Date, and all such payments and obligations shall be paid or performed by the Remaining Party or the Transferor in accordance with the terms of the Old Transaction;

(b)	in respect of the New Transaction, the Remaining Party and the Transferee each undertake such liabilities and obligations towards the other and acquire rights against each other as set forth in the New Agreement, the Remaining Party and the Transferee shall each be deemed to have entered into such New Agreement and New Confirmation as of the Novation Date and the New Transaction shall be governed by and form part of the New Agreement and the New Confirmation;

(c)	the relevant Old Confirmation shall be deemed modified to reflect any Remaining Portion consistent with this Novation Agreement, including by: (i) adjusting the Purchase Price such that it is equal to the Purchase Price set forth in the Old Confirmation less the Purchase Price set forth in the New Confirmation; (ii) adjusting the Repurchase Price such that it is equal to the Repurchase Price set forth in the Old Confirmation less the Repurchase Price set forth in the New Confirmation; (iii) adjusting the number of Purchased Securities such that it is equal to the number of Purchased Securities set forth in the Old Confirmation less the number of Novated Purchased Securities set forth in the New Confirmation, and (iv) adjusting such other terms mutatis mutandis as required to reflect this Novation Agreement;

(d)	the Transferor undertakes to transfer to the Transferee the Novated Purchased Securities and any Income received with respect thereto (whether received prior to, on or after the Novation Date) that has not been transferred as of the Novation Date in accordance with Paragraph 5 of the Old Agreement, and the Transferor and the Remaining Party each agrees with respect to itself only that, other than as set out in the New Agreement, each such transfer shall be free and clear of any security interest, lien, encumbrance or other restriction created by or in respect of it;

(e)	the Transferee and the Remaining Party each agrees to become a party to, to be bound by, and to comply with the provisions of, the New Ancillary Agreement; and

(f)	[the Transferee agrees to become a party to, to be bound by, and to comply with the provisions of, the Voting Agreement in the same manner as if the undersigned were an original signatory to the Agreement. Transferee further agrees that it shall be a “Buyer” (as defined in the Voting Agreement) under the Voting Agreement.][3]

The address for notices of the undersigned under the Voting Agreement [shall be as set forth in the New Transaction] / [is as follows:

[Transferee]
[address]
[address]
Facsimile:	[ ]
Attention:	[ ]
E-mail:	[ ][4]

3.	Representations and Warranties.

(a)	On the date of this Novation Agreement and on each Novation Date:

(i)	Each of the parties makes to each of the other parties those representations and warranties set forth in the first sentence of Paragraph 10 of the Old Agreement as if such party was the “Buyer” or “Seller” under the Old Agreement with references in such Section to “this Agreement” being deemed references to this Novation Agreement alone.

(ii)	The Remaining Party and the Transferor represents to the other that no Event of Default with respect to it has occurred and is continuing under the Old Agreement and would not occur under the Old Agreement as a result of its entering into or performing its obligations under this Novation Agreement, and the Remaining Party and the Transferee each represents to the other that no Event of Default with respect to it has occurred and is continuing under the New Agreement and would not occur under the New Agreement as a result of its entering into or performing its obligations under this Novation Agreement.

(iii)	Each of the Transferor and the Remaining Party represents and warrants to each other and to the Transferee that:

(A)	it has made no prior transfer (whether by way of security or otherwise) of the Old Agreement or any interest or obligation in or under the Old Agreement or in respect of the Old Transaction that is inconsistent with the transaction contemplated hereby; and

(B)	as of the Novation Date, all obligations of the Transferor and the Remaining Party under the Old Transaction required to be performed on or before the Novation Date have been fulfilled.

(iv)	The Transferor and Transferee each represents and warrants to the other that (i) it is duly authorized to execute and deliver this Novation Agreement and the Voting Agreement and

[3]	Include for all but initial novation
[4]	Include for all but initial novation

to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) the person executing and delivering this Novation Agreement and the Voting Agreement on its behalf was at the time of execution and delivery duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iii) it has obtained all authorizations of any governmental body required in connection with this this Novation Agreement and the Voting Agreement and such authorizations are in full force and effect and (iv) the execution, delivery and performance of this Novation Agreement and the Voting Agreement will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected, except in the case of clause (iv), as would not reasonably be expected to have a material adverse effect on the rights of the Transferor or Transferee or their respective affiliates, officers, directors and agents.

(b)	The Transferor makes no representation or warranty and does not assume any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the New Transaction or the New Agreement or any documents relating thereto and assumes no responsibility for the condition, financial or otherwise, of the Remaining Party, the Transferee or any other person or for the performance and observance by the Remaining Party, the Transferee or any other person of any of its obligations under the New Transaction or the New Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

(c)	The Transferee makes no representation or warranty and does not assume any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Old Transaction or the Old Agreement or any documents relating thereto and assumes no responsibility for the condition, financial or otherwise, of the Remaining Party, the Transferor or any other person or for the performance and observance by the Remaining Party, the Transferor or any other person of any of its obligations under the Old Transaction or the Old Agreement or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

(d)	The Transferee represents, warrants, acknowledges and agrees to the Transferor that:

(i)	it (A) is knowledgeable, sophisticated and experienced in business and financial matters and capable of evaluating the merits and risks of a prospective investment in the New Transaction, the New Transaction Documents and the related securities, (B) has the ability to bear the economic risks of any investment it may make in the New Transaction, the New Transaction Documents and the related securities and can afford the complete loss of any such investment and (C) is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

(ii)

it may not and will not rely on any due diligence investigation that Transferor or its affiliates, or any person acting on behalf of any of them, may conduct or may have conducted with respect to the Old Transaction, the New Transaction, any related documentation (including the New Transaction Documents), the related securities, the issuer of such related securities (the “Issuer”) or the Remaining Party or the Issuer’s or Remaining Party’s business. It understands that it will be afforded the opportunity to conduct its own due diligence investigation with respect to the New Transaction, the New Transaction Documents, the related securities, the Issuer and the Remaining Party and its and their business, including the opportunity to engage in discussions with the management of the Remaining Party concerning the Remaining Party, the Issuer and their business and any investment Transferee may make in the New Transaction, the New Transaction Documents and the related securities. The Transferee acknowledges that in receiving certain opinions of Shearman & Sterling LLP in connection with the New Transaction the Transferee shall be relying solely upon Shearman & Sterling LLP acting as counsel to the Transferee to the extent of the representation contemplated in the Transferee’s engagement letter with Shearman & Sterling LLP, and shall not be relying upon the Remaining Party with respect to the subject matter of such opinions. In the event that Transferee determines to proceed with a potential investment in the New Transaction, the New Transaction Documents and the related securities, it intends to request all information that it believes to be necessary or appropriate in connection with its consideration of such investment. It acknowledges that it is aware that there may be additional non-public information with respect to the New Transaction, the New Transaction Documents and the related securities, the Issuer, the Remaining Party and developments relating to the Issuer and the Remaining Party that the Company has agreed to make available or discuss with Transferee upon execution by Transferee of a confidentiality agreement, and that the Transferee has either executed such confidentiality agreement and made investigation satisfactory to it or has elected in its sole discretion not to request such information or discussion. It acknowledges that neither Transferor nor any of its affiliates, or any person acting on behalf of any of them, has made, or will make, any representation to Transferee, express or implied, with respect to the adequacy or completeness for Transferee’s purposes of the information that Transferee may receive in connection with a potential investment in the New Transaction, the New Transaction Documents and the related securities.

4.	Counterparts.

This Novation Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

5.	Costs and Expenses.

The parties will each pay their own costs and expenses (including legal fees) incurred in connection with this Novation Agreement and as a result of the negotiation, preparation and execution of this Novation Agreement.

6.	Amendments.

No amendment, modification or waiver in respect of this Novation Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

7.	(a) Governing Law.

This Novation Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to the conflict of laws provisions thereof (other than Section 5-1401 of the New York General Obligations Law).

(b)	Jurisdiction.

The terms of Section [            ] of Annex I to the Old Agreement shall apply to this Novation Agreement with references in such Section to “the Agreement” being deemed references to this Novation Agreement alone.

IN WITNESS WHEREOF the parties have executed this Novation Agreement on the respective dates specified below with effect from and including the Novation Date.

(Name of Remaining Party)		(Name of Transferor)

By:		By:
	Name:	Name:
	Title:	Title:
	Date:	Date:

(Name of Transferee)

By:
Name:
Title:
Date:

SCHEDULE A

Identification of Old Transaction to be discharged in whole or in part

SCHEDULE A-1

Old Agreement

[Old Agreement including Annex 1 to be inserted]

SCHEDULE A-2

Old Confirmation

[Old Confirmation to be inserted]

SCHEDULE A-3

Novated Portion

[Novated Purchase Price:

Novated Repurchase Price:]

Novated Purchased Securities:

ANNEX A

[Form of] Voting Rights Agreement

SCHEDULE B

Identification of New Transaction

SCHEDULE B-1

New Agreement

[Annexes to New Agreement to be inserted]

SCHEDULE B-2

New Confirmation

[New Confirmation to be inserted]

Exhibit VI – Voting Agreement

CONFIDENTIAL

ANNEX 1 TO NOVATION AGREEMENT

[FORM OF] VOTING AGREEMENT

This VOTING AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”) is entered into as of [            ], 201    .

AMONG:

(1)	Amgen Inc., hereinafter referred to as the “Seller”,

AND:

(2)	Bank of America, N.A., hereinafter referred to as the “Original Buyer”

AND:

(3)	[ ], hereinafter referred to as the “Assignee Buyer”.[1]

It is contemplated that other persons may become a party to this agreement by executing a Joinder Agreement substantially in the form of Annex A hereto, each hereinafter referred to as a “Joining Buyer”, and, together with the Original Buyer and the Assignee Buyer, the “Buyers”;

The Buyers and the Seller are hereinafter jointly referred to as the “Parties”, and each individually as a “Party”;

WHEREAS:

(A)	The Original Buyer and the Seller have entered into a Master Repurchase Agreement, dated as of August 24, 2013 (the “Original Repo Agreement”), pursuant to which Purchased Securities have been transferred by the Seller to the Original Buyer against the transfer of funds by the Original Buyer, with a simultaneous agreement by the Original Buyer to transfer to the Seller such Purchased Securities at a date certain or on demand, against the transfer of funds by the Seller; and

(B)	The Repo Agreement provides that a Buyer may transfer its rights and obligations under the Repo Agreement in whole or in part to certain persons through a Novation Agreement (as provided therein), provided, however, that, if after giving effect to such transfer there will be more than one such Buyer, the transferee Buyer shall also become a party to this Agreement; and

(C)	[describe the transfers as a result of which this agreement is entered into];

[1]	Conforming changes if Original Buyer is no longer party, or if there are more than two Buyers at any time.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which the parties expressly acknowledge, the parties hereto hereby agree as follows:

1. Definitions. The following terms used in this Agreement have the meaning given them in the relevant Repo Agreement:

(a)	Ancillary Agreement;

(b)	Certificate;

(c)	Default;

(d)	Event of Default;

(e)	Material Affiliate Event;

(f)	Novation Agreement;

(g)	Price Differential;

(h)	Purchased Securities;

(i)	Purchased Security;

(j)	Repurchase Date;

(k)	Repurchase Price; and

(l)	Transaction.

2. Additional Definitions. The following terms have the meanings specified below.

(a)	Instructing Buyers means, as of any time, one or more Buyers having an aggregate amount of the Purchased Security comprising not less than 10% of the interests of all Buyers.

(b)	Majority of Buyers means a majority in interest of Buyers that are “Unaffiliated Holders”, as such term is defined in the Certificate.

(c)	Non-General Default or Non-General Event of Default means, with respect to a Buyer, a Default or Event of Default that is a Default or Event of Default in respect of the Seller under paragraph 11(ii), (iv), (v), (vi), (vii) (with respect to clauses (i) and (v) of paragraph 10 of the Repo Agreement) or (viii) of the Repo Agreement to which such Buyer is party.

(d)	Repo Agreement means at any time the Original Repo Agreement (if at such time the repurchase by the Seller of the Purchased Securities subject thereto shall not have been consummated) and any other repurchase agreement entered into by novation of the Original Repo Agreement directly or indirectly (if at such time the repurchase by the Seller of the Purchased Securities subject thereto shall not have been consummated).

(e)	Transaction Documents means the Transaction Documents as defined in the Repo Agreement together with the Certificate, in each case as amended, amended and restated, supplemented or otherwise modified from time to time.

3. Representations and Warranties.

The Seller and each Buyer represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement (and the applicable Joinder Agreement, as applicable) and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) the person executing and delivering this Agreement (and the applicable Joinder Agreement, as applicable) on its behalf was at the time of execution and delivery duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iii) it has obtained all authorizations of any governmental body required in connection with this Agreement (and the applicable Joinder Agreement, as applicable) and such authorizations are in full force and effect and (iv) the execution, delivery and performance of this Agreement (and the applicable Joinder Agreement, as applicable) will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected, except in the case of clause (iv), as would not reasonably be expected to have a material adverse effect on the rights of the Buyers or the Seller or their respective affiliates, officers, directors and agents.

4. Voting Restrictions.

(a)	Subject to Section 4(b), the Buyers will each consent to any amendment or waiver of their respective Transaction Documents if and only if a Majority of Buyers shall have agreed to identical amendments or waivers to their respective Transaction Documents; provided, however, that each Buyer shall have sole discretion to grant or withhold the waiver of any Non-General Default or Non-General Event of Default and to exercise remedies with respect thereto in accordance with the Repo Agreement to which it is party.

(b)	Notwithstanding Section 4(a), no Buyer shall be required to enter into or consent to any amendment or waiver of any term of this Agreement. Notwithstanding Section 4(a), no Buyer shall be required to enter into any amendment or waiver of any Transaction Document that would have the effect of:

(i)	reducing the Price Differential, the Repurchase Price of any Purchased Securities or the amount of any fees or indemnification under any Transaction Document payable in respect of any Transaction to which such Buyer is party or extending the time for payment of any such amounts;

(ii)	making any payment under the Repo Agreement to which such Buyer is party payable in money other than that stated in such agreement; or

(iii)	impairing the right of any Buyer to receive payment of Repurchase Price of and Price Differential on any Transaction to which such Buyer is party on or fees or indemnification thereunder on the due dates therefor or to institute a suit for the enforcement of any overdue payment on or with respect to the Transaction to which such Buyer is party.

(c)	Each Buyer will each declare or refrain from declaring the acceleration of the Repurchase Date following an Event of Default of the Seller under the Repo Agreement to which such Buyer is party in accordance with the decision of a Majority of Buyers; provided, however, that if such an Event of Default is a Non-General Event of Default, it shall be within the sole discretion of such Buyer whether to declare or refrain from declaring such acceleration if and only if such Buyer is a Buyer or group of Buyers comprising Instructing Buyers.

(d)	Each Buyer will give notice or refrain from the giving notice of a Material Affiliate Event under Section 5.3(a) of the Certificate, and will exercise or refrain from exercising, “Special Voting Rights” (as defined in the Certificate) following a Material Affiliate Event under the Certificate in accordance with the decision of a Majority of Buyers; provided, however, that, in the case of Special Voting Rights arising from, or existing during the continuance of, a Material Affiliate Event described in clause (i) (with respect to Sections 2.1, 2.2, 2.3, 2.4, 2.6, 2.8 (with respect to the second sentence thereof only), 2.9, 2.10, 2.11, 2.13, 2.14, 2.15(b) and 2.16 of the Ancillary Agreement), (ii), (iii), (iv) (other than with respect to Sections 3.3 and 3.5 of the Ancillary Agreement), (v), (vi), (x)(b), (xi) (with respect to any Non-General Event of Default in respect of such Buyer), (xii) or (xiii) of the definition of such term in the Certificate, if Instructing Buyers shall elect in their sole discretion to exercise Special Voting Rights, then the other Buyers shall exercise Special Voting Rights and their rights under Sections 5.6 and 5.7 of the Certificate as reasonably directed by such Instructing Buyers solely in order to bring about the prompt redemption of the Purchased Securities held by such Instructing Buyers.

(e)	No Buyer shall consent to effectuate or validate any of the actions set forth in Section 5.4 of the Certificate unless each Instructing Buyer directs that such consent shall be given, with each such Instructing Buyer having sole discretion to give or withhold such direction provided, however, that each Buyer will consent to effecting or validating any action or decision specified in Section 5.4(g) or 5.4(k) of the Certificate if and only if the Majority of Buyers shall have agreed to give such consent.

5. Specific Performance. Each Buyer acknowledges that it may be impossible to determine the amount of damages that would result from any breach of any of its obligations under this Agreement and that the remedy at law for any breach, or threatened breach, would likely be inadequate and, accordingly, agrees that the Seller shall, in addition to any other rights or remedies which it may have at law or in equity, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain any Buyer from violating any of its obligations under this Agreement. In connection with any action or proceeding for such equitable or injunctive relief, each Buyer hereby waives any claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have the obligations of such Buyer under this Agreement specifically enforced against it, without the necessity of posting bond or other security, and consents to the entry of equitable or injunctive relief against such Buyer enjoining or restraining any breach or threatened breach of this Agreement.

6. Miscellaneous.

(a)	This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

(b)	Each Party irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan and any appellate court from any such court solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Agreement, and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

(c)	Each Party hereby irrevocably agrees that the summons and complaint or any other process in any action in any jurisdiction may be served by mailing (using certified or registered mail, postage prepaid) in the manner of giving notices set forth herein or by hand delivery to a person of suitable age and discretion at the notice address provided pursuant to this Agreement. Each Party may also be served in any other manner permitted by law, in which event its time to respond shall be the time provided by law.

(d)	To the extent that any Party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise) with respect to itself or any of its property, such Party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Agreement or relating in any way to this Agreement.

(e)	EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(f)	This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in any number of counterparts, each of which counterparts shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

(g)	Any and all notices, statements, demands or other communications hereunder may be given by a Party in the manner set forth in the Repo Agreement to which it is party.

(h)	Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

(i)	The rights and obligations of the Seller under this Agreement shall not be assigned without the prior written consent of each Buyer. The rights and obligations of any Buyer under this Agreement shall not be assigned without the prior written consent of the Seller, except in connection with the transfer of its rights under the Repo Agreement in accordance with the terms thereof to a person that is or, concurrently with such transfer, becomes a party to this Agreement. No Party shall transfer any Purchased Security to any person while this Agreement remains in effect unless such person is or, concurrently with such transfer, becomes a party to this Agreement.

(j)	No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by all of the parties hereto.

(k)	This Agreement shall terminate automatically (i) with respect to any Buyer upon the earlier of (A) the later of (x) termination of the Repo Agreement to which it is party and (y) the transfer by such Party of all such Party’s Purchased Securities and (B) the transfer in accordance with the terms thereof of its interest therein (together with a transfer of such Purchased Securities); (ii) with respect to the Seller upon the termination of all the Repo Agreements; and (iii) with respect to all parties upon the termination of all the Repo Agreements and payment in full of all Buyers that are a Party hereto.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

BANK OF AMERICA, N.A.

By:
Name:
Title:

AMGEN INC.

By:
Name:
Title:

[ ]

By:
Name:
Title:

ANNEX A

Form of Joinder Agreement

The undersigned, [Joining Buyer], a [                    ], hereby agrees, effective as of the date hereof, to become a party to, to be bound by, and to comply with the provisions of, that certain Voting Agreement (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Agreement”), dated as of [                    ], by and among [                    ], [Bank of America, N.A.], [            ], and any other Joining Buyers (as defined therein) from time to time, in the same manner as if the undersigned were an original signatory to the Agreement. A copy of the Agreement is attached hereto in Schedule I. The undersigned further agrees that it shall be a “Buyer” (as defined in the Agreement) under the Agreement.

The undersigned represents and warrants to the Seller and each other Buyer as set forth in Section 2 of the Agreement.

The address for notices of the undersigned under the Agreement is as follows:

[Joining Buyer]
[address]
[address]
Facsimile:	[ ]
Attention:	[ ]
E-mail:	[ ]

Defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the      day of             ,         .

[Joining Buyer]

By:
Name:
Title:

Schedule I to

Joinder Agreement

Voting Agreement

(See attached).